Exhibit 99.2

EXECUTION VERSION

CREDIT AGREEMENT

dated as of

June 17, 2014

among

HORIZON PHARMA, INC.,

as Initial Signatory hereto,

The Lenders Party Hereto,

and

CITIBANK, N.A.,

as Administrative Agent and Collateral Agent

CITIGROUP GLOBAL MARKETS INC., and COWEN AND COMPANY, LLC,

as Co-Syndication Agents,

CITIGROUP GLOBAL MARKETS INC., and COWEN AND COMPANY, LLC,

as Co-Documentation Agents

and

CITIGROUP GLOBAL MARKETS INC., and COWEN AND COMPANY, LLC,

as Joint Bookrunners and Joint Lead Arrangers

(continued)

(continued)

(continued)

Page

SCHEDULES:

Schedule 1.01A – Agreed Security Principles
Schedule 1.01B – Existing Investments
Schedule 1.01C – Existing Liens
Schedule 1.01D – Specified Litigation
Schedule 2.01 – Term Loan Commitments
Schedule 3.01 – Subsidiaries
Schedule 3.03 – Certain Existing Indebtedness
Schedule 3.05 – Material Intellectual Property Litigation
Schedule 3.06 – Material Litigation
Schedule 3.07 – Compliance with Laws
Schedule 3.10 – Prohibited Transactions
Schedule 3.13 – Existing Liens to be Released at Closing
Schedule 6.01 – Existing Indebtedness
Schedule 6.07 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption	A-1
Exhibit B – Auction Procedures	B-1
Exhibit C – Form of Solvency Certificate	C-1
Exhibit D – Form of Joinder Agreement	D-1
Exhibit E – Form of Subsidiary Guaranty	E-1
Exhibit F – Form of U.S. Security Agreement	F-1
Exhibit G-1 – Form of U.S. Tax Compliance Certificate	G-1-1
Exhibit G-2 – Form of U.S. Tax Compliance Certificate	G-2-1
Exhibit G-3 – Form of U.S. Tax Compliance Certificate	G-3-1
Exhibit G-4 – Form of U.S. Tax Compliance Certificate	G-4-1
Exhibit H – Form of Irish Qualifying Lender Confirmation	H-1

CREDIT AGREEMENT (this “Agreement”) dated as of June 17, 2014, among HORIZON PHARMA, INC., a Delaware corporation (“Horizon”), the LENDERS from time to time party hereto and CITIBANK, N.A., as Administrative Agent and Collateral Agent, and effective from and after the Closing Date (as defined herein), Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco, Luxco and the U.S. Borrower (each as defined herein).

The parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“ACH Indebtedness” means Indebtedness incurred in the ordinary course of business arising in connection with any automated clearinghouse transfers of funds or other payment processing service.

“Acquisition” means the merger of Acquisition Sub with and into Horizon as provided for in the Acquisition Agreement.

“Acquisition Agreement” means the Transaction Agreement and Plan of Merger dated as of March 18, 2014 among Vidara Holdings, Target, U.S. Borrower, Acquisition Sub and Horizon (including, without limitation, all schedules and exhibits thereto), as the same may be altered, amended, changed, supplemented or with any provision or condition therein waived, in each case so long as all such alterations, amendments, changes, supplements and waivers meet the requirements of Section 4.02(i) (as measured against the Acquisition Agreement as in effect as of the date hereof).

“Acquisition Consideration” means the aggregate consideration to be paid to consummate the Acquisition, exclusive of all fees and expenses.

“Acquisition Documentation” means, collectively, the Acquisition Documents and all schedules, exhibits, annexes and amendments thereto, and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

“Acquisition Documents” means the Acquisition Agreement and any other documents executed or issued, or to be executed or issued, by or on behalf of the Target and/or Horizon in respect of the Acquisition (but excluding the Loan Documents).

“Acquisition Sub” means Hamilton Merger Sub, a Delaware corporation, a Subsidiary of Target, to merge with Horizon on the Closing Date, with Horizon being the surviving entity of such merger. References to Acquisition Sub herein and in the other Loan Documents shall, from and after the Closing Date, mean Horizon.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means Citibank, N.A., in its capacity as administrative agent for the Lenders hereunder. As appropriate, references herein to the Administrative Agent shall include it acting in its capacity as Collateral Agent.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned to such term in Section 9.01(c).

“Agents” has the meaning assigned to such term in Article VIII.

“Agreed Currencies” means (i) Dollars, and (ii) any Foreign Currency agreed to by the Administrative Agent and each of the Lenders of the applicable Class of Loans.

“Agreed Security Principles” means the Agreed Security Principles set forth on Schedule 1.01A. For the avoidance of doubt, the Agreed Security Principles shall only apply to Guarantees proposed to be granted by, assets of, and Equity Interests in, Irish Holdco and the Foreign Subsidiaries; provided that in no event shall the Agreed Security Principles limit or delay the requirement for the execution and delivery of, and maintenance of, the Lux Security Documents and Irish Security Documents required to be executed and delivered on or prior to the Closing Date pursuant to Sections 4.02(a)(iii)-(v) and the taking of other steps as set forth in Sections 4.02(d)(i) and (e); provided, further, that notwithstanding the foregoing, Section (J) of the Agreed Security Principles shall apply to any non-U.S. intellectual property assets of any Loan Parties that are Domestic Subsidiaries.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, (b) the Prime Rate in effect on such day and (c) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1%; provided, that for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Alternative Incremental Facility Indebtedness” means any secured Indebtedness incurred after the Closing Date by the U.S. Borrower, Luxco or any direct or indirect parent company of the U.S. Borrower or Luxco that is a Guarantor or any New Notes Issuer (and may in any case be co-borrowed or co-issued by any Permitted Co-Borrower on a joint and several basis) in the form of one or more series of senior secured notes or loans that are issued or made in lieu of the Incremental Loans; provided that (i) such Indebtedness is secured by all or a portion of the Collateral on a pari passu or junior basis with the Obligations and is not secured by any property or assets of Irish Holdco or any Subsidiary other than the Collateral, (ii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, fundamental change, delisting, asset sale or casualty event and customary acceleration rights after an event of default and provisions permitting holders to convert or exchange such Indebtedness into or for Equity Interests of Irish Holdco (and cash in lieu of fractional shares) or at the option of Irish Holdco or the issuer of such Indebtedness, Equity Interests of Irish Holdco, cash or any combination of the foregoing (provided that any payment of any such cash shall be subject to compliance with the provisions set forth in this agreement, including those set forth in Article VI) (such conversion or exchange provisions, “Permitted Conversion Provisions”)) prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iii) the security agreements and other collateral documents relating to such Indebtedness are substantially similar in form and substance to the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (iv) such Indebtedness is not guaranteed by any of Irish Holdco’s Subsidiaries other than the Loan Parties, (v) a Designated Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement or a Second Lien Intercreditor Agreement, as applicable; provided that if no such intercreditor agreement is then in effect, then Irish Holdco, the Borrowers, the Subsidiary Guarantors, the Administrative Agent and the Designated Representative for such Indebtedness shall have executed and delivered a First Lien Intercreditor Agreement or a Second Lien Intercreditor Agreement, as applicable, (vi) such Indebtedness shall contain covenants and events of default no more restrictive (taken as a whole) to Irish Holdco and its Restricted Subsidiaries and, for the avoidance of doubt, no more favorable (taken as a whole) to the lenders or holders providing such Indebtedness than those contained in this Agreement and (vii) to the extent such Alternative Incremental Facility Indebtedness is comprised of term loans that are secured pari passu with the Obligations, the provisions set forth in Section 2.17(b)(vi) shall apply as if such Alternative Incremental Facility Indebtedness had been incurred as Incremental Term Loans under Section 2.17; provided that notwithstanding the foregoing, the terms and conditions applicable to such Indebtedness may provide for any additional or different covenants or events of default that are applicable only during periods after the Latest Maturity Date that is in effect on the date such Indebtedness is issued, incurred or obtained, include Permitted Conversion Provisions and require the repurchase or repayment upon a change of control, fundamental change, delisting or similar events; provided further that a certificate of a Responsible Officer delivered to the Administrative Agent at least 5 Business Days prior to the incurrence of such Indebtedness (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) stating that Irish Holdco has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Irish Holdco within 3 Business Days (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) of receipt of such certificate that it disagrees with such determination. Alternative Incremental Facility Indebtedness will include any Registered Equivalent Notes issued in exchange therefor.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, for any day, with respect to (a) any Eurocurrency 2014 Term Loan, 8.00% per annum and (b) any ABR 2014 Term Loan, 7.00% per annum, and with respect to any other Loan, as specified in the applicable Extension Amendment (to the extent such Extension Amendment specifies a different rate from the rate then applicable to the Loans being so extended), Incremental Amendment or Refinancing Amendment.

“Applicable Percentage” means, with respect to any Term Lender, a percentage equal to a fraction the numerator of which is the outstanding principal amount of such Lender’s Term Loans and the denominator of which is the aggregate outstanding amount of the Term Loans of all Term Lenders. If the context indicates that the “Applicable Percentage” is to be determined for a relevant Class or Tranche, then only the respective Class or Tranche shall be included as otherwise provided above in determining the relevant Applicable Percentages.

“Applicable Rate” means, for any day, with respect to (a) any Eurocurrency Loan, Adjusted LIBO Rate plus the Applicable Margin and (b) any ABR Loan, the Alternate Base Rate plus the Applicable Margin.

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Asset Sale” means any Disposition (or series of related Dispositions) by Irish Holdco or any Restricted Subsidiary of:

(1) any shares of Equity Interests of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Irish Holdco or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of Irish Holdco or any Restricted Subsidiary; or

(3) any other assets of Irish Holdco or any Restricted Subsidiary outside of the ordinary course of business of Irish Holdco or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above:

(i) a Disposition by a Restricted Subsidiary to Irish Holdco or by Irish Holdco or a Restricted Subsidiary to a Restricted Subsidiary that is a Loan Party and a Disposition by a Restricted Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party;

(ii) for purposes of Section 6.03 only, a Disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) that is not prohibited by Section 6.04 or that constitutes a Permitted Investment;

(iii) a Disposition of all or substantially all the assets of Irish Holdco in accordance with Section 6.11 or any disposition that constitutes a Change of Control pursuant to this Agreement;

(iv) a Disposition of assets with a fair market value of less than or equal to $5,000,000 (as determined in good faith by Irish Holdco) in any single transaction or series of related transactions;

(v) Dispositions of damaged, expired, short-dated, worn-out or obsolete equipment or assets in the ordinary course of business that, in Irish Holdco’s reasonable judgment, are no longer either used or useful in the business of Irish Holdco or its Subsidiaries;

(vi) leases or subleases to third Persons in the ordinary course of business that do not interfere in any material respect with the business of Irish Holdco or any of its Restricted Subsidiaries;

(vii) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(viii) the lease, assignment, sub-lease, license or sub-license of any real or personal property (but excluding intellectual property) in the ordinary course of business;

(ix) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, any issuance or sale by any Restricted Subsidiary of Equity Interests to Irish Holdco or another Restricted Subsidiary that is a Loan Party, and any issuance or sale by any Restricted Subsidiary that is not a Loan Party (and is not a direct, wholly-owned subsidiary of a Loan Party) of Equity Interests to any other Restricted Subsidiary;

(x) foreclosures, condemnation, expropriation or any similar action on assets of Irish Holdco or any of its Restricted Subsidiaries;

(xi) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(xii) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business that does not interfere in any material respect with the business of Irish Holdco or any of its Restricted Subsidiaries;

(xiii) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(xiv) the unwinding, settlement or termination of any obligations under or in respect of any Swap Agreements (including any Permitted Equity Derivatives, Permitted Hedging Obligations and Swap Obligations);

(xv) Dispositions of Investments in joint ventures made in the ordinary course of business or to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(xvi) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of Irish Holdco are not material to the conduct of the business of Irish Holdco and its Restricted Subsidiaries taken as a whole;

(xvii) Dispositions of cash or Cash Equivalents;

(xviii) the creation of a Permitted Lien (but not the sale or other disposition of the property subject to such Lien);

(xix) Dispositions of Equity Interests in any Subsidiary acquired in connection with a Permitted Acquisition prior to the time such Subsidiary becomes a wholly owned Subsidiary, in each case pursuant to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of such Subsidiary, so long as such rights, plans, warrants, options or other securities were not entered into or issued in connection with or in contemplation of such person becoming a Subsidiary; and

(xx) a sale, assignment or other transfer of accounts receivable or other financial assets of the type specified in the definition of “Permitted Receivables Facility” in a Permitted Receivables Facility.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Receivables Indebtedness” means the principal amount of Indebtedness (other than any subordinated Indebtedness owing by a Receivables Entity to a Receivables Seller or a Receivables Seller to another Receivables Seller in connection with the transfer, sale and/or pledge of Permitted Receivables Facility Assets) which (i) if a Permitted Receivables Facility is structured as a secured lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Permitted Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under such Permitted Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement or such other similar agreement.

“Auction Manager” has the meaning assigned to such term in Section 2.20(a).

“Auction Procedures” means the auction procedures with respect to Purchase Offers set forth in Exhibit B hereto.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, and any successor thereto.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means collectively the U.S. Borrower and the Co-Borrowers.

“Borrower Materials” has the meaning assigned to such term in the final paragraph of Section 5.01.

“Borrowing” means Loans of the same Class and Type made on the same date and, in the case of Eurocurrency Loans meeting the foregoing requirements, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the applicable Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or, if such day relates to the payment of any obligation or the performance of any covenant, duty or obligation of a Co-Borrower, Luxembourg or Ireland, as applicable, are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, that, for the avoidance of doubt, any obligations relating to a lease that was accounted for by such Person as an operating lease as of the Closing Date and any similar lease entered into after the Closing Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.

“Cash Equivalents” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within eighteen months from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $250,000,000 (or the foreign currency equivalent as of the date of determination) in the case of non-U.S. banks;

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clauses (a) and (c) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(f) Investments with average maturities of 24 months or less from the date of acquisition in money market funds and similar liquid funds rated AA- (or the equivalent thereof) or better by S&P or Aa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(g) securities issued or fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision (including any municipality) or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least “A” (or A-1, SP1 or other then equivalent grade) by S&P or at least “A1” (or “Prime-1” or MIG-1 or other then equivalent grade) by Moody’s as of the date of acquisition and, in each case, with a maturity of not more than two years from the date of acquisition thereof;

(h) investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (g) above; and

(i) in the case of any Irish Holdco or Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of Irish Holdco or such Foreign Subsidiary for cash management purposes.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof shall be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented and (ii) all reports, notes, guidelines, rules, requests and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Closing Date), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Irish Holdco; (b) the occurrence of a change of control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing (other than Indebtedness subject to repayment on the Closing Date in connection with the Transactions); (c) any of Irish Intermediate Holdco, Irish New Intermediate Holdco, the U.S. Borrower or any Co-Borrower ceasing to be either a direct or indirect wholly-owned subsidiary of Irish Holdco (with all such Equity Interests constituting Collateral); provided that (A) the merger or consolidation of Irish Intermediate Holdco or any Co-Borrower (so long as such Co-Borrower is not then a borrower or co-borrower hereunder) with or into, or the dissolution of any such entity, into another Loan Party shall not constitute a Change of Control and (B) the Disposition of any Co-Borrower (other than Luxco) in a transaction permitted under this Agreement shall not constitute a Change of Control so long as such Co-Borrower is not then a borrower or co-borrower hereunder; (d) the sale or other disposition of all or substantially all of the consolidated assets of Irish Holdco and its Subsidiaries, taken as a whole; or (e) the liquidation or dissolution of any of Irish Holdco, Irish Intermediate Holdco or the Borrowers, to the extent not otherwise expressly permitted hereunder. For the avoidance of doubt, none of the Transactions shall be deemed a Change of Control so long as, after giving effect thereto, clauses (a) through (e) above are complied with.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Loans of a particular Tranche; provided that any Loans within a Tranche having different Maturity Dates, Applicable Margins, repayments or other terms shall be regarded as separate Classes of Loans and Borrowings for purposes of this Agreement, (b) any Commitment, refers to whether such Commitment is a Commitment of a particular Tranche; provided that any Commitments within a Tranche having different Maturity Dates, Applicable Margins, repayments or other terms shall be regarded as separate Classes of Commitments for purposes of this Agreement and (c)

any Lender, refers to whether such Lender is a Lender of a particular Tranche; provided that any Lender holding Loans or Commitments within a Tranche having different Maturity Dates, Applicable Margins, repayments or other terms shall be regarded as a Lender with respect to separate Classes of Loans and/or Commitments (as applicable) for purposes of this Agreement.

“Closing Date” means the date on which the conditions precedent set forth in Section 4.02 shall have been satisfied or waived in accordance with Section 9.02.

“Co-Borrower” means one or more of Luxco, Irish Holdco, Irish New Intermediate Holdco, Irish Opco or the Irish IP Subsidiary as a borrower, or co-borrower, of any Incremental Term Loans hereunder or Other Refinancing Term Loans.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time (unless otherwise provided herein).

“Collateral” means any and all property owned, leased or operated by a Loan Party on which Liens are purported to be granted pursuant to the Collateral Documents as security for the Secured Obligations; provided that Collateral shall exclude Excluded Assets.

“Collateral Agent” means Citibank, N.A., in its capacity as collateral agent for the Secured Parties.

“Collateral Documents” means, collectively, the U.S. Security Agreement, each Irish Security Document, each Lux Security Document, the Mortgages and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, and shall also include, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, intercreditor agreements, pledges, collateral assignments, and financing statements, now, or hereafter executed by Irish Holdco or any of its Restricted Subsidiaries and delivered to the Administrative Agent.

“Commitment” means, with respect to each Lender, the sum of such Lender’s 2014 Term Loan Commitment, Other Refinancing Commitment and Incremental Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Companies Act” means the Companies Act 1963 of Ireland.

“Consolidated EBITDA” means, for any Test Period, Consolidated Net Income plus, without duplication and solely to the extent deducted (and not otherwise excluded) in determining Consolidated Net Income, (i) cash amounts included in Consolidated Interest Expense, (ii) expense for Taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) non-cash expenses, charges or losses reducing Consolidated Net Income (and not otherwise excluded thereunder) during such period (including all reserves taken during such period on account of contingent cash payments that may be required in a future period), (vi) Milestone Payments and Upfront Payments and Deferred Acquisition Consideration (other than ongoing royalty payments) paid or accrued during such period, (vii) any unrealized losses in respect of Swap Agreements (to the extent not added back pursuant to clause (i) above), (viii) any other extraordinary, unusual or non-recurring cash charges or expenses incurred outside of the ordinary course of business and any penalties or charges arising out of early debt extinguishment or prepayment, (ix) the amount of cost savings and synergies, together with any impact on product revenues and prescriptions, projected by Irish Holdco in good faith to be realized as a result of the Transactions, any Permitted Acquisition or any other Investment, in each case within the first four consecutive fiscal quarters following the consummation of such acquisition, calculated as though such cost savings and synergies and impact on revenue and prescriptions had been realized on the first day of such period and net of the amount of actual benefits received during such period from such acquisition; provided, that (A) except with respect to the Transactions, a duly completed certificate signed by a Responsible Officer of Irish Holdco shall be delivered to the Administrative Agent certifying that such cost savings and synergies and impact on revenue and prescriptions are reasonably expected and factually supportable in the good faith judgment of Irish Holdco, (B) no cost savings, synergies or revenue or prescription impact shall be added pursuant to this clause (ix) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA or Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period and (C) the aggregate amount of add backs made pursuant to this clause (ix) for any Test Period shall not exceed an amount equal to 20% of Consolidated EBITDA for such Test Period (without giving effect to any adjustments made pursuant to this definition) (the “Pro Forma Synergies”), (x) cash charges and legal expenses in connection with the litigation relating to RAYOS, LODOTRA, DUEXIS, ACTIMMUNE and VIMOVO disclosed on Schedule 1.01D, in an aggregate amount for such Test Period not to exceed $5,000,000 and (xi) charges comprising increases made to the capitalized charge established on account of expected future royalty payments required to be made in connection with the acquisition of VIMOVO, which capitalized charge is expected to be a one-time adjustment to the amount originally capitalized upon the consummation of the acquisition of VIMOVO, minus, to the extent included in Consolidated Net Income and without duplication, (1) interest income and any unrealized income or gains in respect of Swap Agreements (to the extent not netted against interest expense in the calculation of Consolidated Interest Expense), (2) income tax credits and refunds (to the extent not netted from tax expense), (3) any cash payments made during such period in respect of items described in clause (v) above subsequent to the applicable Test Period in which the relevant non-cash expenses or losses were incurred, and (4) extraordinary, unusual or non-recurring income or gains realized other than in the ordinary course of business, all calculated for Irish Holdco and its Restricted Subsidiaries in accordance with GAAP (to the extent applicable) on a consolidated basis. For the avoidance of doubt, the foregoing additions to, and subtractions from, Consolidated EBITDA shall not give effect to any items attributable to the Unrestricted Subsidiaries. For the purposes of calculating Consolidated EBITDA for any Test Period (i) ending on or prior to June 30, 2015, for any purpose hereunder, Consolidated EBITDA for any such Test Period shall be determined on a “last quarter annualized” basis, as of the last day of such Test Period, and shall be equal to the pro-forma Consolidated EBITDA for such prior fiscal quarter multiplied by four and (ii) if during such Test Period Irish Holdco or any Restricted Subsidiary shall have made any Material Acquisition (including the Acquisition), Material Disposition, converted any Restricted Subsidiary into an Unrestricted Subsidiary, or converted any Unrestricted Subsidiary into a Restricted Subsidiary, Consolidated EBITDA shall be calculated for such Test Period after giving effect thereto on a pro forma basis in accordance with Section 1.04(b) and, if applicable, Section 1.04(c) as if such Material Acquisition, Material Disposition or conversion, and any related incurrence or repayment of Indebtedness, occurred on the first day of such Test Period. If since the beginning of such Test Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Irish Holdco or any Restricted Subsidiary since the beginning of such period but prior to the end of such Test Period) shall have made any Material Acquisition, Material Disposition or such conversions that would have required adjustment pursuant to this definition, then the Consolidated EBITDA shall be calculated on a pro forma basis in accordance with Section 1.04(b) for such period as if such Material Acquisition, Material Disposition or conversion had occurred on the first day of such Test Period.

“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of Irish Holdco and its Restricted Subsidiaries calculated on a consolidated basis for such period with respect to (a) all outstanding Indebtedness of Irish Holdco and its

Restricted Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs and benefits under interest rate Swap Agreements to the extent such net costs and benefits are allocable to such period in accordance with GAAP) and (b) the interest component of all Attributable Receivables Indebtedness of Irish Holdco and its Restricted Subsidiaries for such period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of Irish Holdco and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded:

(a) any income (or loss) of any Person other than Irish Holdco or a Restricted Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to Irish Holdco or any wholly-owned Restricted Subsidiary of Irish Holdco;

(b) solely for the purpose of determining the amount available for Restricted Payments under Sections 6.04(a)(iii)(A), the income of, and any amounts referred to in clause (a) of this proviso paid to, any Subsidiary (other than any Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or other cash distributions by such Subsidiary of that income is not at the time permitted by applicable law or any agreement or instrument applicable to such Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been legally and effectively waived,

(c) the income or loss of, and any amounts referred to in clause (a) of this proviso paid to, any consolidated Subsidiary (other than a Loan Party) that is not wholly-owned by Irish Holdco and/or any Restricted Subsidiary to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary,

(d) any fees and expenses directly incurred or paid during such period in connection with (x) the Transactions, (y) any other Permitted Acquisition and, to the extent permitted hereunder, any Investments (other than Permitted Acquisitions) and Dispositions, and (z) to the extent permitted hereunder, issuances or incurrence of Indebtedness, issuances of Equity Interests or refinancing transactions and modifications of instruments of Indebtedness,

(e) the effects of discontinued operations (including non-recurring income, gains or losses) and any non-cash gains or losses from asset dispositions;

(f) any non-cash amounts included in Consolidated Interest Expense,

(g) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary,

(h) any income (loss) for such period attributable to the early extinguishment of Indebtedness, together with any related provision for Taxes on any such income,

(i) any gain or loss realized as a result of the cumulative effect of a change in accounting principles,

(j) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets or liabilities (including any gains and losses attributable to movement in the mark-

to-market valuation of any convertible indebtedness, any related call options or warrant transactions and any other derivatives and Deferred Acquisition Consideration),

(k) any non-cash charges recorded in respect of intangible assets, including goodwill,

(l) the effect of any purchase allocation accounting adjustments in respect of any acquisition consummated prior to the Closing Date, the Transactions and any acquisition permitted under this Agreement, and the amortization or write-off of any amounts in respect thereof,

(m) restructuring charges or reserves, including write-downs and write-offs, including any one-time costs incurred in connection with the Transactions, Permitted Acquisitions and other Investments and Dispositions and costs related to the closure, consolidation and integration of facilities, information technology infrastructure and legal entities, and severance and retention bonuses, in an aggregate amount for such Test Period not to exceed $5,000,000,

(n) any non-cash foreign translation gains and losses, and

(o) any extraordinary or non-recurring non-cash gains or losses.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of Irish Holdco and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (a) the aggregate Indebtedness of Irish Holdco and its Restricted Subsidiaries that is of a type that would be reflected on a consolidated balance sheet of Irish Holdco prepared as of such time in accordance with GAAP and (b) Indebtedness of the type referred to in clause (a) hereof of another Person guaranteed by Irish Holdco or any of its Restricted Subsidiaries; provided that Consolidated Total Indebtedness shall not include Indebtedness in respect of any letter of credit or bank guaranty, except to the extent of unreimbursed obligations in respect of any drawn letter of credit or bank guaranty. For the avoidance of doubt and notwithstanding anything to the contrary contained above, Consolidated Total Indebtedness includes (x) all Attributable Receivables Indebtedness of Irish Holdco and its Restricted Subsidiaries and (y) all Disqualified Equity Interests of any Restricted Subsidiary.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Affiliate” has the meaning assigned to such term in Section 3.16(a).

“Controlled Foreign Corporation” means any subsidiary of the U.S. Borrower (i) which is a “controlled foreign corporation” within the meaning of Section 957 of the Code or (ii) which has no material assets other than Equity Interests of Persons described in clause (i); provided that, for purposes of this Agreement, no subsidiary of the U.S. Borrower which was not a Controlled Foreign Corporation on the Closing Date (or, if later, on the date U.S. Borrower first acquired (directly or indirectly) Equity Interests representing more than 50% of the voting power or value of such Person) shall constitute a Controlled Foreign Corporation at any time thereafter for purposes hereof.

“Convertible Debt Security” means debt securities or other Indebtedness, the terms of which provide for conversion into, or exchange for, Equity Interests (other than Disqualified Equity Interests) of Irish Holdco, cash in lieu thereof or a combination of Equity Interests and cash in lieu thereof.

“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Loans and Commitments (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt plus unpaid accrued interest and premium (including tender premium) thereon, any committed and undrawn amounts associated with, upfront fees and original issue discount (“OID”) on, and underwriting discounts, fees, commissions and expenses incurred in connection with, such exchanging, extending, renewing, replacing or refinancing Indebtedness, (ii) such Indebtedness has a final maturity date equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, premiums and optional prepayment or redemption terms) are (taken as a whole) no more favorable to the lenders or holders providing such Indebtedness, than those applicable to the Loans or Commitments being refinanced (in each case except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness), Permitted Conversion Provisions and customary provisions requiring the repurchase or repayment upon a fundamental change or change of control or similar events) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, providing a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, and evidence reasonably satisfactory to the Administrative Agent that the Board of Directors of Irish Holdco has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies Irish Holdco within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)) and (iv) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Exposure” means, as to any Lender at any time, an amount equal to the aggregate principal amount of its Loans outstanding at such time.

“Debtor Relief Law” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.23(b), any Lender that (a) has failed to fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent, Horizon and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified Horizon, the Borrowers, and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, Horizon or the Borrowers, to confirm in writing to the Administrative Agent, Horizon and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, Horizon and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23(b)) upon delivery of written notice of such determination to Horizon, the Borrowers and each Lender.

“Deferred Acquisition Consideration” means any purchase price adjustments, royalty, earn-out, Milestone Payments, contingent or other deferred payment payments of a similar nature (including any non-compete payments and consulting payments) made in connection with any Permitted Acquisition or other acquisition permitted under this Agreement.

“Designated Representative” means, with respect to any series of Alternative Incremental Facility Indebtedness, Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Disposition” means a sale, transfer, lease, disposition or exclusive license, including any “Disposition” by means of a merger, consolidation or similar transaction (but excluding licenses that are not Exclusive Licenses). “Dispose” and “Disposed” as to any assets subject to a Disposition shall have a corollary meaning.

“Disposition Consideration” means (a) for any Disposition (other than an Exclusive License), the aggregate fair market value of any assets sold, transferred, leased, licensed or otherwise disposed of and (b) for any Exclusive License, the aggregate cash payment paid to Irish Holdco or any Restricted Subsidiary on or prior to the consummation of the Exclusive License (and which, for the avoidance of doubt, shall not include any royalty, earnout, contingent payment or any other deferred payment that may be payable thereafter).

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(1) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person or of Irish Holdco that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person or of Irish Holdco that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(3) is or may be redeemable (other than solely for Equity Interests in such Person or of Irish Holdco that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is or may be required to be repurchased by such Person or any of its Affiliates (other than, at the option of such Person, solely for Equity Interests in such Person or of Irish Holdco that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that occurs 91 days after the Latest Maturity Date.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Lender” means any Lender which is not a Foreign Lender.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“ECP” means an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Effective Date” means the date on which the conditions precedent set forth in Section 4.01 hereof shall have been satisfied, which date is June 17, 2014.

“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans as reasonably determined by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices, all recurring fees and other fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding (i) any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the Lenders thereunder and (ii) any customary consent fees paid generally to consenting Lenders.

“Eligible Transferee” means an “accredited investor” (as defined in regulation D of the Securities Act) that (x) is not a natural person, (y) is not a Defaulting Lender, in each case at the time of the respective assignment or participation to such Person and (z) has provided any documentation required pursuant to the provisions of Section 2.14.

“Engagement Letter” means that certain engagement letter dated as of March 13, 2014 by and among the Lead Arrangers and Horizon.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, or binding orders, decrees, judgments, injunctions, notices or agreements issued, promulgated or entered into by any Governmental Authority, relating to pollution or protection of the environment, including management or reclamation of natural resources, and the management, Release or threatened Release of any Hazardous Material or to occupational health and safety matters, as such occupational health and safety matters relate to exposure or handling of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, shares (parts sociales) in a Luxembourg private limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that “Equity Interests” shall not include Convertible Debt Securities.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Irish Holdco, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Irish Holdco or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan other than the PBGC premiums due but not delinquent under Section 4007 of ERISA; (e) a determination that any Plan is, or is expected to be considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (f) the receipt by Irish Holdco or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by Irish Holdco or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of Irish Holdco or any of its ERISA Affiliates from any Multiemployer Plan; (h) the receipt by Irish Holdco or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Irish Holdco or any ERISA Affiliate of any notice, concerning the imposition upon Irish Holdco or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (i) the receipt by Irish Holdco or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Irish Holdco or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA; (j) the occurrence of any event which would trigger the full or partial wind up of any occupational pension scheme (within the meaning of section 2 of the Irish Pensions Act 1990 (as amended) (the “Pensions Act”)) sponsored by Irish Holdco or its Subsidiaries (an “Irish Pension Scheme”); (k) the failure by an Irish Pension Scheme to meet the minimum funding standard prescribed by Part IV of the Pensions Act; (l) where any funding proposal (within the meaning of section 49 of the Pensions Act) which has been put in place to address a deficit within an Irish Pension Scheme goes off track (within the meaning of the Irish Pensions Authority’s prescribed guidance under section 49 of the Pensions Act); (m) where a prosecution for an offence is brought under section 3 of the Pensions Act against the sponsoring employer, trustees, administrator or other agent concerning an Irish Pension Scheme or where the Irish Pensions Authority brings proceedings before the Irish High Court concerning an Irish Pension Scheme under Part IX of the Pensions Act; (n) where the Irish Pensions Authority commences an investigation of or appoints an authorised officer over an Irish Pension Scheme in accordance with its powers under Part II of the Pensions Act; (o) where the Irish Pensions Ombudsman either makes a determination against or brings enforcement proceedings against the sponsoring employer, trustees, administrator or other agent concerning an Irish Pension Scheme; (p) where any arbitration proceedings or proceedings before the Irish High Court are initiated relating to a dispute between the sponsoring employer and the trustees and/or members of an Irish Pension Scheme; or (q) the failure by Irish Holdco or its Subsidiaries to remit contributions to an Irish Pension Scheme within the prescribed period set out in section 58A of the Pensions Act or failure by Irish Holdco or its Subsidiaries to pay any other contributions to an Irish Pension Scheme which may be required under contract or otherwise.

“EU” means the European Union.

“Eurocurrency”, means, with respect to any Loan or Borrowing, that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate (other than any ABR Loan or ABR Borrowing).

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Accounts” has the meaning assigned to such term in the U.S. Security Agreement.

“Excluded Assets” means (a) motor vehicles and other equipment subject to a certificate of title statute, (b) leasehold interests in real property (except leasehold interests of the kind described in Section (E)1(y) of the Agreed Security Principles), (c) assets subject to a Lien securing Capital Lease Obligations, Synthetic Lease Obligations or purchase money debt obligations, in each case in favor of a Person other than Irish Holdco and its Subsidiaries and permitted hereunder, if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such assets or creates a right of termination in favor of such Person (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law); provided that such asset (i) will be an Excluded Asset only to the extent and for so long as the prohibition specified above applies or consequences specified above will result and (ii) will cease to be an Excluded Asset and will become subject to the Lien granted under the respective Collateral Document, immediately and automatically, at such time as such prohibition ceases to apply and any such consequences will no longer result, (d) any fee-owned real property with an appraised value of less than $5,000,000, (e) any lease, license, contract, property right or agreement to which any Loan Party is a party or any of its rights or interests thereunder if and only for so long as the grant of a Lien hereunder is prohibited by any law, rule or regulation or will constitute or result in a breach, termination or default, or requires any consent of any Person not obtained, under such lease, license, contract, property right or agreement (other than to the extent that (x) any such applicable law, rule, regulation or term would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law or (y) the respective lease, license, contract, property right or agreement is with, or for the benefit of, Irish Holdco or any of its Subsidiaries and not in any material respect for the benefit of any other party); provided that such lease, license, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result or the consent specified above has not been obtained and will cease to be an Excluded Asset and will become subject to the Lien granted under the respective Collateral

Documents, immediately and automatically, at such time as such consequences will no longer result or any such consent has been obtained, (f) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby (other than to the extent that any such prohibition or restriction would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law), (g) any Excluded Equity Interests, (h) any assets to the extent expressly excluded pursuant to the Agreed Security Principles, (i) any Margin Stock, (j) any applications for trademarks or service marks filed in the United States Patent and Trademark Office (“PTO”), or any successor office thereto pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d), (k) any Excluded Accounts, and (l) any commercial tort claims (as defined in the UCC) below $500,000.

“Excluded Equity Interests” means (a) any portion of the issued and outstanding Equity Interests of a Subsidiary not required to be subject to a perfected lien in favor of the Administrative Agent in accordance with Section 5.09(b), (b) Equity Interests in entities where a Loan Party holds 50% or less of the outstanding Equity Interests of such entity, to the extent a pledge of such Equity Interests is prohibited by the organizational documents, or agreements with the other equity holders, of such entity, (c) Equity Interests in Unrestricted Subsidiaries or Receivables Entities, to the extent a pledge of such Equity Interests is prohibited by the organizational documents, or agreements with other equity holders, of such entity, or the applicable Permitted Receivables Facility Documents, (d) Equity Interests of a Controlled Foreign Corporation with voting power in excess of 65% of the total combined voting power of all classes of Equity Interests of such Controlled Foreign Corporation entitled to vote and (e) any other Equity Interests (or any portion thereof) to the extent expressly excluded pursuant to the Agreed Security Principles.

“Excluded Subsidiary” means (a) any Subsidiary that is prohibited by any applicable law or by any contractual obligation existing on the Closing Date (or, if later, the date of acquisition of such Subsidiary) (provided such contractual obligation was not entered into in contemplation thereof) from guaranteeing the Secured Obligations or any Subsidiary that would require consent, approval, license or authorization of any Governmental Authority in order to guarantee the Senior Credit Obligations unless such consent, approval, license or authorization has been received or can be obtained by the Subsidiary through the use of commercially reasonable efforts (including, without limitation, any consent, approval or authorization required in connection with the White Wash Requirements), (b) any Controlled Foreign Corporation or any subsidiary of a Controlled Foreign Corporation, (c) any Foreign Subsidiary for which the providing of the guarantee under the Guaranty Agreement could reasonably be expected to result in any violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors or managers, (d) any Subsidiary that is not a Wholly Owned Subsidiary of Irish Holdco, (e) any Receivables Entity, (f) any Subsidiary that is not a Material Subsidiary, (g) any Unrestricted Subsidiary, and (h) those Foreign Subsidiaries as to which Irish Holdco and the Administrative Agent shall reasonably determine in writing that the costs of providing a Subsidiary Guaranty by such Subsidiary are excessive in relation to the value to be afforded thereby.

“Excluded Swap Obligation” means, with respect to any Guarantor, (x) as it relates to all or a portion of the Guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to any payments made to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrowers hereunder, (a) income taxes imposed on (or measured by) net income, franchise taxes, and branch profits taxes, in each case imposed on the Administrative Agent, such Lender or such other recipient by the jurisdiction under the laws of which it is organized, or in which it carries on a trade or business or is deemed to be a resident for tax purposes (other than as a result of it having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document), or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) solely with respect to any payment made by or on account of any Loans extended to the U.S. Borrower, in the case of a Lender (other than an assignee pursuant to a request by a Borrower under Section 2.16(b)), any U.S. federal withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.14(a), (c) any Taxes attributable to such Person’s failure to comply with Section 2.14(e), (d) any United States federal withholding tax that is imposed pursuant to FATCA, (e) solely with respect to any payment made by or on account of any Loans extended to a Co-Borrower that is tax resident in the Republic of Ireland, any Irish tax that would not have been imposed (i) if the Lender or Participant, as the case may be, had been an Irish Qualifying Lender but on that date the Lender or Participant, as the case may be, is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender or Participant, as the case may be, under this Agreement in (or in the interpretation, administration or application of) any law or Treaty or any law or published practice or concession of any relevant tax authority or (ii) where the relevant Lender, or Participant, as the case may be, is an Irish Qualifying Lender solely on account of being an Irish Treaty Lender and that Lender or Participant, as the case may be, has not complied with its obligations under clause 2.14(e), and (f) solely with respect to any payment made by or on account of any Loans extended to a Co-Borrower that is organized in Luxembourg, any Luxembourg withholding tax due under (i) the amended European Council Directive 2003/45/EC of 3 June 2003 on taxation of savings income in the form of interest payments (the “EU Savings Directive”) as transposed into Luxembourg law by the law dated 21 June 2005 implementing the EU Savings Directive and several bilateral agreements concluded with certain dependent or associated territories of the European Union or (ii) the so-called Luxembourg Relibi Law dated 23 December 2005 by the Grand-Duchy of Luxembourg.

“Exclusive License” means with respect to any drug or pharmaceutical product, any license to develop, commercialize, sell, market and promote such drug or pharmaceutical product with a term greater than five (5) years (unless terminable prior to such time without material penalty or premium by Irish Holdco or the applicable Restricted Subsidiary) and which provides for exclusive rights to develop, commercialize, sell, market and promote such drug or product within the United States; provided that an “Exclusive License” shall not include (a) any license to distribute any such drug or product on an exclusive basis within any particular geographic region or territory, (b) any licenses, which may be exclusive, to manufacture any such drug or product, and (c) any license to manufacture, use, offer for sale or sell any authorized generic version of such drug or product.

“Executive Order” has the meaning assigned to such term in Section 3.16.

“Extended Loan” shall have the meaning given to such term in Section 2.19(a)(ii).

“Extended Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.19, to make Extended Loans to the U.S. Borrower.

“Extension” shall have the meaning given to such term in Section 2.19(a).

“Extension Amendment” means any amendment entered into pursuant to Section 2.19(c).

“Extension Offer” shall have the meaning given to such term in Section 2.19(a).

“FATCA” means (i) Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, (ii) any agreements entered into pursuant to Section 1471(b)(1) of the Code and (iii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing.

“FDA” means the Food and Drug Administration.

“FDCA” means the Food, Drug, and Cosmetic Act, as amended from time to time.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Horizon (prior to the consummation of the Acquisition) and Irish Holdco (from and after the consummation of the Acquisition).

“First Lien Intercreditor Agreement” means a “pari passu” Intercreditor Agreement, among the Administrative Agent and one or more Designated Representatives for holders of Alternative Incremental Facility Indebtedness or Permitted Pari Passu Secured Refinancing Debt, which shall provide that the Collateral Agent shall be the party to exercise, at the direction of the holders of not less than a majority of such outstanding applicable first lien obligations, any remedies in respect of the Collateral; provided that any first lien obligations constituting secured notes may, at the discretion of the holders of such secured notes or Designated Representatives thereof, be excluded from the determination of such majority outstanding applicable first lien obligations.

“First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (i) Consolidated Total Indebtedness secured on a first lien basis, net of Unrestricted Cash, as of the last day of such Test Period, to (ii) Consolidated EBITDA for such Test Period.

“Foreign Assets” means (a) assets owned by the Foreign Loan Parties, (b) Foreign Intellectual Property, (c) Equity Interests issued by Foreign Loan Parties or other Persons that are not organized under the laws of a jurisdiction located in the United States of America, and (d) assets located in jurisdictions outside the United States of America.

“Foreign Assets Control Regulations” has the meaning assigned to such term in Section 3.16.

“Foreign Intellectual Property” means (x) intellectual property owned by the Foreign Loan Parties or (y) any non-U.S. intellectual property of any Loan Parties that are Domestic Subsidiaries, in each case which is material to the carrying out of the business of Irish Holdco or any of its Subsidiaries, taken as a whole.

“Foreign Lender” means any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Foreign Loan Parties” means Irish Holdco, Luxco and each Foreign Subsidiary that is a Subsidiary Guarantor (including, without limitation, Irish Finco).

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (a) the stated or determinable amount of the primary payment obligation in respect of which such Guarantee is made and (b) the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee (or as set forth in Section 10.08 hereto, as applicable), unless such primary payment obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of the Guarantee shall be such guaranteeing Person’s maximum reasonably possible liability in respect thereof as reasonably determined by Irish Holdco in good faith.

“Guarantor” means Irish Holdco and the Subsidiary Guarantors.

“Guaranty” means the Subsidiary Guaranty and the Guarantee set forth in Article X.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of similar nature regulated pursuant to any, or which may give rise to liability under, Environmental Law.

“Horizon” has the meaning assigned to such term in the preamble to this Agreement.

“Horizon Convertible Notes” means the 5.0% convertible senior notes due 2018 issued by Horizon.

“Horizon Pharma” means Horizon Pharma USA, Inc., a Delaware corporation.

“Incremental Amendment” means an Incremental Amendment among the applicable Borrowers, the Administrative Agent and one or more Incremental Term Lenders and/or Incremental Revolving Lenders, as applicable, entered into pursuant to Section 2.17.

“Incremental Commitment” means the Incremental Term Loan Commitment and the Incremental Revolving Commitment.

“Incremental Lender” means an Incremental Term Lender or an Incremental Revolving Lender.

“Incremental Loans” means the Incremental Term Loans and the Incremental Revolving Loans.

“Incremental Revolving Commitment” means the commitment of any Lender, established pursuant to Section 2.17, to make Incremental Revolving Loans to the U.S. Borrower and/or the Co-Borrowers.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loans” means revolving loans made by one or more lenders to the U.S. Borrower and/or the Co-Borrowers pursuant to Section 2.17.

“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.17, to make Incremental Term Loans to the U.S. Borrower and/or the Co-Borrowers.

“Incremental Term Loans” means Term Loans made by one or more Lenders to the U.S. Borrower and/or the Co-Borrowers pursuant to Section 2.17. Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.17 and provided for in the relevant Incremental Amendment, Other Term Loans.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable and accrued expenses arising in the ordinary course of business and licenses entered into in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (including payments or other arrangements representing acquisition consideration, in each case entered into in connection with an acquisition, but excluding (i) accounts payable not more than 90 days overdue incurred in the ordinary course of business, (ii) deferred compensation and severance, pension, health and welfare retirement and equivalent benefits to current or former employees, directors or managers of such Person and its Subsidiaries, and (iii) any Deferred Acquisition Consideration), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that, if such Person has not assumed or otherwise become liable in respect of such Indebtedness, such obligations shall be deemed to be in an amount equal to the lesser of (i) the amount of such Indebtedness and (ii) fair market value of such property at the time of determination (in Irish Holdco’s good faith estimate), (i) all Guarantees by such Person of Indebtedness of others, (j) all Attributable Receivables Indebtedness of such Person and (k) all Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes imposed on or with respect to any payments made by or on account of any obligation of any Loan Party under any Loan Document other than (i) Excluded Taxes and (ii) Other Taxes.

“Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) any voluntary or involuntary case or proceeding under any Debtor Relief Law with respect to any such Person, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, examinership, administration or other similar case or proceeding or private or judicial foreclosure with respect to any such Person or with respect to all or any material portion of its assets, (c) any liquidation, dissolution, reorganization or winding up of any such Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of all or any material part of the assets and liabilities of any such Person. In addition, in respect of Luxco, “Insolvency or Liquidation Proceeding” shall also mean a Luxembourg Insolvency Event.

“Intercompany Closing Date Loans” means (1) one or more intercompany loans made by Irish Holdco to Borrower (either directly or via one or more Subsidiary Guarantors as specified in the Reorganization Steps or that are otherwise acceptable to the Administrative Agent) and (2) any other loans made on the Closing Date by one or more Loan Parties to one or more other Loan Parties, all of which shall conform to the Reorganization Steps or otherwise be required to be reasonably satisfactory to the Administrative Agent; provided that (i) all Intercompany Closing Date Loans shall be unsecured and subordinated to the Secured Obligations, (ii) each such Intercompany Closing Date Loan is evidenced by a promissory note from the respective borrower thereof and shall be payable to (and at all times owned by) a Loan Party, (iii) each such promissory note is delivered and pledged to the Collateral Agent pursuant to the Collateral Documents and (iv) such promissory note (and any related documentation) is in form and substance reasonably satisfactory to the Administrative Agent (it being understood that such promissory note may be in the form of a global intercompany note executed by the Loan Parties).

“Intercreditor Agreement” means one or more intercreditor agreements, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent, entered into with the holders of any Indebtedness or any Designated Representative thereof, that is to be secured on an equal and ratable basis with, or on a junior priority basis to, the Secured Obligations.

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and the applicable Maturity Date and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the applicable Maturity Date.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if acceptable to all Lenders, twelve months thereafter), as the applicable Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Irish Holdco or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, Irish Holdco will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Irish Holdco’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the penultimate paragraph of Section 6.04. The acquisition by Irish Holdco or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by Irish Holdco or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the penultimate paragraph of Section 6.04. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Irish Debenture” means that certain Irish law debenture (including any and all supplements thereto) in the form to be agreed between the Loan Parties and the Collateral Agent (each acting reasonably and in good faith) and in compliance with the Agreed Securities Principles, dated as of the Closing Date (or such earlier date as executed by the parties thereto), among Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco, Irish IP Subsidiary, Irish Finco and each other Subsidiary Guarantor that is incorporated under the laws of the Republic of Ireland and the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, which, for the avoidance of doubt, will include equitable charges over shares in Irish Intermediate Holdco, Irish New Intermediate Holdco, Irish IP Subsidiary and each other Subsidiary incorporated under the laws of the Republic of Ireland that is directly owned by any Loan Party that is a charger pursuant to the Irish Debenture.

“Irish Finco” means Horizon Pharma Finance Limited, a company duly incorporated under the laws of the Republic of Ireland (Registered Number 543528).

“Irish Holdco” means Vidara Therapeutics International Ltd., a company duly incorporated under the laws of the Republic of Ireland (Registered Number 507678). In connection with the Reorganization and prior to the Closing Date, Irish Holdco shall convert to an Irish public limited company and after the Closing Date, Irish Holdco is expected to change its name to “Horizon Pharma plc”.

“Irish Intermediate Holdco” means Luteus Capital Limited, a company duly incorporated under the laws of the Republic of Ireland (Registered Number 540656).

“Irish IP Subsidiary” means Aravid Limited, a company duly incorporated under the laws of the Republic of Ireland (Registered Number 541061).

“Irish New Intermediate Holdco” means a company to be duly incorporated under the laws of the Republic of Ireland as contemplated by the Reorganization Steps.

“Irish Opco” means Vidara Therapeutics Research Limited, a company duly incorporated under the laws of the Republic of Ireland (Registered Number 376554).

“Irish Pension Scheme” has the meaning assigned to such term in the definition of “ERISA Event”.

“Irish Qualifying Lender” means a Lender or Participant, as the case may be, that is beneficially entitled to interest in respect of a Loan advanced to a Co-Borrower that is tax resident in the Republic of Ireland under this Agreement and is:

(1) licensed pursuant to section 9 of the Central Bank Act 1971 to carry on banking business in Ireland and whose facility office is located in Ireland and is carrying on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) of the TCA; or

(2) a building society within the meaning of Section 256(1) of the TCA whose facility office is located in Ireland and is carrying on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) of the TCA; or

(3) an authorized credit institution under the terms of Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 and Regulation (EU) No 575/2013 that has duly established a branch in Ireland or has made all necessary notifications to its home state competent authorities required thereunder in relation to its intention to carry on banking business in Ireland and such financial institution carries on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) of the TCA and has its facility office located in Ireland; or

(4)

(a) a company (within the meaning of Section 246(1) of the TCA) that is resident for the purposes of tax (residence for these purposes to be determined in accordance with the laws of the territory of which the Lender or Participant, as the case may be, claims to be resident) in a member state of the European Communities (other than Ireland) or in a territory with which Ireland has concluded a Treaty where that member state or territory imposes a tax that generally applies to interest receivable in that member state or territory by companies from sources outside that member state or territory; or

(b) a company (within the meaning of Section 246(1) of the TCA) where interest payable in respect of an advance:

(A) is exempted from the charge to income tax under a Treaty that is in effect by virtue of the procedures set out in Section 826(1) of the TCA; or

(B) would be exempted from the charge to income tax under a Treaty if such Treaty was in effect by virtue of the procedures set out in Section 826(1) of the TCA but such Treaty is not in effect at the date the interest is paid;

(c) a corporation established in the United States of America and subject to U.S. federal income tax on its worldwide income; or

(d) a limited liability company (“LLC”) established in the United States of America, provided that the ultimate recipients of the interest for Irish tax purposes would, if they were themselves Lenders, be Irish Qualifying Lenders within the meaning of paragraph (4)(a) or (4)(b) or (4)(c) of the definition and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes;

provided that in each case at (a), (b), (c) or (d) the Lender or Participant, as the case may be, is not carrying on a trade or business in Ireland through an agency or branch with which the interest payment is connected; or

(5) an Irish Treaty Lender; or

(6) any person to whom Borrowers will, subject to procedural formalities, be authorized by the Revenue Commissioners to make payments of interest on a Loan without deduction of tax pursuant to the provisions of Section 246(3)(d) of the TCA; or

(7) a company (within the meaning of Section 4 of the TCA):

(a) which advances money in the ordinary course of a trade which includes the lending of money; and

(b) in whose hands any interest payable in respect of money so advanced is taken into account in computing the trading income of the company for Irish corporation tax purposes; and

(c) which has complied with all of the provisions of Section 246(5)(a) of the TCA including making the appropriate notifications thereunder to the Borrower and the Revenue Commissioners; or

(8) a qualifying company within the meaning of Section 110 of the TCA; or

(9) an investment undertaking within the meaning of Section 739B of the TCA.

“Irish Qualifying Lender Confirmation” has the meaning set forth in Section 2.14(h).

“Irish Security Documents” means the Irish Debenture, the Irish Share Charges and any other pledge or security agreement governed by the laws of the Republic of Ireland entered into after the Closing Date by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person.

“Irish Share Charges” means each certain Irish law charge (including any and all supplements thereto) over the shares of Irish Finco, and each other Subsidiary incorporated under the laws of the Republic of Ireland that is directly owned by any Loan Party which is not a charger under the Irish Debenture, in each case in the form to be agreed between the Loan Parties and the Collateral Agent (each acting reasonably and in good faith) and in compliance with the Agreed Security Principles, dated as of the Closing Date (or such earlier date as executed by the parties thereto), between the applicable pledger thereof and the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties.

“Irish Treaty Lender” means, subject to the completion of procedural formalities, a Lender or Participant, as the case may be, that is a resident of an Irish Treaty State for the purposes of a double taxation agreement and that does not carry on a business in Ireland through a permanent establishment with which a Loan under this Agreement is effectively connected.

“Irish Treaty State” means a jurisdiction that has a double taxation agreement with Ireland (a “Treaty”) that is in effect and makes provision for full exemption from withholding tax imposed by Ireland on interest.

“Joinder Agreement” has the meaning assigned to such term in Section 9.06.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Other Refinancing Loan, any Other Refinancing Commitment, any Other Term Loan, any Extended Loan, any Extended Loan Commitment, any Incremental Loan or any Incremental Commitment in each case as extended in accordance with this Agreement from time to time.

“Lead Arrangers” means Citigroup Global Markets Inc. and Cowen and Company, LLC.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.17, Section 2.21 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, for any Interest Period , the greater of (i) 1.00% per annum and (ii) the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period, as the rate for deposits in Dollars in the London interbank market with a maturity comparable to such Interest Period. In the event that the LIBO Rate is not available at such time for any reason, then the LIBO Rate shall be determined by reference to such other publicly available service displaying interest rates applicable to deposits in Dollars in the London interbank market as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which deposits in Dollars in reasonable market size and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, license, pledge, hypothecation, encumbrance, assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that any precautionary UCC financing statements or similar filings (including any filing of a UCC financing statement or other filing with a Governmental Authority in respect of an operating lease or a consignment) and any filings with any Governmental Authority in respect of any license (other than an Exclusive License) shall not constitute Liens to the extent that such operating lease, consignment or license to which the filings relate are otherwise Permitted Liens hereunder.

“Limited Condition Acquisition” means any Permitted Acquisition which Irish Holdco or any of its Restricted Subsidiaries is contractually committed to consummate, which commitment is not conditioned on the availability of, or on obtaining, third party financing.

“Liquidity” means, at any time the same is to be determined, the aggregate amount of Unrestricted Cash described in clause (a)(i) of the definition thereof held by Irish Holdco and its Restricted Subsidiaries.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to Section 2.07(e) of this Agreement, the Collateral Documents, the Subsidiary Guaranty, the Joinder Agreement, any Incremental Amendment, Extension Amendment or Refinancing Amendment, and any intercreditor agreements and subordination agreements, and all written notices and certificates executed and/or delivered to the Administrative Agent pursuant to this Agreement. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, Irish Holdco, the Borrowers and the Subsidiary Guarantors; provided that prior to the Closing Date, the sole Loan Party shall be Horizon.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Luxco” means Horizon Pharma Finance S.à r.l., a société à responsabilité limitée (private limited liability company) incorporated under the laws of Luxembourg, having its registered office at 19, rue de Bitbourg, L-1273 Luxembourg, and registered with the Luxembourg Register of Commerce and Companies under number B 186.460.

“Lux Security Documents” means the following Luxembourg law governed agreements: (a) a share pledge agreement made between Irish Intermediate Holdco, as pledgor and the Collateral Agent over, inter alia, 100% of the pledgor’s shares in Luxco (the “Lux Share Pledge Agreement”), and

(b) an account pledge agreement made between Luxco, as pledgor and the Collateral Agent over the present and future Luxembourg bank accounts of Luxco.

“Lux Share Pledge Agreement” has the meaning assigned to such term in the definition of Lux Security Documents.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Companies Register” means the Luxembourg Register of Commerce and Companies.

“Luxembourg Guarantor” has the meaning assigned to such term in Section 10.08.

“Luxembourg Insolvency Event” means, in relation to Luxco, any entity incorporated or existing under the laws of Luxembourg or any of their assets, any corporate action, legal proceedings or other procedure or step in relation to bankruptcy (faillite), insolvency, judicial or voluntary liquidation (liquidation judiciaire ou volontaire), composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (action paulienne), general settlement with creditors, the appointment of a juge délégué, a commissaire, a juge-commissaire, a mandataire ad hoc, an administrateur provisoire, a liquidateur or a curateur reorganization or similar laws affecting the rights of creditors generally.

“Majority in Interest” means, at any time, in the case of the Lenders, Lenders holding outstanding Loans representing more than 50% of all Loans outstanding at such time. If the context indicates that the “Majority in Interest” is to be determined for a relevant Class or Tranche, then only the respective Class or Tranche shall be included as otherwise provided above in determining the applicable Majority in Interest.

“Make-Whole Amount” means, with respect to any 2014 Term Loans as of any date of determination, the greater of (a) 4.0% of the aggregate principal amount of such Loans and (b) the excess of (x) the present value on such date of determination of (1) the aggregate principal amount of such Loans plus (2) 4.0% of the aggregate principal amount of such Loans plus (3) accrued and unpaid interest as of the date of determination and all interest payments that would be required under this Agreement on such Loans from the date of determination through the second anniversary of the Closing Date (assuming an interest rate equal to the weighted average Applicable Rate applicable to Loans in effect as of such date of determination) computed using a discount rate equal to the Treasury Rate as of such date of determination plus 50 basis points, over (y) the aggregate principal amount of such Loans.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Board.

“Material Acquisition” means any Permitted Acquisition that involves the payment of Permitted Acquisition Consideration by Irish Holdco and its Restricted Subsidiaries in excess of $20,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of Irish Holdco and the Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any and all other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Disposition” means any Asset Sale that involves payment of Disposition Consideration to Irish Holdco or any of its Restricted Subsidiaries in excess of $20,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements (excluding Permitted Equity Derivatives that do not give rise to any cash payment obligations), of any one or more of Irish Holdco and its Restricted Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Irish Holdco or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Irish Holdco or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means each Restricted Subsidiary (i) which, as of the most recent fiscal quarter of Irish Holdco, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than five percent (5%) of Irish Holdco’s Consolidated EBITDA for such period or (ii) which contributed greater than five percent (5%) of Irish Holdco’s Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Restricted Subsidiaries that are not Material Subsidiaries exceeds ten percent (10%) of Consolidated EBITDA of Irish Holdco and its Restricted Subsidiaries for any such period or ten percent (10%) of Consolidated Total Assets of Irish Holdco and its Restricted Subsidiaries as of the end of any such fiscal quarter, Irish Holdco (or, in the event Irish Holdco has failed to do so within forty-five (45) days, the Administrative Agent) shall designate sufficient Restricted Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Restricted Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. Notwithstanding anything to the contrary contained herein, each of the U.S. Borrower, each Co-Borrower, any Permitted Co-Borrower and any New Notes Issuer shall be deemed at all times to be Material Subsidiaries.

“Maturity Date” means (i) with respect to the 2014 Term Loans that have not been extended pursuant to Section 2.19, the date occurring five years after the Closing Date and (ii) with respect to any other tranche of Loans (including any Incremental Loans, Extended Loans, and Other Refinancing Loans), the maturity dates specified therefor in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.

“Milestone Payments” means payments made in connection with any Permitted Acquisition or other acquisition (including any license or the acquisition of any license) of any rights in respect of any drug or other pharmaceutical product (and any related property or assets) to sellers (or licensors) of the assets or Equity Interests acquired (or licensed) therein based on the achievement of specified revenue, profit or other performance targets (financial or otherwise).

“Minimum Extension Condition” shall have the meaning given to such term in Section 2.19(b).

“Minimum Tranche Amount” shall have the meaning given to such term in Section 2.19(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means each mortgage, charge, deed of trust or other agreement which conveys or evidences a Lien in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto.

“Mortgage Instruments” means such title reports, title insurance, flood certifications and flood insurance, opinions of counsel, surveys, appraisals and environmental reports and other similar information and related certifications as are customary for the jurisdiction of the applicable real property and requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest and royalty payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a Sale and Leaseback Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer); provided that on the date on which such reserve is no longer required to be maintained, the remaining amount of such reserve shall then be deemed to be Net Proceeds.

“New Loan Party” has the meaning assigned to such term in Section 5.09(a).

“New Notes Issuer” means, with respect to any incurrence of Indebtedness in the form of debt securities permitted hereunder, a newly-formed (at the time it first becomes a New Notes Issuer or Permitted Co-Borrower) entity which is a wholly-owned direct subsidiary of Irish Holdco, so long as such entity (x) is and continues to be at all times thereafter a Subsidiary Guarantor and (y) owns no substantial assets (other than unsecured intercompany notes received by it from Irish Holdco or one or more of its Restricted Subsidiaries that are Loan Parties in connection with unsecured loans made by the New Notes Issuer with proceeds of the Indebtedness incurred by it) and owns no Equity Interests in any other Persons. At the option of the U.S. Borrower, a New Notes Issuer which also meets the requirements of the definition of “Permitted Co-Borrower” contained herein may constitute both a New Notes Issuer and a Permitted Co-Borrower.

“Non-U.S. Plan” means any plan, fund or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States of America by Irish Holdco or any one or more of its Subsidiaries primarily for the benefit of employees of Irish Holdco or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of Irish Holdco, the Borrowers and the other Loan Parties to any of the Lenders, the Administrative Agent, the Collateral Agent or any indemnified party, individually or collectively, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or other instruments at any time evidencing any thereof.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Refinancing Commitments” means the Other Refinancing Term Commitments and the Other Refinancing Revolving Commitments.

“Other Refinancing Loans” means the Other Refinancing Term Loans and the Other Refinancing Revolving Loans.

“Other Refinancing Revolving Commitments” means one or more Classes of Revolving Commitments hereunder that result from a Refinancing Amendment.

“Other Refinancing Revolving Loans” means the revolving loans made pursuant to any Other Refinancing Revolving Commitment.

“Other Refinancing Term Commitments” means one or more Classes of Term Loan Commitments hereunder that result from a Refinancing Amendment.

“Other Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Other Taxes” means any and all present or future stamp, court, or documentary Taxes or any other excise or property Taxes, charges or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, other than Luxembourg registration duties (droits d’enregistrement) payable due to a registration, submission or filing by the Administrative Agent or a Lender of any Loan Document, except if such registration, submission or filing is required to maintain, establish, enforce or preserve the rights of the Administrative Agent or a Lender under such Loan Document.

“Other Term Loans” has the meaning set forth in Section 2.17(a).

“Participant” has the meaning set forth in Section 9.04(c)(i).

“Participant Register” has the meaning set forth in Section 9.04(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means the purchase or other acquisition by Irish Holdco or any Restricted Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of), any Person, or any Exclusive License of rights to a drug or other product line, in a single transaction or a series of related transactions if (a) (i) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person (including each subsidiary of such Person to the extent such subsidiary was wholly-owned by such Person immediately prior to the purchase or acquisition), upon the consummation of such purchase or acquisition, will be a wholly-owned Restricted Subsidiary (including as a result of a merger or consolidation or amalgamation between Irish Holdco or any Restricted Subsidiary and such Person, with, in the case of a merger or consolidation or amalgamation involving Irish Holdco or a Borrower with Irish Holdco or the applicable Borrower (as the case may be) being the surviving entity) or (ii) in the case of any purchase, license or other acquisition of other assets, such assets will be owned and/or licensed by Irish Holdco or a wholly-owned Restricted Subsidiary; (b) the business of such Person, or the business conducted with such assets, as the case may be, constitutes a Permitted Business; and (c) at the time of and immediately after giving effect (including pro forma effect) to any such purchase, license or other acquisition (or, in the case of a Limited Condition Acquisition, as of the date the definitive agreements for such Limited Condition Acquisition are entered into), no Default shall have occurred and be continuing.

“Permitted Acquisition Consideration” means the sum of the cash purchase price for any Permitted Acquisition payable at or prior to the closing date of such Permitted Acquisition (and which, for the avoidance of doubt, shall not include any Deferred Acquisition Consideration) plus the aggregate principal amount of Indebtedness assumed on such date in connection with such Permitted Acquisition.

“Permitted Business” means the business and any services, activities or businesses incidental, or reasonably related or complementary or similar to, any line of business engaged in by Irish Holdco and its Subsidiaries as of the Closing Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Co-Borrower” means, with respect to any incurrence of Indebtedness (or issuance of notes) permitted hereunder, (a) Luxco or (b) a newly-formed (at the time it first becomes a Permitted Co-Borrower or New Notes Issuer) wholly-owned Restricted Subsidiary, so long as such entity (x) is and continues to be at all times thereafter a Subsidiary Guarantor and (y) owns no substantial assets (other than unsecured intercompany notes received by it from Irish Holdco or one or more of its Restricted Subsidiaries that are Loan Parties in connection with unsecured loans made by such Permitted Co-Borrower with proceeds of the Indebtedness incurred by it) and owns no Equity Interests in any other Persons. At the option of the U.S. Borrower, a Permitted Co-Borrower which meets the requirements of the definition of “New Notes Issuer” contained herein may constitute both a Permitted Co-Borrower and a New Notes Issuer.

“Permitted Debt” has the meaning set forth in Section 6.01(b).

“Permitted Equity Derivatives” means (a) those certain call option transactions dated as of November 19, 2013 between Horizon and Deutsche Bank AG, London Branch or Société Générale, including any Swap Agreements executed in connection therewith (or deemed executed therewith), as amended, supplemented or otherwise modified, and (b) any forward purchase, accelerated share purchase or other equity derivative transactions relating to the Equity Securities of Irish Holdco entered into by Irish Holdco or any Restricted Subsidiary provided that any Restricted Payment made in connection with such transaction is permitted pursuant to Section 6.04, including any Swap Agreements executed in connection therewith (or deemed executed therewith).

“Permitted Hedging Obligations” means obligations of Irish Holdco or any Restricted Subsidiary in respect of Swap Agreements entered into (i) to hedge or mitigate risks to which Irish Holdco or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of Irish Holdco or any of its Restricted Subsidiaries but excluding Convertible Debt) or (ii) in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Irish Holdco or any Restricted Subsidiary.

“Permitted Investments” means:

(1) the Acquisition and Investments contemplated by the Reorganization;

(2) any Investment in Irish Holdco or in a Restricted Subsidiary; provided that such Investments made by the Loan Parties pursuant to this clause (2) in entities that are not Loan Parties (or that will not become Loan Parties within the time periods specified in Section 5.09), when combined with all such Investments by the Loan Parties in non-Loan Parties made pursuant to clause (4) hereof, shall not exceed, in the aggregate, $25,000,000 at any time outstanding;

(3) any Investment in cash and Cash Equivalents;

(4) any Investment by Irish Holdco or any Restricted Subsidiary in a Person, if as a result of such Investment: (a) such Person becomes a Restricted Subsidiary; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Irish Holdco or a Restricted Subsidiary; provided that such Investments made by the Loan Parties pursuant to this clause (4) in entities that are not Loan Parties, when combined with all such Investments by the Loan Parties in non-Loan Parties made pursuant to clause (2) hereof, shall not exceed, in the aggregate, $25,000,000 at any time outstanding;

(5) any Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with Section 6.03 or (ii) a Disposition of assets not constituting an Asset Sale;

(6) any Investments to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Equity Interests) of Irish Holdco or any of its direct or indirect parent companies;

(7) any Investments received in settlement, satisfaction, compromise or resolution of (A) obligations of trade creditors or customers or other debts that were incurred in the ordinary course of business of Irish Holdco or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) judgments, litigation, arbitration or other disputes;

(8) Investments represented by Swap Obligations, Permitted Hedging Obligations and Permitted Equity Derivatives;

(9) loans or advances, and guarantees of such loans and advances, to officers, directors, consultants, employees, customers and suppliers of Irish Holdco, any of its Subsidiaries or any of Irish Holdco’s direct or indirect parent companies in the ordinary course of business in the aggregate amount outstanding at any one time not to exceed $5,000,000;

(10) Permitted Acquisitions; provided that (i) except as specified in clause (ii) below, not more than $100,000,000 in Permitted Acquisition Consideration may be paid in the aggregate in respect of all such Permitted Acquisitions and (ii) with respect to any Permitted Acquisition, as of the date of such Permitted Acquisition (or, in the case of a Limited Condition Acquisition, as of the date the definitive agreements for such Limited Condition Acquisition are entered into), if Consolidated EBITDA for the most recently ended Test Period prior to such date, calculated both immediately before and immediately after giving effect (including pro forma effect) to such Permitted Acquisition in accordance with Section 1.04(b) and, if applicable, Section 1.04(c), is equal to or greater than $70,000,000, the cap set forth in clause (i) above shall not be applicable so long as the Total Net Leverage Ratio, as of the date of such Permitted Acquisition (or, in the case of a Limited Condition Acquisition, as of the date the definitive agreements for such Limited Condition Acquisition are entered into), calculated both immediately before and immediately after giving effect (including pro forma effect) to such Permitted Acquisition in accordance with Section 1.04(b) and, if applicable, Section 1.04(c), shall be less than 5.50:1.00;

(11) any guarantee of Indebtedness permitted to be incurred by Section 6.01 and performance guarantees provided in the ordinary course of business;

(12) any Investment existing on, or made pursuant to binding commitments existing on, the date hereof and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date hereof, in each case, as set forth on Schedule 1.01B; provided, that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date hereof or (b) as otherwise permitted under this Agreement;

(13) Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary; provided such Investment was not made in connection with or in anticipation of such Person becoming a Restricted Subsidiary and, to the extent in an amount not greater than such Investment as existing on the date such Person became a Restricted Subsidiary, any modification, replacement, renewal or extension thereof;

(14) Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties;

(15) receivables owing to Irish Holdco or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, that such trade terms may include such concessionary trade terms as Irish Holdco or any such Restricted Subsidiary deems reasonable under the circumstances;

(16) advances, loans or extensions of trade or other credit (including to officers, directors, consultants and employees of Irish Holdco, its Subsidiaries or its direct and indirect parent companies) in the ordinary course of business by Irish Holdco or any of its Restricted Subsidiaries;

(17) Deposits consisting of advances made in connection with the incurrence of Permitted Liens;

(18) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(19) Investments among Irish Holdco and its Subsidiaries in the ordinary course of business for purposes of funding the working capital and maintenance capital expenditure requirements and research and development activities of Irish Holdco and its Subsidiaries;

(20) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(21) any customary upfront, milestone, marketing or other funding payment in the ordinary course of business to another Person in connection with obtaining a right to receive royalty or other payments in the future;

(22) joint ventures or strategic alliances in the ordinary course of business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, but in no event consisting of cash investments;

(23) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (23) that are at the time outstanding, not to exceed $25,000,000; and

(24) Investments in any Person in connection with a Permitted Receivables Facility; provided, that such Investment is in the form of a purchase money note, contribution of additional receivables or any equity interest.

“Permitted Junior Secured Refinancing Debt” means any secured Indebtedness incurred after the Closing Date by the U.S. Borrower, Luxco or any direct or indirect parent company of the U.S. Borrower or Luxco that is a Guarantor or any New Notes Issuer (and may in any case be co-borrowed or co-issued by any Permitted Co-Borrower on a joint and several basis) in the form of one or more series of second-lien secured notes or second-lien secured loans; provided that (i) such Indebtedness is secured by all or a portion of the Collateral on a second-priority basis with the Obligations and is not secured by any property or assets of Irish Holdco or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, fundamental change, delisting, asset sale or casualty event and customary acceleration rights after an event of default, in each case subject to and after giving effect to such offers and rights under this Agreement and Permitted Conversion Provisions) prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any of Irish Holdco’s Subsidiaries other than the Loan Parties, (vi) a Designated Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Secured Refinancing Debt incurred after the Closing Date, then Irish Holdco, the Borrowers, the Subsidiary Guarantors, the Administrative Agent and the Designated Representative for such Indebtedness shall have executed and delivered a Second Lien Intercreditor Agreement and (vii) such Indebtedness shall contain covenants and events of default no more restrictive (taken as a whole) to Irish Holdco and its Restricted Subsidiaries than those contained in this Agreement; provided that notwithstanding the foregoing, the terms and conditions applicable to such Indebtedness may provide for any additional or different covenants or events of default that are applicable only during periods after the Maturity Date applicable to the Class of Term Loans having the Latest Maturity Date on the date such Indebtedness is issued, incurred or obtained, include Permitted Conversion Provisions and require the repurchase or repayment upon a change of control, fundamental change, delisting or similar events; provided further that a certificate of a Responsible Officer delivered to the Administrative Agent at least 5 Business Days prior to the incurrence of such Indebtedness (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) stating that Irish Holdco has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Irish Holdco within 3 Business Days (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) of receipt of such certificate that it disagrees with such determination. Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens” means:

(1) Liens to secure the Secured Obligations (including any Incremental Loans);

(2) (i) Liens on assets of Foreign Subsidiaries or non-Guarantor Subsidiaries securing Indebtedness (and other related obligations) of such Foreign Subsidiary or non-Guarantor Subsidiary that was incurred pursuant to Section 6.01(b)(xi) and (ii) Liens securing Indebtedness (and other related obligations) that was incurred pursuant to Section 6.01(b)(xvi);

(3) (a) Liens in favor of any Loan Party; and (b) Liens on the property of any Restricted Subsidiary that is not a Guarantor in favor of Irish Holdco or any other Restricted Subsidiary;

(4) Liens on property or Equity Interests of another Person existing at the time such other Person becomes a Subsidiary of Irish Holdco or is merged with or into or consolidated with Irish Holdco or any Subsidiary of Irish Holdco; provided, that such Liens (a) are not incurred in contemplation thereof and (b) do not extend to any other property owned by Irish Holdco or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(5) Liens on property (including Equity Interests) existing at the time of acquisition of the property by Irish Holdco or any Subsidiary of Irish Holdco; provided, that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(6) any Lien on any property or asset of Irish Holdco or any Restricted Subsidiary existing on the date hereof and set forth on Schedule 1.01C;

(7) Liens granted in replacement of or substitute for, or to secure any refinancing (or successive refinancings), as a whole or in part, of any Indebtedness or other obligation secured by, a Lien referred to in clauses (4), (5) or (6) hereof; provided, that (i) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and (ii) such Lien shall secure only those obligations which it secures on the date hereof and any Permitted Refinancing Indebtedness thereof;

(8) Liens on the Equity Interests of Unrestricted Subsidiaries;

(9) Liens (a) to secure the performance of, or arising in connection with, public or statutory obligations (including worker’s compensation laws, unemployment insurance laws or similar legislation), insurance, surety or appeal bonds, performance bonds or other obligations of a like nature, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases, deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment or performance of such obligations), and (b) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Irish Holdco or any Subsidiary supporting obligations of the type set forth in clause (a) above;

(10) Liens on securities that are the subject of repurchase agreements permitted hereunder;

(11) Liens to secure Indebtedness (and related obligations) permitted by Section 6.01(b)(x) covering only the assets acquired with, improved, constructed, leased or financed by such Indebtedness and the proceeds thereof;

(12) Liens for taxes, assessments or other governmental charges or claims that are (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with, and to the extent required by, applicable accounting standards;

(13) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, either (i) incurred in the ordinary course of business or (ii) for sums not yet due or being contested in good faith by appropriate proceedings;

(14) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of their properties which were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(15) Liens to secure any Alternative Incremental Facility Indebtedness, Permitted Pari Passu Secured Refinancing Debt and any Permitted Junior Secured Refinancing Debt and any Permitted Refinancing Indebtedness in respect thereof;

(16) Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings and other liabilities to insurance carriers;

(17) Liens securing or arising out of judgments, decrees, orders, awards or notices of lis pendens and associated rights related to litigation with respect to which Irish Holdco or any Subsidiary shall then be proceeding with an appeal or other proceedings for review, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired;

(18) Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

(19) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(20) Liens on specific items of inventory or other goods (and the proceeds thereof) of Irish Holdco or any Restricted Subsidiary securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22) Liens securing obligations in an aggregate amount not to exceed $5,000,000 in respect of Permitted Hedging Obligations;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens on equipment or inventory of Irish Holdco or any Restricted Subsidiary granted in the ordinary course of business to Irish Holdco’s or such Restricted Subsidiary’s supplier at which such equipment or inventory is located;

(25) usual and customary Liens incurred to secure ACH Indebtedness, business credit card programs, and netting services, overdrafts and related liabilities arising from treasury, depositary and cash management services and Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Loan Parties in the ordinary course of business;

(26) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture, minority investment or similar arrangement pursuant to any joint venture, shareholders, investor rights or similar agreement;

(27) Liens (i) consisting of deposits or advances made by Irish Holdco or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Permitted Acquisition or Investment permitted under this Agreement or (ii) consisting of an option or agreement to Dispose of any property permitted to be sold pursuant to Section 6.03;

(28) leases, subleases, licenses or sublicenses granted to third parties (a) entered into in the ordinary course of business which do not materially interfere with the conduct of the business of Irish Holdco and its Restricted Subsidiaries and which do not secure any Indebtedness, or (b) that are not otherwise prohibited by Section 6.03;

(29) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(30) ground leases in respect of real property on which facilities owned or leased by Irish Holdco or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by Irish Holdco or any Subsidiary;

(31) any interest or title of a lessor or licensor under any lease, sublease, license or sublicense entered into by Irish Holdco or any Restricted Subsidiary (A) existing on the date hereof (but not created in contemplation hereof), (B) entered into in the ordinary course of its business or (C) entered into in connection with a Permitted Acquisition;

(32) Liens to secure contractual payments (contingent or otherwise) payable by Irish Holdco or its Subsidiaries to a seller after the consummation of an acquisition of a product, business, license or other assets;

(33) other Liens securing Indebtedness to the extent such Indebtedness, when taken together with all other Indebtedness secured by Liens incurred pursuant to this clause (33) and outstanding on the date such other Lien is incurred, does not exceed $10,000,000; and

(34) Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by Irish Holdco or any of its Restricted Subsidiaries with respect to the settlement, satisfaction, compromise or resolution or judgments, litigation, arbitration or other disputes.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, Irish Holdco may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and Irish Holdco may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness incurred after the Closing Date by the U.S. Borrower, Luxco or any direct or indirect parent company of the U.S. Borrower or Luxco that is a Guarantor or any New Notes Issuer (and may in any case be co-borrowed or co-issued by any Permitted Co-Borrower on a joint and several basis) in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by all or a portion of the Collateral on a pari passu basis with the Obligations and is not secured by any property or assets of Irish Holdco or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, fundamental change, delisting, asset sale or casualty event and customary acceleration rights after an event of default and Permitted Conversion Provisions) prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any of Irish Holdco’s Subsidiaries other than the Loan Parties, (vi) a Designated Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Pari Passu Secured Refinancing Debt incurred after the Closing Date, then Irish Holdco, the Borrowers, the Subsidiary Guarantors, the Administrative Agent and the Designated Representative for such Indebtedness shall have executed and delivered a First Lien Intercreditor Agreement and (vii) such Indebtedness shall contain covenants and events of default no more restrictive (taken as a whole) to Irish Holdco and its Restricted Subsidiaries than those contained in this Agreement; provided that notwithstanding the foregoing, the terms and conditions applicable to such Indebtedness may provide for any additional or different covenants or events of default that are applicable only during periods after the Maturity Date applicable to the Class of Term Loans having the Latest Maturity Date on the date such Indebtedness is issued, incurred or obtained, include Permitted Conversion Provisions and require the repurchase or repayment upon a change of control, fundamental change, delisting or similar events; provided further that a certificate of a Responsible Officer delivered to the Administrative Agent at least 5 Business Days prior to the incurrence of such Indebtedness (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) stating that Irish Holdco has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Irish Holdco within 3 Business Days (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) of receipt of such certificate that it disagrees with such determination. Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Receivables Facility” means a receivables facility or facilities created under the Permitted Receivables Facility Documents and which is designated as a “Permitted Receivables Facility” (as provided below), providing for the transfer, sale and/or pledge by a Borrower and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to such Borrower and/or the Receivables Sellers) to (i) a Receivables Entity (either directly or through another Receivables Seller), which in turn shall transfer, sell and/or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents in return for the cash used by such Receivables Entity to acquire the Permitted Receivables Facility Assets from such Borrower and/or the respective Receivables Sellers or (ii) a bank or other financial institution or investor or a commercial paper conduit or other conduit facility established and maintained by a bank or other financial institution or investor that will finance the acquisition of the Permitted Receivables Facility Assets through the commercial paper conduit or other conduit facility, in each case, either directly or through another Receivables Seller, so long as, in the case of each clause (i) and clause (ii), no portion of the Indebtedness or any other obligations (contingent or otherwise) under such receivables facility or facilities (x) is guaranteed by Irish Holdco or any Restricted Subsidiary of Irish Holdco (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (y) is recourse to or obligates Irish Holdco or any other Restricted Subsidiary of Irish Holdco in any way (other than pursuant to Standard Securitization Undertakings and other than the Permitted Receivables Facility Assets subject to such Permitted Receivables Facility) or (z) subjects any property or asset of Irish Holdco or any other Restricted Subsidiary of Irish Holdco, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certificate signed by a Financial Officer of Irish Holdco certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Permitted Receivables Facility Assets” means (i) Receivables (whether now existing or arising in the future) of Irish Holdco and its Restricted Subsidiaries which are transferred, sold and/or pledged to a Receivables Entity or a bank, other financial institution or investor or a commercial paper conduit or other conduit facility established and maintained by a bank or other financial institution or investor, pursuant to a Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold and/or pledged to such Receivables Entity, bank, other financial institution or investor or commercial paper conduit or other conduit facility, and all proceeds thereof and (ii) loans to Irish Holdco and its Restricted Subsidiaries secured by Receivables (whether now existing or arising in the future) and any Permitted Receivables Related Assets of Irish Holdco and its Restricted Subsidiaries which are made pursuant to a Permitted Receivables Facility.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with any Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, all of which documents and agreements shall be in form and substance reasonably satisfactory to the Administrative Agent, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as any such amendments, modifications, supplements, refinancings or replacements (x) are not adverse, taken as a whole, to the Lenders or (y) are otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Receivables Related Assets” means any other assets that are customarily transferred, sold and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Receivables and collections in respect of Receivables).

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), other Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced (plus unpaid accrued interest and premium (including tender premium) thereon, any committed or undrawn amounts associated with, OID on, and underwriting discounts, fees, commissions and expenses incurred in connection with, such Permitted Refinancing Indebtedness), (b) the final maturity date of such Permitted Refinancing Indebtedness is no earlier than the date that is 91 days after the Latest Maturity Date (it being understood that, in each case, any provision requiring an offer to purchase such Indebtedness as a result of a change of control, fundamental change, delisting, asset sale or similar provision or any Permitted Conversion Provisions shall not violate the foregoing restriction), (c) if the Indebtedness (including any Guarantee thereof) being Refinanced is by its terms subordinated in right of payment to the Secured Obligations, such Permitted Refinancing Indebtedness (including any Guarantee thereof) shall be subordinated in right of payment to the Secured Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole (as determined in good faith by the Board of Directors of Irish Holdco), (d) such Permitted Refinancing Indebtedness contains mandatory redemption (or similar provisions), if any, covenants, if any, and events of default, if any, and is benefited by guarantees, if any, which are customary for Indebtedness of such type (reasonably determined in good faith by the Board of Directors of Irish Holdco), (e) no Permitted Refinancing Indebtedness shall have direct obligors or contingent obligors that were not the direct obligors or contingent obligors (or that would not have been required to become direct obligors or contingent obligors) in respect of the Indebtedness being Refinanced, (f) if the Indebtedness being Refinanced is secured, such Permitted Refinancing Indebtedness may be secured on terms no less favorable, taken as a whole, to the Secured Parties than those contained in the documentation (including any intercreditor agreement) governing the Indebtedness being Refinanced (as determined in good faith by the Board of Directors of Irish Holdco) and (g) if the Indebtedness being refinanced was subject to an Intercreditor Agreement, and if the respective Permitted Refinancing Indebtedness is to be secured by the Collateral, the Permitted Refinancing Indebtedness shall likewise be subject to an appropriate Intercreditor Agreement.

“Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness incurred after the Closing Date by the U.S. Borrower, Luxco or any direct or indirect parent company of the U.S. Borrower or Luxco that is a Guarantor or any New Notes Issuer (and may in any case be co-borrowed or co-issued by any Permitted Co-Borrower on a joint and several basis) in the form of one or more series of unsecured notes or loans; provided that (i) such Indebtedness is not secured by any property or assets of Irish Holdco or any Subsidiary, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization prior to the Latest Maturity Date at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control, fundamental change, delisting or asset sale and customary acceleration rights after an event of default and Permitted Conversion Provisions), and (iv) such Indebtedness is not guaranteed by any of Irish Holdco’s Subsidiaries other than the Loan Parties. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PHSA” means the Public Health Services Act, as amended from time to time.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA, and in respect of which Irish Holdco or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in the final paragraph of Section 5.01.

“Preferred Equity” means, with respect to the Equity Interests of any Person, Equity Interests of any class of classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

“Prepayment Event” means:

(1) any Asset Sale (other than the Net Proceeds which, together with the aggregate amount of Net Proceeds received from all such sales, transfers or other dispositions occurring in the same fiscal year of Irish Holdco, do not exceed $10,000,000) or

(2) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Irish Holdco or any Restricted Subsidiary with a fair market value immediately prior to such event greater than $5,000,000; or

(3) the incurrence by Irish Holdco or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Synergies” has the meaning assigned to such term in the definition of “Consolidated EBITDA”.

“Process Agent” has the meaning assigned to such term in Section 9.09(e).

“Public Lender” has the meaning assigned to such term in in the final paragraph of Section 5.01.

“Purchase Offer” has the meaning assigned to such term in Section 2.20(a).

“Quotation Day” means, with respect to any Eurocurrency Borrowing and any Interest Period, the Business Day on which it is market practice in the London interbank market for the Administrative Agent to give quotations for deposits in Dollars for delivery on the first day of such Interest Period.

“Receivables” means any accounts, payment intangibles and other financial assets (including without limitation, any financing contracts and royalty receivables).

“Receivables Entity” means any direct or indirect wholly-owned Subsidiary of Irish Holdco which engages in no activities other than in connection with the financing of Receivables of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a) with which neither Irish Holdco nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to Irish Holdco or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Irish Holdco and (b) to which neither Irish Holdco nor any other Subsidiary of Irish Holdco has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of Irish Holdco certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Sellers” means the Borrowers and those Subsidiaries that are from time to time party to the Permitted Receivables Facility Documents (other than any Receivables Entity).

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers executed by each of (a) Irish Holdco and the Borrowers, (b) the Administrative Agent and (c) each Refinancing Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.

“Refinancing Lender” means, at any time, any bank, insurance company, financial institution or institutional lender or Approved Fund (with respect to the foregoing) that, in any case, is not an existing Lender (and that is not Irish Holdco or any of its Subsidiaries or Affiliates) and that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Refinancing Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), in each case to the extent any such consent would be required from the Administrative Agent under Section 9.04(b)(i) for an assignment of Loans or Commitments to such Refinancing Lender.

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials into or through the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata).

“Reorganization” has the meaning assigned to such term in the Acquisition Agreement.

“Reorganization Documents” means any agreements, instruments or other documents executed or entered into in order to give effect to the Reorganization Steps and other transactions contemplated by the Reorganization.

“Reorganization Steps” means the steps specified on Schedule 1 to the Acquisition Agreement.

“Repricing Event” means (a) the incurrence by any Loan Party of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of 2014 Term Loans into a new tranche of replacement term loans under this Agreement) that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the facilities provided for in this Agreement, (i) having an Effective Yield that is less than the applicable Effective Yield for 2014 Term Loans of the respective Type and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the outstanding principal of the 2014 Term Loans; provided that in no event shall any prepayment or repayment of Term Loans in connection with a Change of Control constitute a Repricing Event or (b) any effective reduction in the Effective Yield of any 2014 Term Loans (e.g., by way of amendment or waiver).

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time. The total Credit Exposure and Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Responsible Officer” means the chief executive officer, president, an executive vice president or senior vice president or a Financial Officer of Irish Holdco.

“Restricted Investment” means an Investment that is not a Permitted Investment.

“Restricted Payment” means (i) any dividend or any other payment or distribution on account of Irish Holdco’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Irish Holdco or any of its Restricted Subsidiaries) or to the direct or indirect holders of Irish Holdco’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Equity Interests) of Irish Holdco, (B) dividends or other payments and distributions payable to Irish Holdco or a Restricted Subsidiary that is a Loan Party, (C) dividends or distributions payable to other holders of Equity Interests of a Restricted Subsidiary on no more than a pro rata basis and (D) payments on account of the transfer or issuance of any Restricted Subsidiary’s Equity Interests to Irish Holdco or any other Restricted Subsidiary, in each case, so long as such transfer or issuance does not materially impair the value of the Collateral and otherwise constitutes a Permitted Investment hereunder), (ii) to purchase, redeem or otherwise acquire or retire for value, directly or indirectly (including, without limitation, in connection with any merger or consolidation involving the Irish Holdco), any Equity Interests of Irish Holdco, (iii) to make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (excluding any intercompany Indebtedness between or among Irish Holdco and any of its Restricted Subsidiaries) or (iv) to make any Restricted Investment. Notwithstanding the foregoing, a “Restricted Payment” shall not include any of the payments or other transactions contemplated by the Transactions.

“Restricted Subsidiary” means any Subsidiary of Irish Holdco other than an Unrestricted Subsidiary, provided that prior to the Closing Date, Restricted Subsidiary shall consist solely of subsidiaries of Horizon.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Sanctioned Country” means, at any time, a country or territory that is itself the target of Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, or (b) the United Nations Security Council or the European Union.

“SEC” means the United States Securities and Exchange Commission.

“Second Lien Intercreditor Agreement” means a “junior lien” Intercreditor Agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent and one or more Designated Representatives for holders of Alternative Incremental Facility Indebtedness or Permitted Junior Secured Refinancing Debt.

“Secured Obligations” means all Obligations, together with all Swap Obligations owing to any Person that is a Lender or an Affiliate of a Lender or was a Lender or an Affiliate of a Lender at the time the applicable Swap Agreement was entered into (excluding, in case of any Guarantor that is not an ECP, any Excluded Swap Obligations).

“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender in respect of its Loans, (ii) the Administrative Agent, the Collateral Agent and the Lenders in respect of all other present and future obligations and liabilities of Irish Holdco and each Restricted Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) with respect to any Swap Agreement, each Person that is a Lender or an Affiliate of a Lender or was a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into with such Person by Irish Holdco or any Restricted Subsidiary, (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrowers to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time and any successor statute.

“Specified Acquisition Representations” means the representations made by Vidara Holdings and relating to the Target and its subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Horizon has the right (determined without regard to any notice requirement) to terminate Horizon’s obligations (or to refuse to consummate the Acquisition) under the Acquisition Agreement as a result of a breach of such representations.

“Specified Representations” means the representations and warranties set forth in Sections 3.01 (as it relates to organizational existence of the Loan Parties), 3.02 (as it relates to the due authorization, execution and delivery of the Loan Documents and the enforceability thereof), 3.03 (as it relates to no conflicts with or violations of organizational documents ), 3.08, 3.12, 3.14 (subject to the second to last paragraph under Section 4.02), 3.15 and 3.16.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Irish Holdco or any Subsidiary thereof in connection with a Permitted Receivables Facility which are reasonably customary (as determined in good faith by Irish Holdco) in an accounts receivable or royalty financing transaction in the commercial paper, term securitization, royalty finance or structured lending market.

“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority or the Prudential Regulatory Authority of the United Kingdom, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in such currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall, in the case of Dollar denominated Loans, include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Subordinated Indebtedness” means any Indebtedness of Irish Holdco or any Restricted Subsidiary the payment of which is contractually subordinated in right of payment of the obligations under the Loan Documents.

“subsidiary” means, with respect to any Person (the “parent”) at any date, (i) any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held; and (ii) in the case of any Person incorporated in Ireland, any subsidiary of that Person within the meaning of Section 155 of the Companies Act or Regulation 4 of the European Communities (Companies Group Accounts) Regulations 1992.

“Subsidiary” means any subsidiary of Irish Holdco (unless a contrary intention appears herein).

“Subsidiary Guarantor” means each Material Subsidiary (or any other Restricted Subsidiary designated by Irish Holdco as a Subsidiary Guarantor) that is party to the Subsidiary Guaranty from time to time. The Subsidiary Guarantors as of the Closing Date will be Irish Intermediate Holdco,

Irish New Intermediate Holdco, the U.S. Borrower, Luxco, Irish Finco, Horizon, Horizon Pharma and any other direct or indirect wholly-owned Material Subsidiary of Irish Holdco (other than any subsidiary of the U.S. Borrower that is a Controlled Foreign Corporation or a subsidiary of a Controlled Foreign Corporation). Notwithstanding anything herein or in any other Loan Document to the contrary, (x) no Excluded Subsidiary shall be required to be a Subsidiary Guarantor and (y) no Subsidiary Guarantor shall cease to be a Subsidiary Guarantor solely due to it ceasing to be a wholly-owned Subsidiary of Irish Holdco, so long as such Subsidiary Guarantor remains a Material Subsidiary.

“Subsidiary Guaranty” means that certain Guaranty dated as of the Closing Date (including any and all supplements thereto) substantially in the form attached as Exhibit E and executed by each Subsidiary Guarantor, including any modification thereto or any separate Guarantee executed and delivered by any Foreign Loan Party in accordance with Section 5.09 and the Agreed Security Principles.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Irish Holdco or its Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means any and all obligations of Irish Holdco or any Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements with a Lender or an Affiliate of a Lender or Person that was a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction. For the avoidance of doubt, Permitted Equity Derivatives shall not constitute Swap Obligations.

“Swiss Francs” or “CHF” refers to lawful money of Switzerland.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such payment obligations were accounted for as Capital Lease Obligations. For purposes of Section 6.02, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Target” means Irish Holdco and its Subsidiaries (prior to consummation of the Acquisition). References to Target herein and in the other Loan Documents shall, from and after the Closing Date, mean Irish Holdco.

“Target Material Adverse Effect” means a change, event or occurrence that has, or that would reasonably be expected to have, a material adverse effect on (a) the business, assets, financial condition or results of operations of the Vidara Companies, taken as a whole or (b) the ability of Vidara Holdings and/or Target to perform, in a timely manner, any of its material covenants or material obligations required to be performed at or prior to the Effective Time (as defined in the Acquisition Agreement) under the Acquisition Agreement or any Related Agreement or to consummate the Transactions (as defined in the Acquisition Agreement); provided, that in determining whether there has been a Target Material Adverse Effect under clause (a) above, any change, event or occurrence principally attributable to, arising out of, or resulting from any of the following shall be disregarded: (i) general economic, business, industry or credit, financial or capital market conditions (whether in the United States or internationally), including conditions affecting generally the industries served by the Vidara Companies; (ii) the taking of any action specifically required by the Acquisition Agreement or the Related Agreements; (iii) the announcement of the Acquisition Agreement or pendency of the Merger; (iv) the taking of any action with the written approval of Horizon and the Lead Arrangers; (v) pandemics, earthquakes, tornados, hurricanes, floods and acts of God, (vi) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof; (vii) any changes in applicable Laws, regulations or accounting rules, including GAAP (as defined in the Acquisition Agreement) or interpretations thereof, or any changes in the interpretation or enforcement of any of the foregoing; and (viii) the failure by Vidara Holdings or any of the Vidara Companies to meet any projections, estimates or budgets for any period prior to, on or after the date of this Agreement (provided that the facts giving rise or contributing to any such failure may be deemed to constitute, or be taken into account in determining whether there has been, a Target Material Adverse Effect); provided, further, that any change, event or occurrence referred to in clauses (i), (v), (vi), or (vii) immediately above shall be taken into account in determining whether a Target Material Adverse Effect has occurred to the extent that such change, event or occurrence has a disproportionate effect on the Vidara Companies, taken as a whole, compared to other participants in the industries in which the Vidara Companies conduct their businesses. Capitalized terms used in this definition of Target Material Adverse Effect and not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Acquisition Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, fees, assessments, charges or withholdings in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TCA” means the Taxes Consolidation Act 1997 of Ireland.

“Term Lender” means, as of any date of determination, each Lender that holds Term Loan Commitments or Term Loans.

“Term Loan Commitments” means the 2014 Term Loan Commitments and any Incremental Term Loan Commitments.

“Term Loans” means the 2014 Term Loans, any Incremental Term Loan (including any Other Term Loan), any Other Refinancing Term Loans of the applicable Class or any Extended Loan.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters ending on or prior to such date for which financial statements are available.

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Indebtedness net of Unrestricted Cash as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Trading With the Enemy Act” has the meaning assigned to such term in Section 3.16.

“Tranche” means a category of Commitments and extensions of credit thereunder.

“Transactions” means (a) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, (b) the borrowing of Loans and other credit extensions and the use of the proceeds thereof, (c) the granting of Liens pursuant to the Collateral Documents, (d) the Acquisition (including the execution of the Acquisition Agreement and the Related Agreements (as defined in the Acquisition Agreement), the payment of the Acquisition Consideration and the consummation of the Reorganization Steps and the other transactions contemplated by the Acquisition Agreement and the Related Agreements), (e) the making of any Intercompany Closing Date Loans in connection therewith, (f) any other transactions related to or entered into in connection with any of the foregoing (including the transactions specifically contemplated by the Reorganization (including the making of the Intercompany Closing Date Loans) and the Reorganization Documents) and (g) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to Loans or Borrowings in a single currency and whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation (including any guarantee) that is contingent in nature at such time; and (ii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Cash” means at any time the lesser of (a) the sum of (i) unrestricted cash and Cash Equivalents whether or not held in a pledged account plus (ii) cash and Cash Equivalents restricted in favor of the Term Loans (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral along with the Obligations in respect of the Term Loans at such time), in each case, such unrestricted cash and restricted cash and Cash Equivalents to be determined in accordance with GAAP and (b) $50,000,000.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Irish Holdco in accordance with Section 5.10 and (2) any Subsidiary of an Unrestricted Subsidiary. For the avoidance of doubt, there are no Unrestricted Subsidiaries as of the Closing Date.

“Upfront Payments” means any upfront or similar payments made in connection with any drug or pharmaceutical product research and development or collaboration arrangements or the closing of any Permitted Acquisition or other acquisition (including any license or the acquisition of any license) of any rights in respect of any drug or other pharmaceutical product (and any related property or assets).

“U.S. Borrower” means Hamilton Holdings (USA), Inc., a Delaware corporation. U.S. Borrower is expected to change its name to Horizon Pharma Holdings (USA), Inc.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), substantially in the form attached as Exhibit F, dated as of the Closing

Date (or such earlier date to the extent executed prior to the Closing Date by certain of the Foreign Grantors (as defined therein) party thereto), between the U.S. Borrower, Luxco, each other Domestic Subsidiary that is a Subsidiary Guarantor and each Foreign Grantor (as defined therein) party thereto and the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, and any other pledge or security agreement entered into after the date hereof by any other Loan Party that is a Domestic Subsidiary (as required by this Agreement or any other Loan Document), or by any Foreign Grantor with respect to Foreign Grantor Collateral (each as defined in the U.S. Security Agreement), with the Collateral Agent.

“USA PATRIOT Act” has the meaning assigned to such term in Section 9.14.

“Vidara Holdings” means Vidara Therapeutics Holdings LLC, a Delaware limited liability company.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“White Wash Requirements” means the requirements of section 60(2) to 60(4) of the Companies Act with respect to the provision of financial assistance.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“2014 Term Lender” means, as of any date of determination, each Lender that holds 2014 Term Loan Commitments or 2014 Term Loans.

“2014 Term Loan Commitments” means, with respect to each 2014 Term Lender, the commitment, if any, of such 2014 Term Lender to make 2014 Term Loans hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each 2014 Term Lender’s 2014 Term Loan Commitment as of the Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption (or other documentation contemplated by this Agreement) pursuant to which such 2014 Term Lender shall have assumed its 2014 Term Loan Commitment, as applicable. The aggregate principal amount of the 2014 Term Loan Commitments on the Effective Date is $300,000,000.

“2014 Term Loan Commitment Expiration Date” means October 1, 2014.

“2014 Term Loans” means the term loans made by the 2014 Term Lenders to the U.S. Borrower on the Closing Date pursuant to Section 2.01. Each 2014 Term Loan shall be a Eurocurrency Loan denominated in Dollars or an ABR Loan denominated in Dollars.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “2014 Term Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency 2014 Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “2014 Term Loan Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “2014 Term Loan Eurocurrency Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any references in this Agreement or any other Loan Document to “Permitted Liens” is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Lien.

Section 1.04 Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Irish Holdco notifies the Administrative Agent that Irish Holdco requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Irish Holdco that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. At any time after the Closing Date, Irish Holdco may elect (by written notice to the Administrative Agent) to change its financial reporting (both hereunder and for its audited financial statements generally) from GAAP to International Financial Reporting Standards (as issued by the International Accounting Standards Board and the International Financial Reporting Standards Interpretations Committee and/or adopted by the European Union (“IFRS”)), as in effect from time to time, in which case all references herein to GAAP (except for historical financial statements theretofore prepared in accordance with GAAP) shall instead be deemed references to the IFRS and the related accounting standards as shown in the first set of audited financial statements prepared in accordance therewith and delivered pursuant to this Agreement; provided that, if Irish Holdco notifies the Administrative Agent that Irish Holdco requests an amendment to any provision hereof to eliminate the effect of any change occurring as a result of the adoption of IFRS or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Irish Holdco that the Administrative Agent or the Required Lenders request an amendment to any provision hereof for such purpose), then such provision shall be interpreted on the basis of GAAP as otherwise required above (and without regard to this sentence) until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that, if, after the adoption of IFRS by Irish Holdco, Irish Holdco notifies the Administrative Agent that Irish Holdco requests an amendment to any provision hereof to eliminate the effect of any change in IFRS occurring after such adoption of IFRS or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Irish Holdco that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in IFRS or in the application thereof, then such provision shall be interpreted on the basis of IFRS as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Irish Holdco or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) for the avoidance of doubt, except as provided in the definition of “Consolidated Net Income”, without giving effect to the financial condition, results and performance of the Unrestricted Subsidiaries.

(b) Subject to clause (c) below, all pro forma computations required to be made hereunder giving effect to any Material Acquisition, Material Disposition, Permitted Acquisition, designation of any Subsidiary as an Unrestricted Subsidiary or Restricted Subsidiary, or issuance, incurrence or assumption of Indebtedness or otherwise shall be calculated after giving pro forma effect to such acquisition, disposition, designation or issuance, incurrence or assumption of Indebtedness or otherwise (and to any other such transaction consummated since the first day of the period for which such pro forma computation is being made and on or prior to the date of such computation) as if such transaction had occurred on the first day of the Test Period or, as applicable, the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements are available, and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of, any related incurrence or reduction of Indebtedness. All computations for any period ended prior to the first anniversary of the Closing Date shall be made on a pro forma basis as if the Transactions had been consummated on the first date of the relevant period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).

(c) Whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Irish Holdco, giving effect to (a) Pro Forma Synergies and (b) any cost savings that could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto. Notwithstanding the foregoing, in connection with any calculation under this Agreement required to be made on a pro forma basis at the time definitive agreements are entered into with respect to a Limited Condition Acquisition, such calculation shall be made on a pro forma basis (in accordance with clause (b) above except as expressly set forth herein) assuming that the applicable Limited Condition Acquisition (and all Indebtedness contemplated to be issued, incurred or assumed in connection therewith), as well as any other Limited Condition Acquisition with respect to which Irish Holdco or any Restricted Subsidiary is at such time contractually committed (as well as all Indebtedness contemplated in connection therewith), shall have been consummated.

Section 1.05 Status of Obligations and Secured Obligations. In the event that Irish Holdco or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, Irish Holdco shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which any Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

Section 1.06 Special Luxembourg Provisions. Words in the English language used in this Agreement to describe Luxembourg law concepts only intend to describe such concepts and the consequences of the use of those words in English law or any other foreign law are to be disregarded.

Without prejudice to the generality of any provision of this Agreement, to the extent this Agreement relates to Luxco or any Luxembourg Guarantor or any entity incorporated or existing under the laws of Luxembourg, a reference to: (a) a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally; (b) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer appointed for the reorganization or liquidation of the business of a Person includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation de paiements; (e) creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (f) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés) and (g) a director includes an administrateur or a gérant.

ARTICLE II

The Credits

Section 2.01 Commitments and Loans. Subject to the terms and conditions set forth herein, each 2014 Term Lender agrees, severally and not jointly, to make a 2014 Term Loan to the U.S. Borrower on the Closing Date in a principal amount not to exceed its 2014 Term Loan Commitment. The full amount of the 2014 Term Loan Commitments must be drawn in a single drawing on the Closing Date and amounts repaid or prepaid in respect of 2014 Term Loans may not be reborrowed.

Section 2.02 Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made under a single Tranche and shall be made by the

Lenders of such Class under such Tranche ratably in accordance with their respective Commitments in respect of the applicable Class and in respect of the applicable Tranche. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.11, each Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrowers may request in accordance herewith. Subject to Section 2.16, each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.11, 2.12, 2.13 and 2.14 shall apply to such Affiliate to the same extent as to such Lender); provided that (x) any exercise of such option shall not affect the obligation of the respective Borrower to repay such Loan in accordance with the terms of this Agreement, (y) if the respective branch or Affiliate is a Foreign Lender, the same shall comply with the requirements of Section 2.14, and (z) with respect to any Loans incurred by a Co-Borrower that is organized in the Republic of Ireland, the Affiliate, whether or not a Foreign Lender, shall comply with the requirements of Section 2.14.

(c) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Maturity Date of such Class.

Section 2.03 Requests for Borrowings. To request a Borrowing, a Borrower shall notify the Administrative Agent of such request (a) by telephonic notice in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing (or, with respect to Borrowings to be made on the Closing Date, such shorter time as the Administrative Agent may agree in its sole discretion) or (b) by telephonic notice in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by email to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower; provided that in respect of the 2014 Term Loans to be borrowed on the Closing Date, telephonic Borrower Request and any written Borrowing Request may be provided by Horizon on behalf of the U.S. Borrower on a conditional basis (provided that to the extent the U.S. Borrower does not borrow any Eurocurrency Loans set forth in such conditional Borrowing Request, Horizon shall be required to compensate the Lenders under Section 2.13 for the losses, costs or expenses related thereto), and such Borrowing Request may be provided no later than 2:00 pm, New York City Time, on the Business Day prior to such Borrowing. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a) the aggregate amount of the requested Borrowing;

(b) the date of such Borrowing, which shall be a Business Day;

(c) the Class of such Borrowing and whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(d) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(e) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the respective Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower maintained with the Administrative Agent in New York City or Chicago and designated by such Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.04 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a Borrower, the interest rate applicable to the relevant Class of ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.05 Interest Elections. (a) Each Borrowing initially shall be of the Type, and under the applicable Tranche, specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, subject to clause (f) below, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.05. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding any other provision of this Section 2.05, the applicable Borrower shall not be permitted to change the Tranche of any Borrowing, except as otherwise expressly contemplated by Section 2.19.

(b) To make an election pursuant to this Section 2.05, the applicable Borrower shall notify the Administrative Agent of such election (which may be made telephonically and followed by irrevocable written notice via an Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type and Class resulting from such election to be made on the effective date of such election. Notwithstanding any contrary provision herein, this Section 2.05 shall not be construed to permit the Borrowers to convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments or the Tranche pursuant to which such Borrowing was made.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be continued as a Eurocurrency Borrowing with a one month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.06 Termination and Reduction of Commitments. (a) Unless previously terminated, the 2014 Term Loan Commitment of each 2014 Term Lender shall automatically and permanently terminate on the earlier of the Closing Date (after giving effect to the incurrence of 2014 Term Loans on such date) and the 2014 Term Loan Commitment Expiration Date.

(b) The Borrowers may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that each reduction of such Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000.

(c) The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section 2.06 at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section 2.06 shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities or one or more other events specified therein, in which case such notice may be revoked by each applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

Section 2.07 Repayment of Loans; Evidence of Debt. (a) The 2014 Term Loans shall not initially be subject to interim amortization, but, to the extent not previously repaid, all unpaid 2014 Term Loans shall be paid in full in Dollars by the U.S. Borrower on the applicable Maturity Date; provided that, to the extent specified in the applicable Extension Offer, amortization payments required with respect to Extended Loans for periods solely after the applicable Maturity Date for 2014 Term Loans shall be as specified in the applicable Extension Offer.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Tranche under which it was made, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the respective Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.07 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement; provided further that in the case of any conflict between the accounts maintained pursuant to paragraph (b) and the Register, the Register shall control.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender promissory notes payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.08 Prepayment of Loans. (a) The respective Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to (i) the premium set forth in Section 2.09(b), (ii) the break funding payments required by Section 2.13 and (iii) subject to prior notice in accordance with the provisions of this Section 2.08(a). The applicable Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment (or such later time as approved by the Administrative Agent) or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment (or such later time as approved by the Administrative Agent). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or one or more other events specified therein, in which case such notice may be revoked by each applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each voluntary prepayment of a Term Loan Borrowing shall be applied as directed by the U.S. Borrower and each mandatory prepayment of a Term Loan Borrowing shall be applied in accordance with Section 2.08(c). Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.10 and (ii) break funding payments pursuant to Section 2.13.

(b) In the event and on each occasion that (i) any Net Proceeds are received by or on behalf of Irish Holdco, any Borrower or any of their respective Restricted Subsidiaries in respect of any Prepayment Event, the Borrowers shall, within five (5) Business Days after such Net Proceeds are received, prepay the Obligations as set forth in Section 2.08(c)(i) below (and subject to Section 2.08(d)) in an aggregate amount equal to 100% of such Net Proceeds; provided that:

(1) the Borrowers may use a portion of such Net Proceeds to prepay or repurchase Permitted Pari Passu Secured Refinancing Debt to the extent any applicable credit agreement, indenture or other agreement governing such Permitted Pari Passu Secured Refinancing Debt so requires, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such Permitted Pari Passu Secured Refinancing Debt and the denominator of which is the sum of the outstanding principal amount of such Permitted Pari Passu Secured Refinancing Debt and the outstanding principal amount of Term Loans; and

(2) in the case of any event described in clause (1) or (2) of the definition of the term “Prepayment Event”, if Irish Holdco shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that Irish Holdco or its Restricted Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds, to consummate a Permitted Acquisition or to otherwise acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of Irish Holdco and/or its Restricted Subsidiaries, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate; provided, further, that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 360 day period (or committed to be applied by the end of the 360 day period and applied within 90 days after the end of such 360 day period), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied (subject to clause (ii) above); or

(ii) Irish Holdco or any Borrower incurs, issues or obtains any Credit Agreement Refinancing Indebtedness (other than solely by means of extending or renewing then existing Credit Agreement Refinancing Indebtedness without resulting in any Net Proceeds), the Borrowers shall, on the date on which such Credit Agreement Refinancing Indebtedness is incurred, issued or obtained, prepay any Loans constituting the applicable Refinanced Debt as set forth in Section 2.08(c)(ii) below in an aggregate amount equal to 100% of the Net Proceeds of such Credit Agreement Refinancing Indebtedness and (iii) a Change of Control occurs, the Borrowers shall make a Change of Control Offer in accordance with Section 6.10.

(c) Subject to Section 2.08(d) below and except as specified in any Extension Amendment, Incremental Amendment or Refinancing Amendment (with respect to the applicable Extended Loans or Incremental Loans or the Loans incurred pursuant to such Refinancing Amendment), (i) all such amounts pursuant to Section 2.08(b)(i) shall be applied to prepay remaining Term Loans on a pro rata basis (with each Tranche of Term Loans to receive its pro rata share of the payments pursuant to this clause (c) based on the relative outstanding principal amounts thereof), and (ii) all such amounts pursuant to Section 2.08(b)(ii) shall be applied to prepay an aggregate principal amount of the applicable Loans constituting Refinanced Debt equal to the Net Proceeds of the applicable Credit Agreement Refinancing Indebtedness.

(d) The U.S. Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 2.08(b)(i) at least five (5) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of any such prepayment notice and of such Term Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage of each relevant Tranche of the Term Loans). Any Term Lender (a “Declining Term Lender,” and any Term Lender which is not a Declining Term Lender, an “Accepting Term Lender”) may elect, by delivering written notice to the Administrative Agent and the U.S. Borrower no later than 5:00 p.m. one (1) Business Day after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment, that the full amount of any mandatory prepayment otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to Section 2.08(b)(i) not be made (the aggregate amount of such prepayments declined by the Declining Term Lenders, the “Declined Prepayment Amount”). If a Term Lender fails to deliver notice setting forth such rejection of a prepayment to the Administrative Agent within the time frame specified above or such notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. In the event that the Declined Prepayment Amount is greater than $0, the Administrative Agent will promptly notify each Accepting Term Lender of the amount of such Declined Prepayment Amount and of any such Accepting Term Lender’s ratable portion of such Declined Prepayment Amount (based on such Lender’s Applicable Percentage in respect of the Term Loans (excluding the Applicable Percentage of Declining Term Lenders), as applicable). Any such Accepting Term Lender may elect, by delivering, no later than 5:00 p.m. one (1) Business Day after the date of such Accepting Term Lender’s receipt of notice from the Administrative Agent regarding such additional prepayment, a written notice, that such Accepting Term Lender’s ratable portion of such Declined Prepayment Amount not be applied to repay such Accepting Term Lender’s Term Loans, in which case the portion of such Declined Prepayment Amount which would otherwise have been applied to such Term Loans of the Declining Term Lenders shall instead be retained by the U.S. Borrower. Each Term Lender’s ratable portion of such Declined Prepayment Amount (unless declined by the respective Term Lender as described in the preceding sentence) shall be applied to the respective Term Loans of such Lenders. For the avoidance of doubt, the Borrowers may, at their option, apply any amounts retained in accordance with the immediately preceding sentence to prepay loans in accordance with Section 2.08(a) above.

Section 2.09 Fees. (a) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(b) (i) Each prepayment of the 2014 Term Loans pursuant to Section 2.08(a), Section 2.08(b)(i) (in connection with a Prepayment Event described in clause (3) of the definition thereof) or Section 2.08(b)(ii) shall be accompanied by, and (ii) if a Repricing Event with respect to the 2014 Term

Loans occurs, the Borrowers agree to pay, in the case of each of clauses (i) and (ii), a premium equal to (A) if such prepayment is made or Repricing Event occurs prior to the second anniversary of the Closing Date, the Make-Whole Amount on the 2014 Term Loans subject to such prepayment or Repricing Event as of the date of such prepayment or Repricing Event, (B) if such prepayment is made or Repricing Event occurs on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, 4.00% of the principal amount of the 2014 Term Loans so prepaid or subject to such Repricing Event, (C) if such prepayment is made or Repricing Event occurs on or after the third anniversary of the Closing Date but prior to the fourth anniversary of the Closing Date, 2.00% of the principal amount of the 2014 Term Loans so prepaid or subject to such Repricing Event, and (D) if such prepayment is made or Repricing Event occurs on or after the fourth anniversary of the Closing Date, 0% of the principal amount of the 2014 Term Loans so prepaid or subject to such Repricing Event.

(c) Horizon shall pay to the Administrative Agent, for the ratable benefit and account of each applicable Lender, a ticking fee (the “Ticking Fee”) accruing from the date that is 31 days following the Effective Date through, but excluding, the earliest to occur of (i) the Closing Date, (ii) the 2014 Term Loan Commitment Expiration Date and (iii) the date of the termination of all of the 2014 Term Loan Commitments in accordance with the provisions set forth in this Agreement (such earliest date, the “Ticking Fee Payment Date”), in an amount equal to 4% per annum of the 2014 Term Loan Commitments, which rate shall increase to 8% per annum of the 2014 Term Loan Commitments on the date that is 61 days following the Effective Date. The Ticking Fee shall be payable on the Ticking Fee Payment Date.

(d) All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances.

Section 2.10 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.10 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.10.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.10 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan of any Class, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.11 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by a Majority in Interest of the Lenders of any Class that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period:

then the Administrative Agent shall give notice thereof to the applicable Borrower and the applicable Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies such Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and any such Eurocurrency Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

Section 2.12 Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(iii) subject the Administrative Agent or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Other Taxes and (C) Excluded Taxes (including any change in the rate of Excluded Taxes)) with respect to this Agreement, or any Loan made by it;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender of making or maintaining any Loan or of maintaining its obligation to make any such Loan or to reduce the amount of any sum received or receivable by the Administrative Agent or such Lender hereunder, whether of principal, interest or otherwise, then the applicable Borrower will pay to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth, in reasonable detail, the basis and calculation of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section 2.12 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.13 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.08), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(a) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.17, then, in any such event, Horizon (in the case of any failure to borrow on the Closing Date) or the Borrowers (in all other cases) shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued or has been payable on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not the Applicable Margin applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market or other applicable market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to Horizon or the Borrowers, as applicable, and shall be conclusive absent manifest error. Horizon or the Borrowers, as applicable, shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof; provided that neither Horizon nor the Borrowers shall be required to compensate a Lender pursuant to this Section 2.13 for any amounts under this Section 2.13 incurred more than 180 days prior to the date that such Lender notifies Horizon or the Borrowers, as applicable, of such amount and of such Lender’s intention to claim compensation therefor.

Section 2.14 Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes; provided that if an applicable withholding agent shall be required to deduct any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased by the amount necessary so that after all required deductions (including deductions applicable to additional sums payable under this Section 2.14) each Agent and Lender receives an amount equal to the sum it would have received had no such deductions of Indemnified Taxes or Other Taxes been made, (ii) the withholding agent shall be entitled to make such deductions and (iii) the withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Loan Parties shall jointly and severally indemnify each Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes and Other Taxes paid by such Agent or such Lender (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for and calculation of such payment or liability delivered to any Borrower or Guarantor, as the case may be, by a Lender or Agent or by the Administrative Agent on its own behalf or on behalf of a Lender or Agent, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.14, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority (provided receipts are issued in the ordinary course by the Governmental Authority) evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any other Loan Document shall deliver to the applicable Borrowers (with a copy to the Administrative Agent), at the time(s) and in the manner(s) prescribed by applicable law or reasonably requested by any such Borrowers or the Administrative Agent, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by U.S. Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the U.S. Borrower or the Administrative Agent as will enable the U.S. Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(e)(i)(A), Section 2.14(e)(i)(C), Section 2.14(e)(ii) and Section 2.14(h) below and, solely with respect to Lenders under Loans advanced to a Co-Borrower that is tax resident in the Republic of Ireland, the documentation required for the purposes of satisfying the procedural formalities referred to at paragraph (5) of the definition of Irish Qualifying Lender) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Without limiting the generality of the foregoing, solely with respect to Loans extended to the U.S. Borrower,

(A) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the U.S. Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(iv) to the extent a Foreign Lender is not the beneficial owner of payments made to it under the Loan Documents, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the U.S. Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable laws to permit the U.S. Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(C) if a payment made to the Administrative Agent or a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if the Administrative Agent or such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Administrative Agent or such Lender shall deliver to U.S. Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the U.S. Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the U.S. Borrower or the Administrative Agent as may be necessary for the U.S. Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that the Administrative Agent or such Lender has complied with the Administrative Agent’s or such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.14(e)(i)(C), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(ii) Without limiting the generality of the foregoing, solely with respect to Loans extended to the U.S. Borrower, each Lender and Administrative Agent that is a U.S. Person shall deliver to the U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient), on or prior to the date on which such Person becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the U.S. Borrower or the Administrative Agent), properly completed and duly executed originals of IRS Form W-9 or any successor form, certifying that such Person is exempt from United States federal backup withholding Tax.

Each Lender and Administrative Agent agrees that if it becomes aware any form or certification it previously delivered pursuant to Section 2.14(e) has expired or become obsolete or inaccurate in any respect, it shall promptly update such form or certification or notify the U.S. Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or Guarantor, as the case may be, or with respect to which any Borrower or Guarantor, as the case may be, has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to such Borrower or Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower or Guarantor under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower or Guarantor, as the case may be, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower or Guarantor (plus any interest imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority and the requirement to repay such refund to such Governmental Authority is not due to the Administrative Agent’s or such Lender’s failure to file a timely and accurate form or certification or timely update such form or certification as required pursuant to Section 2.14(e). This Section 2.14 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower, any Guarantor or any other Person. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to a Borrower or Guarantor pursuant to this paragraph (f) if the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification (or the payment of additional amounts) and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid; provided that, for the avoidance of doubt, in determining the net after-Tax position, any Taxes that would not have been imposed but for the Administrative Agent’s or such Lender’s failure, if any, to file timely and accurate forms or certifications or to timely update such forms or certifications as required pursuant to Sections 2.14(e) and 2.14(h) shall be disregarded and shall be refunded to the applicable Borrower or Guarantor.

(g) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Lender (but only to the extent that any Borrower or Guarantor, as the case may be, has not already indemnified the Administrative Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of each of the Borrowers and each Guarantor to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c)(ii) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are paid or payable by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

(h) (i) Every Lender under the Loans advanced to a Co-Borrower that is tax resident in the Republic of Ireland shall on or prior to the day on which such Lender becomes a Lender under this Agreement provide a confirmation in the form attached at Exhibit H (an “Irish Qualifying Lender Confirmation”). Each such Lender that becomes a Lender after the date of this Agreement shall provide, in any Assignment and Assumption which it executes on becoming a Lender and each party that becomes a Participant with respect to the Loans advanced to a Co-Borrower that is tax resident in the Republic of Ireland after the date of this Agreement shall provide, upon becoming a Participant, for the benefit of each Foreign Loan Party and Administrative Agent an Irish Qualifying Lender Confirmation.

(ii) If a Lender or Participant, as the case may be, fails to provide an Irish Qualifying Lender Confirmation in accordance with this Section 2.14(h), then such Lender or Participant, as the case may be, shall be treated for the purposes of this Agreement (including by each Foreign Loan Party) as if it is not an Irish Qualifying Lender until such time as it provides an Irish Qualifying Lender Confirmation to the Administrative Agent (and the Administrative Agent, upon receipt of such Irish Qualifying Lender Confirmation, shall inform each Foreign Loan Party). For the avoidance of doubt, an Assignment and Assumption or participation, as the case may be, shall not be invalidated by any failure of a Lender or Participant, as the case may be, to comply with this Section.

(iii) Each Lender or Participant required to provide an Irish Qualifying Lender Confirmation in accordance with this Section 2.14(h), as the case may be, shall promptly notify the Administrative Agent if there has been a change in any of the details provided in the Irish

Qualifying Lender Confirmation and provide an updated Irish Qualifying Lender Confirmation at that time and shall, for as long as it is Lender or Participant, as the case may be, at the reasonable written request by or on behalf of a Co-Borrower that is tax resident in the Republic of Ireland, provide an updated Irish Qualifying Lender Confirmation.

Section 2.15 Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower and, if applicable, Horizon shall make each payment required to be made by it hereunder (whether of principal, interest, or fees, or of amounts payable under Section 2.12, 2.13 or 2.14, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made in Dollars to the Administrative Agent at the address specified in Section 9.01(a)(ii) or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b) Any proceeds of Collateral received by the Administrative Agent (whether as a result of any realization on the Collateral, any setoff rights, any distribution in connection with any proceedings or other action of any Loan Party in respect of Debtor Relief Laws or otherwise and whether received in cash or otherwise) (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied on a pro rata basis among the relevant Lenders under the Class of Loans being prepaid as specified by the Borrowers) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.08) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied, subject to the provisions of any Intercreditor Agreement, ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Collateral Agent from the Borrowers, second, to pay any fees or expense reimbursements then due to the Lenders (in their capacities as such) from the Borrowers, third, to pay interest (including post-petition interest, whether or not an allowed claim in any Insolvency or Liquidation Proceeding) then due and payable on the Loans ratably, fourth, to prepay principal on the Loans, and any other amounts owing with respect to any pari passu Swap Obligations ratably, and fifth, to the payment of any other Secured Obligation due to any Secured Party by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the respective Borrower, or unless a Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Eurocurrency Loan, except (a) on the expiration date of the Interest Period or maturity date (as applicable) applicable to any such Eurocurrency Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Borrowers shall pay the break funding payment required in accordance with Section 2.13. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such received proceeds and payments to any portion of the Secured Obligations.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than, except as provided in Section 2.20, to Irish Holdco or any Subsidiary thereof (as to which the provisions of this paragraph shall apply) and (iii) nothing in this Section 2.15(c) shall be construed to limit the applicability of Section 2.15(b) in the circumstances where Section 2.15(b) is applicable in accordance with its terms. The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the applicable Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the relevant Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent to satisfy such Lender’s obligations to it under such Section 2.15 until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section 2.15; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.16 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.12, if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 or if any Lender delivers a notice pursuant to Section 2.22, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future or avoid such illegality under Section 2.22 and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrowers hereby jointly and severally agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.12, (ii) the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 or if any Lender delivers a notice pursuant to Section 2.22, or (iii) any Lender becomes a Defaulting Lender, then the respective Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the respective Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Sections 2.13 and 2.09(b) but subject to Section 2.23(a)), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or each of the applicable Borrowers (in the case of all other amounts including the fees set forth in Section 2.09(b), which shall be payable and calculated as if the Borrowers were making a prepayment to such assigning Lender), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments and (iv) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 2.17 Incremental Credit Extensions. (a) The U.S. Borrower and any Co-Borrower may, by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) from time to time after the Closing Date, request Incremental Term Loan Commitments and/or Incremental Revolving Commitments, as applicable, in the case of the Incremental Term Loan Commitments, denominated in Dollars, and in the case of the Incremental Revolving Commitments, denominated in Dollars or one of the Agreed Currencies, from one or more Incremental Term Lenders and/or Incremental Revolving Lenders (which, in each case, may include any existing Lender, but shall be required to be Persons which would qualify as assignees of a Lender in accordance with Section 9.04) willing to provide such Incremental Term Loans and/or Incremental Revolving Commitments, as the case may be, in their own discretion. For the avoidance of doubt, with respect to any Incremental Loans incurred by a Co-Borrower that is organized in the Republic of Ireland, each Incremental Lender shall comply with the requirements of Section 2.14, including the provision of an Irish Qualifying Lender Confirmation substantially in the form of Exhibit H (pursuant to which such Incremental Lender shall acknowledge that if it is not an Irish Qualifying Lender it will not be grossed up for any Irish withholding Tax applicable under relevant law as of the date such Incremental Lender becomes a party with respect to the Incremental Loans). Each notice provided pursuant to this Section 2.17 shall set forth (i) the type and amount of the Incremental Term Loan Commitments and/or Incremental Revolving Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Commitments are requested to become effective and (iii) to the extent constituting Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are commitments to make term loans with the same interest rates, amortization, maturity and other terms as the Class of Term Loans with the Latest Maturity Date or commitments to make term loans with interest rates and/or amortization and/or maturity and/or other terms different from such Class of Term Loans (“Other Term Loans”).

(b) The U.S. Borrower and the Co-Borrowers and each Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment of such Incremental Lender. Each Incremental Amendment providing for Incremental Term Loans shall specify the terms of the applicable Incremental Term Loans; provided that (i) except as to pricing, amortization, mandatory prepayments and final maturity date (which shall, subject to clause (ii), (iii), (iv) and (vi) of this proviso, be determined by the U.S. Borrower and the Co-Borrowers and the Incremental Term Lenders in their sole discretion), the Other Term Loans shall have (x) the same terms as the Class of Term Loans with the Latest Maturity Date or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Other Term Loans shall be no earlier than the Latest Maturity Date of any Class of Term Loans, (iii) such Class of Other Term Loans shall be denominated in Dollars and shall have no scheduled amortization payments until the Latest Maturity Date of any theretofore outstanding Class of Term Loans, (iv) the Weighted Average Life to Maturity of any Other Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans with the Latest Maturity Date, (v) the mandatory prepayment provisions of any Other Term Loans shall not be more favorable to the lenders or holders thereof than the mandatory prepayment provisions applicable to the Term Loans and (vi) the Effective Yield of any Other Term Loans may exceed the Effective Yield then applicable to the 2014 Term Loans; provided that (x) the Effective Yield for the 2014 Term Loans is increased (to the extent necessary) such that the Effective Yield thereof is not less than the Effective Yield of such Other Term Loans minus 0.50% and (y) the Effective Yield for each other Class of Loans (unless specified otherwise in any Incremental Amendment, Refinancing Amendment or Extension Offer pursuant to which any such Class was created) is increased by a percentage per annum equal to that by which the Effective Yield of the 2014 Term Loans is (or would have been if then outstanding, if all 2014 Term Loans have been repaid in full at the time of such determination) increased pursuant to preceding clause (x). The Incremental Term Loans shall rank pari passu or junior in right of payment and of security with the Term Loans and shall not be (x) secured by any property or assets of Irish Holdco or any Subsidiary other than the Collateral or (y) guaranteed by Irish Holdco or any of its Subsidiaries other than any Guarantor; provided that, if such Incremental Term Loans rank junior in right of security with the Term Loans, such Incremental Term Loans will be established as a separate Tranche from the Term Loans. In the case of any second lien Incremental Term Loans, such Indebtedness shall be subject to the terms of a Second Lien Intercreditor Agreement. Each Incremental Amendment providing for Incremental Revolving Commitments shall specify the terms of the applicable Incremental Revolving Commitments and Incremental Revolving Loans; provided that (i) except as to pricing, commitment fees, amortization and final maturity date and other usual and customary provisions applicable to the revolving nature of the Incremental Revolving Loans (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by the U.S. Borrower and the Co-Borrowers and the Incremental Revolving Lenders in their sole discretion), the Incremental Revolving Loans shall have (x) the same terms as the 2014 Term Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Incremental Revolving Loans shall be no earlier than the Latest Maturity Date of any Class of Term Loans, and (iii) such Incremental Revolving Loans shall be denominated in Dollars or one of the Agreed Currencies and shall have no scheduled amortization payments. The Incremental Revolving Loans shall rank pari passu in right of payment and of security with the Term Loans and shall not be (x) secured by any property or assets of Irish Holdco or any Subsidiary other than the Collateral or (y) guaranteed by Irish Holdco or any of its Subsidiaries other than any Guarantor.

(c) Subject to Section 2.16, each Lender may, at its option, make any Loan available to the U.S. Borrower or a Co-Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan (in which case such branch or Affiliate shall be treated as the “Lender” with respect to such Loan for all purposes of this Agreement); provided that (x) any exercise of such option shall not affect the obligation of the U.S. Borrower or such Co-Borrower to repay such Loan in accordance with the terms of this Agreement, (y) if the respective branch or Affiliate is a Foreign Lender, the same shall comply with the requirements of Section 2.14, and (z) with respect to any Loans advanced to a Co-Borrower that is tax resident in the Republic of Ireland, the Affiliate, whether or not a Foreign Lender, shall comply with the requirements of Section 2.14.

(d) Notwithstanding the foregoing, no Incremental Commitment shall become effective under this Section 2.17 unless (i) at the time that any such Incremental is made (and after giving effect thereto), (A) no Default or Event of Default shall exist; provided that, in the event that any tranche of Incremental Term Loans is used to finance a Permitted Acquisition and to the extent the Incremental Term Lenders participating in such tranche of Incremental Term Loans agree, the foregoing clause (A) shall be tested solely at the time of the execution of the acquisition agreement related to such Permitted Acquisition (provided that such Incremental Term Lenders shall not be permitted to waive any Default or Event of Default then existing or existing after giving effect to such tranche of Incremental Term Loans), and (B) the representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct); provided that, in the event that the tranche of Incremental Term Loans is used to finance a Permitted Acquisition and to the extent the Incremental Term Lenders participating in such tranche of Incremental Term Loans agree, the foregoing clause (B) shall be limited to customary “specified representations” and those representations included in the acquisition agreement related to such Permitted Acquisition that are material to the interests of the Lenders and only to the extent that Irish Holdco or its applicable Subsidiary has the right to terminate its obligations under such acquisition agreement as a result of a breach of such representations; (ii) as of the end of the most recently ended Test Period prior to the effectiveness of such Incremental Commitment (or, in the event the proceeds thereof are to be used to finance a Limited Condition Acquisition, prior to the date the definitive agreements for such Limited Condition Acquisition are entered into), both immediately before and immediately after giving effect (including pro forma effect to the use of proceeds of such Incremental Loans and any Permitted Acquisition or other acquisition or Investment to be consummated in connection therewith) to such Incremental Commitment (A) (I) the First Lien Net Leverage Ratio shall be less than 3.50:1.00 and (II) the Total Net Leverage Ratio shall be less than 5.50:1.00, assuming for the purposes of clauses (A)(I) and (A)(II) that (x) all Incremental Revolving Commitments are fully drawn, (y) all Incremental Loans and all Alternative Incremental Facility Indebtedness (and Permitted Refinancing Indebtedness with respect to the foregoing), whether or not actually secured and, if secured, whether or not actually secured on a first-lien basis, are secured on a first lien basis and (z) no proceeds of the Indebtedness to be incurred shall be included in the calculation of Unrestricted Cash with respect to such calculation; and (B) Consolidated EBITDA for such Test Period shall be greater than $70,000,000; and (iii) the Administrative Agent shall have received documents and legal opinions consistent with those delivered on the Closing Date as to such matters as are reasonably requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Commitments (including any mechanical or other amendments necessary to reflect the establishment of the Incremental Revolving Commitments) evidenced thereby. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrowers’ consent (not to be unreasonably withheld, delayed or conditioned) and furnished to the other parties hereto.

(e) The Incremental Amendment may, without the consent of any Agents or Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.17 (including without limitation, the addition of customary Defaulting Lender provisions with respect to any Incremental Revolving Lenders). The Borrowers will use the proceeds of the Incremental Loans for general corporate purposes (including loans and other Investments in Irish Holdco and its Subsidiaries as permitted herein, Permitted Acquisitions and Investments). Incremental Loans may be made by any existing Lender (but no existing Lender will have any obligation to make or provide any portion of any Incremental Loan) or by any other bank or other financial institution. No Lender shall be obligated to provide any Incremental Loans unless it so agrees.

(f) This Section 2.17 shall supersede any provisions in Section 2.15 or 9.02 to the contrary.

Section 2.18 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrowers in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.15, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

Section 2.19 Extensions of Loans and Commitments. (a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the applicable Borrower(s) to (i) all Term Lenders of Term Loans with a like Maturity Date and/or (ii) all Incremental Revolving Lenders with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or the aggregate amount of the Commitments with the same Maturity Date, as the case may be) and on the same terms to each such Lender, the Borrowers may from time to time offer to extend the Maturity Date for any such Loans and otherwise modify the terms of such Loans and/or Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or Commitments (and related outstandings) (each, an “Extension”), and each group of Loans or Commitments, as applicable, in each case of a given Tranche as so extended, as well as the original Loans and Commitments of the original respective Tranche (in each case not so extended), shall (for the avoidance of doubt) be part of a single Tranche; and any Extended Loans shall constitute a separate Class of Loans from the Class of Loans from which they were converted, so long as the following terms are satisfied:

(i) no Default or Event of Default shall have occurred and be continuing at the time an Extension Offer is delivered to the Lenders or at the time of the Extension;

(ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to the succeeding clauses (iii), (iv) and (v), be determined by the U.S. Borrower and set forth in the relevant Extension Offer), the Loans of any Term Lender extended pursuant to any Extension (“Extended Loans”) shall have the same terms as the Tranche of Loans subject to such Extension Offer;

(iii) the final maturity date for any Extended Loans shall be no earlier than the then Latest Maturity Date for the Tranche of Loans so extended;

(iv) the Weighted Average Life to Maturity of any Extended Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby;

(v) any Extended Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer;

(vi) if the aggregate principal amount of applicable Loans (calculated on the face amount thereof) in respect of which applicable Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of applicable Loans, offered to be extended by the Borrowers pursuant to such Extension Offer, then the applicable Loans, of the applicable Lenders, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(vii) all documentation in respect of such Extension shall be consistent with the foregoing,

(viii) the Extension shall not become effective unless, on the proposed effective date of the Extension, (x) the Borrowers shall deliver to the Administrative Agent one or more legal opinions reasonably satisfactory to the Administrative Agent and a certificate of an authorized officer of each Loan Party dated the applicable date of the Extension and executed by an authorized officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Extension and (y) the conditions set forth in Section 4.03 shall be satisfied (with all references in such Section 4.03 to any Borrowing being deemed to be references to the Extension on the applicable date of the Extension) and the Administrative Agent shall have received a certificate to that effect dated the applicable date of the Extension and executed by a Financial Officer of Irish Holdco and the applicable Borrower(s);

(ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrowers; and

(x) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent.

(b) With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.19, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.08 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that (A) the Borrowers may at their election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in Borrowers’ sole discretion and may be waived by Borrowers) of Loans of any or all applicable Tranches and Classes be tendered and (B) no Tranche of Extended Loans shall be in an amount of less than $2,500,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. Subject to compliance with the terms of this Section 2.19, the Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.19 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.08 and 2.15) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.19.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans of any Class and/or Other Refinancing Loans (or a portion thereof). All Extended Loans and all obligations in respect thereof shall be Secured Obligations under this Agreement and the other Loan Documents that are secured by all or a portion of the Collateral on a pari passu or junior lien basis with all other applicable Obligations under this Agreement and the other Loan Documents; provided that, if such Extended Loans rank junior in right of security with any other Obligations, such Extended Loans will be subject to the terms of a Second Lien Intercreditor Agreement. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new Tranches or sub-tranches in respect of Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new Tranches or subtranches, in each case on terms consistent with this Section 2.19 (each an “Extension Amendment”). Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).

(d) In connection with any Extension, the Borrowers shall provide the Administrative Agent at least ten (10) days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.19.

(e) Notwithstanding anything to the contrary contained herein, no Lender shall be required to accept an Extension Offer.

Section 2.20 Loan Repurchases. (a) Subject to the terms and conditions set forth or referred to below, any Borrower may from time to time, at its discretion, conduct modified Dutch auctions in order to purchase its Term Loans of one or more Classes (as determined by the applicable Borrower) (each, a “Purchase Offer”), each such Purchase Offer to be managed exclusively by the Administrative Agent (or such other financial institution chosen by Irish Holdco and reasonably acceptable to the Administrative Agent) (in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:

(i) each Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.20 and the Auction Procedures;

(ii) no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each notice of an auction and at the time of (and immediately after giving effect to) the purchase of any Term Loans in connection with any Purchase Offer;

(iii) the principal amount (calculated on the face amount thereof) of each and all Classes of Term Loans that the applicable Borrower offers to purchase in any such Purchase Offer shall be no less than U.S. $10,000,000 (unless another amount is agreed to by the Administrative Agent) (across all such Classes);

(iv) after giving effect to any purchase of Term Loans of the applicable Class or Classes pursuant to this Section 2.20, Liquidity shall not be less than $50,000,000;

(v) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans of the applicable Class or Classes so purchased by the applicable Borrower shall automatically be cancelled and retired by the applicable Borrower on the settlement date of the relevant purchase (and may not be resold), and in no event shall the applicable Borrower be entitled to any vote hereunder in connection with such Term Loans;

(vi) no more than one Purchase Offer with respect to any Class may be ongoing at any one time;

(vii) the applicable Borrower represents and warrants that no Loan Party shall have any material non-public information with respect to the Loan Parties or their Subsidiaries, or with respect to the Loans or the securities of any such Person, that (A) has not been previously disclosed in writing to the Administrative Agent and the Lenders (other than because such Lender does not wish to receive such material non-public information) prior to such time and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in the Purchase Offer;

(viii) at the time of each purchase of Term Loans through a Purchase Offer, the applicable Borrower shall have delivered to the Auction Manager an officer’s certificate of a Responsible Officer certifying as to compliance with the preceding clause (vii); and

(ix) any Purchase Offer with respect to any Class shall be offered to all Term Lenders holding Term Loans of such Class on a pro rata basis.

(b) The applicable Borrower must terminate any Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Purchase Offer. If the applicable Borrower commences any Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Purchase Offer have in fact been satisfied), and if at such time of commencement the applicable Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Purchase Offer shall be satisfied, then the applicable Borrower shall have no liability to any Term Lender for any termination of such Purchase Offer as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans of any Class or Classes made by the Borrowers pursuant to this Section 2.20, (x) the applicable Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans of the applicable Class or Classes up to the settlement date of such purchase and (y) such purchases (and the payments made by the applicable Borrower and the cancellation of the purchased Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.08 hereof.

(c) The Administrative Agent and the Lenders hereby consent to the Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.20; provided that, notwithstanding anything to the contrary contained herein, no Lender shall have an obligation to participate in any such Purchase Offer. For the avoidance of doubt, it is understood and agreed that the provisions of Sections 2.08, 2.09, 2.13, 2.15, 6.10 and 9.04 will not apply to the purchases of Term Loans pursuant to Purchase Offers made pursuant to and in accordance with the provisions of this Section 2.20. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Section 9.03 to the same extent as if each reference therein to the “Agents” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Purchase Offer.

(d) This Section 2.20 shall supersede any provisions in Section 2.15 or 9.02 to the contrary.

Section 2.21 Refinancing Amendment. At any time after the Closing Date, the Borrowers may obtain, from any Lender or any Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Loans or Commitments of such Borrowers then outstanding under this Agreement, in the form of Other Refinancing Loans or Other Refinancing Commitments in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will rank pari passu or, other than in the case of Other Refinancing Revolving Commitments and Other Refinancing Revolving Loans, junior in right of payment and of security with the other Loans and Commitments hereunder; provided that, if such Credit Agreement Refinancing Indebtedness ranks junior in right of security with any other Loans or Commitments hereunder, such Credit Agreement Refinancing Indebtedness will be subject to the terms of a Second Lien Intercreditor Agreement, (ii) will have such maturity dates, pricing, premiums and optional prepayment or redemption terms as may be agreed by the Borrowers and the Lenders thereof; and (iii) will otherwise comply with the proviso to the definition of Credit Agreement Refinancing Indebtedness; provided further that any Person that provides any Credit Agreement Refinancing Indebtedness in the form of Other Refinancing Loans or Other Refinancing Commitments to a Co-Borrower that is organized in the Republic of Ireland shall comply with the requirements of Section 2.14, including the provision of an Irish Qualifying Lender Confirmation substantially in the form of Exhibit H (pursuant to which such Person shall acknowledge that if it is not an Irish Qualifying Lender it will not be grossed up for any Irish withholding Tax applicable under relevant law as of the date such Person provides such Credit Agreement Refinancing Indebtedness). Any Other Refinancing Loans or Other Refinancing Commitments, as applicable, may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.03 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements generally consistent with those delivered on the Closing Date pursuant to Sections 4.02(b) and (f) (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). Each incurrence of Credit Agreement Refinancing Indebtedness pursuant to this Section 2.21 shall be in an aggregate principal amount that is not less than $5,000,000. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Refinancing Term Loans and/or Other Refinancing Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.21 (including without limitation, the addition of customary Defaulting Lender provisions with respect to any Lenders providing Other Refinancing Revolving Loans and Other Refinancing Revolving Commitments). This Section 2.21 shall supersede any provisions in Section 2.15 or 9.02 to the contrary.

Section 2.22 Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the LIBO Rate, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Loans or to convert ABR Loans to Eurocurrency Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Adjusted LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate. Upon receipt of such notice, (x) the applicable Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loan and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon (A) the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.23 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(1) such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders; and

(2) no Defaulting Lender shall be entitled to receive any ticking fee pursuant to Section 2.09(c) (and the U.S. Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure. If a Lender ceases to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, take such actions as the Administrative Agent may determine to be necessary to cause the applicable Loans to be held pro rata by the applicable Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Horizon or the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

In order to induce the Administrative Agent and the Lenders to enter into this Agreement on the Effective Date and to make each Loan or other extension of credit to be made hereunder on the Closing Date and on the date of each other Borrowing, each of Irish Holdco and the Borrowers represents and warrants to the Administrative Agent and Lenders that, on the Closing Date (after giving effect to the Transactions) and on the date of each other Borrowing, that each of the following statements are true and correct in all material respects:

Section 3.01 Organization; Powers; Subsidiaries. Each of Irish Holdco and its Material Subsidiaries is duly organized or incorporated, as the case may be, and validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and (to the extent the concept is applicable in such jurisdiction) is in good standing in, every jurisdiction where such qualification is required. Schedule 3.01 hereto identifies each Subsidiary (other than Subsidiaries in respect of which Irish Holdco and its Subsidiaries own less than 50% of the Equity Interests thereof) as of the Closing Date, noting whether such Subsidiary is a Material Subsidiary, whether such Subsidiary is an Unrestricted Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by Irish Holdco and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Material Subsidiary are validly issued and outstanding and fully paid and non-assessable and all such shares and other equity interests owned by Irish Holdco or another Material Subsidiary are owned, beneficially and of record, by Irish Holdco or such Material Subsidiary free and clear of all Liens, other than Liens created under the Loan Documents and Liens permitted by Section 6.02. As of the Closing Date (and except pursuant to the Acquisition Agreement), there are no outstanding commitments or other obligations of any Material Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Material Subsidiary.

Section 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been (or, except with respect to the Loan Documents executed by one or more Loan Parties on the Closing Date, will on or prior to the Closing Date be) duly authorized by all necessary corporate or other organizational actions and, if required, actions by shareholders, members or equity holders. The Loan Documents and Acquisition Documentation to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for (x) filings or registrations necessary to perfect Liens created pursuant to the Loan Documents, (y) filings or registrations required in connection with the White Wash Requirements and (z) consents, approvals, registrations, filings or other actions that will be obtained or made in connection with the Acquisition and each other transaction contemplated by the Reorganization on or prior to the Closing Date, (b) will not violate any applicable law or regulation (except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) or the charter, by-laws or other organizational documents of Irish Holdco or any of its Material Subsidiaries or any order of any Governmental Authority, (c) will not violate in any material respect or result in a default under any indenture, material agreement or other material instrument binding upon Irish Holdco or any of its Material Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Irish Holdco or any of its Material Subsidiaries (other than the Indebtedness set forth on Schedule 3.03), and (d) will not result in the creation or imposition of any Lien on any asset of Irish Holdco or any of its Material Subsidiaries, other than Liens created under the Loan Documents.

Section 3.04 Financial Condition; No Material Adverse Change. (a) Horizon has heretofore furnished to the Lenders (i) the combined balance sheet and statements of operations, changes in shareholders’ equity and cash flows as of and for the fiscal years ended December 31, 2012 and December 31, 2013 for Target and its Subsidiaries and Vidara Therapeutics Inc., reported on by Halif, Arogeti & Wynne LLP, (ii) the consolidated balance sheet and statements of comprehensive loss, stockholders’ equity (loss) and cash flows as of and for the fiscal years ended December 31, 2011, December 31, 2012 and December 31, 2013 for Horizon and its Subsidiaries, reported on by PricewaterhouseCoopers LLP, (iii) the unaudited combined balance sheet and statements of operations and cash flows as of and for the three-month period ended on March 31, 2014 for Target and its Subsidiaries and Vidara Therapeutics Inc., and (iv) the unaudited condensed consolidated balance sheet and statements of comprehensive loss and cash flows as of and for the three-month period ended on March 31, 2014 for Horizon and its Subsidiaries. Such financial statements present fairly, in all material respects, the combined financial position and results of operations and cash flows of Target and its Subsidiaries and Vidara Therapeutics Inc. and the financial position and results of operations and cash flows of Horizon and its consolidated Subsidiaries, as the case may be, as of such dates and for such periods in accordance with GAAP subject, in the case of clauses (iii) and (iv) of the immediately preceding sentence, to normal year-end audit adjustments and the absence of footnotes.

(b) Since December 31, 2013 (for this purpose, assuming that the Transaction had been consummated before December 31, 2013), there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of Irish Holdco and its respective Subsidiaries, taken as a whole.

Section 3.05 Properties. (a) Each of Irish Holdco, the Borrowers and their respective Material Subsidiaries has good title to, or (to the knowledge of any of Irish Holdco and the Borrowers) valid leasehold interests in, all its real and personal property (excluding intellectual property, which is considered in Section 3.05(b)) material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of Irish Holdco, the Borrowers and their respective Restricted Subsidiaries owns without restriction, free and clear of all Liens other than Permitted Liens, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property used in or necessary to the business of Irish Holdco and its Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect. All such intellectual property is, to the knowledge of any of Irish Holdco and the Borrowers, valid and enforceable and all registrations and applications for such intellectual property are, to the knowledge of any of Irish Holdco and the Borrowers (to the extent such intellectual property is licensed from third parties), subsisting and have not expired or been abandoned except as could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.05 attached hereto, Vidara’s registration statement on Form S-4 and any filings incorporated by reference therein (including Horizon’s Annual Report on Form 10-K for the year ended December 31, 2013 and Horizon’s quarterly report on Form 10-Q for the quarter ended March 31, 2014) no claim has been asserted and is pending by any Person challenging or questioning the use of any such intellectual property or the validity or effectiveness of any such intellectual property, nor do Irish Holdco and the Borrowers know of any valid basis for any such claim, except for such claims that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06 Litigation, Environmental and Labor Matters. (a) Except as set forth on Schedule 3.06 hereto, Vidara’s registration statement on Form S-4, Horizon’s Annual Report on Form 10-K for the year ended December 31, 2013 and Horizon’s quarterly report on Form 10-Q for the quarter ended March 31, 2014, there are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any of Irish Holdco and the Borrowers, threatened against or affecting Irish Holdco or any of its Subsidiaries that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Since March 31, 2014, as of the date hereof, there have been no developments in any of the matters disclosed in Schedule 3.06 or in the registration statement or the Annual or Quarterly Reports described above which could reasonably be expected, individually or in the aggregate with any such other matters or any additional actions, suits, proceedings or investigations, to result in a Material Adverse Effect.

(b) Except with respect to matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (A) neither Irish Holdco nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) is subject to any Environmental Liability or (iii) has received written notice of any pending or threatened claim with respect to any Environmental Liability; and (B) no Hazardous Materials are present at or have been Released at, in, on or under any real property (including real property formerly owned or operated by

Irish Holdco or their respective Subsidiaries, or any location where Hazardous Materials have been sent for re-use, recycling, treatment, storage or disposal) that would reasonably be expected to give rise to any Environmental Liability of Irish Holdco or any of its respective Subsidiaries.

(c) As of the Closing Date, there are no strikes, lockouts or slowdowns against Irish Holdco or any of its Subsidiaries pending or, to the knowledge of any of Irish Holdco and the Borrowers, threatened that have resulted in, or could reasonably be expected to result in, a Material Adverse Effect. The hours worked by and payments made to employees of Irish Holdco and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. All material payments due from Irish Holdco or any of its Subsidiaries, or for which any claim may be made against Irish Holdco or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of Irish Holdco or such Subsidiary except to the extent that the failure to do so has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which Irish Holdco the Borrowers or any of their respective Material Subsidiaries is bound.

Section 3.07 Compliance with Laws and Agreements. Except as set forth in Schedule 3.07 hereto, each of Irish Holdco and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, operations or assets and all indentures, agreements and other instruments binding upon it or its property, except where such non-compliance would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

Section 3.08 Investment Company Status. Neither Irish Holdco, the Borrowers nor any of their respective Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09 Taxes. Each of Irish Holdco and its Subsidiaries has timely filed or caused to be filed all federal income Tax returns and all other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which Irish Holdco or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with, and to the extent required by, applicable accounting principles. Any Borrower that is not organized in the Republic of Ireland is not tax resident in the Republic of Ireland.

Section 3.10 ERISA.

(a) Except as set forth on Schedule 3.10, each of Irish Holdco and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, and, except as could not reasonably be expected to result in material liability to any Loan Party, all contributions required to be made under the terms of any Plan as of the date of this Agreement have been timely made on, or if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Companies’ financial statements.

(b) No ERISA Event has occurred or is reasonably expected to occur that, in each case, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in material liability of Irish Holdco or any of its ERISA Affiliates.

(c) Except as set forth on Schedule 3.10, to the knowledge of any of Irish Holdco and the Borrowers there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Plan that could result in material liability to any Loan Party.

(d) As of the Closing Date, the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

(e) Using actuarial assumptions and computation methods consistent with Part 1 of Subtitle E of Title IV of ERISA, the aggregate liabilities of each Loan Party or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.

(f) Each Non-U.S. Plan has been maintained in compliance in all material respects with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Non-U.S. Plan have been timely made, except as would not reasonably be expected to result in a Material Adverse Effect. Neither Irish Holdco nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan, except as would not reasonably be expected to result in a Material Adverse Effect. With respect to each Non-U.S. Plan, neither Irish Holdco nor any of its ERISA Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject Irish Holdco or any Subsidiary, directly or indirectly, to a tax or civil penalty which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Non-U.S. Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Non-U.S. Plan is maintained. As of the Closing Date, the present value of the aggregate accumulated benefit liabilities of all such Non-U.S. Plans (based on those assumptions used to fund each such Non-U.S. Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than 200,000 CHF (or the Dollar or foreign currency equivalent thereof as of the date of such determination) the fair market value of the assets of all such Non-U.S. Plans.

Section 3.11 Disclosure. All written or formally presented information other than any projections and information of a general economic or general industry nature, furnished (a) prior to the Closing Date, by or on behalf of Horizon and (b) from and after the Closing Date by or on behalf of Irish Holdco or any Subsidiary to the Administrative Agent, any of its Affiliates or any Lender pursuant to or in connection with this Agreement or any other Loan Document, taken as a whole together with all other written information so delivered on or prior to any date of determination (including this Agreement) and all information contained in regular or periodic reports filed by or on behalf of Irish Holdco or Horizon with the SEC or any similar Governmental Authority on or prior to such date is (or will when furnished be) complete and correct in all material respects and does not (or will not when furnished) contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; provided that, with respect to forecasts or projected financial information, Irish Holdco and each Borrower and Horizon represent only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished (it being understood by the

Administrative Agent and the Lenders that any such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Horizon, Irish Holdco or its Subsidiaries, that no assurances can be given that such projections will be realized and that actual results may differ materially from such projections).

Section 3.12 Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 3.13 Liens. There are no Liens on any of the real or personal properties of Irish Holdco, the Borrowers or any Restricted Subsidiary except for Permitted Liens and liens set forth on Schedule 3.13, which will be released upon repayment of Indebtedness secured by such liens in connection with the consummation of the Transactions.

Section 3.14 Security Interest in Collateral. To the extent the U.S. Security Agreement has been executed and delivered by the parties thereto and is then in effect, the U.S. Security Agreement will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral covered thereby and (i) when the Collateral constituting certificated securities (as defined in the UCC) is delivered to the Collateral Agent, together with instruments of transfer duly endorsed in blank, the Liens under the U.S. Security Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, (ii) when a copyright security agreement is executed and delivered to the Collateral Agent and filed with the U.S. Copyright Office, (iii) when a trademark security agreement or a patent security agreement is executed and delivered to the Collateral Agent and filed with the U.S. Patent and Trademark Office, and (iv) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the U.S. Security Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral covered by the U.S. Security Agreement to the extent perfection can be obtained by filing UCC financing statements, prior and superior to the rights of any other Person, except for (x) Permitted Liens and (y) certain items of Collateral located in or otherwise subject to foreign law where the grant of a Lien or priority and perfection thereof in accordance with the UCC may not be recognized or enforceable. As to any Collateral, the representations and the warranties with respect thereto contained in the relevant Collateral Documents shall be true and correct in all material respects.

Section 3.15 Solvency. Immediately after the consummation of the Transactions and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of Irish Holdco and its Subsidiaries on a consolidated basis will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of Irish Holdco and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Irish Holdco and its Subsidiaries on a consolidated basis will not have incurred any debts and liabilities, subordinated, contingent or otherwise, that they do not believe that they will be able to pay as such debts and liabilities become absolute and matured; and (d) Irish Holdco and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

Section 3.16 Compliance with Anti-Corruption Laws and Sanctions. (a) Neither Irish Holdco, the Borrowers nor any of their respective Restricted Subsidiaries or, to the knowledge of any of Irish Holdco and the Borrowers, any of their respective Affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”) is a Sanctioned Person, and Irish Holdco, the Borrowers, their respective Restricted Subsidiaries and, to the knowledge of any of Irish Holdco and the Borrowers, such Controlled Affiliates are in compliance with Sanctions and Anti-Corruption Laws.

(b) Neither Irish Holdco, the Borrowers nor any of their respective Restricted Subsidiaries or, to the knowledge of any of Irish Holdco and the Borrowers, any of their respective Controlled Affiliates: (i) is the target of Sanctions; (ii) is owned or controlled by, or acts on behalf of, any Person that is the target of Sanctions; (iii) is a Sanctioned Person, or (iv) is located, organized or resident in a Sanctioned Country, including without limitation Cuba, Iran, North Korea, Sudan and Syria.

(c) None of Irish Holdco’s, the Borrowers’ or their respective Restricted Subsidiaries’ assets constitute property of, or are beneficially owned, directly or indirectly, by any Person that is the target of Sanctions if the result of such ownership would be that any Loan or other extension of credit hereunder made by any Lender would be in violation of law.

(d) No Person that is the target of Sanctions has any interest of any nature whatsoever in Irish Holdco or any Borrower if the result of such interest would be that any Loan would be in violation of law.

(e) Neither Irish Holdco, the Borrowers nor, to the knowledge of Irish Holdco or the Borrowers, any Controlled Affiliate has engaged in business with a Sanctioned Country or in violation of the Sanctions if the result of such business would be that any Loan made by any Lender would be in violation of law.

(f) For purposes of determining whether or not a representation is true under this Section 3.16, neither Irish Holdco, the Borrowers nor any of their respective Restricted Subsidiaries shall be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the beneficial ownership of any collective investment fund.

Section 3.17 Irish Financial Assistance. Upon satisfaction of the White Wash Requirements by Irish Holdco and each of its Subsidiary Guarantors incorporated under the laws of the Republic of Ireland, neither the execution, delivery and the performance of any of the Loan Documents that are entered into within 12 months of the passing of the relevant special resolution forming part of the White Wash Requirements, nor the incurrence of any obligations or liabilities thereunder by Irish Holdco or any other Loan Party organized under the laws of the Republic of Ireland, constitutes unlawful financial assistance for the purpose of Section 60 of the Companies Act.

Section 3.18 Luxembourg Regulatory Matters. Luxco is in compliance with all requirements of the Luxembourg legislation and regulations on the domiciliation of companies, and in particular with the Luxembourg Act dated May 31, 1999 on the domiciliation of companies, as amended from time to time, except where failure to comply with any such requirement could not reasonably be expected to result in a Material Adverse Effect. Luxco is not subject to bankruptcy (faillite), general settlement or composition with creditors (concordat préventif de faillite) controlled management (gestion contrôlèe), reprieve from payment (sursis de paiement), judicial or voluntary liquidation (liquidation judiciaire ou volontaire), such other proceedings listed at Article 13, items 4 to 11, 13 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time) (and which include foreign court decisions as to faillite, concordat or analogous procedures according to Council Regulation (EC) n°1346/2000 of May 29, 2000 on insolvency proceedings as amended). Luxco is not in a state of cessation of payments (cessation de paiements) and has not lost its creditworthiness. No application has been made by Luxco or, as far as it is aware, by any other person for the appointment of a commissaire, juge commissaire, liquidateur, curateur or similar officer pursuant to any insolvency or similar proceedings. No application has been made by Luxco for a voluntary or judicial winding up or liquidation. The head office (administration centrale), the place of effective management (siège de direction effective) and (for the purposes of the Council Regulation (EC) N° 1346/2000 of May 29, 2000 on insolvency proceedings) the center of main interests (centre des intérets principaux) of the Co- Borrower in Luxembourg is located at the place of its registered office (siège statutaire) in Luxembourg and it has no “establishment” (as that term is used in Article 2(h) of Council Regulation (EC) N° 1346/2000 of May 29, 2000 on insolvency proceedings) in any other jurisdiction. In addition, Luxco is in compliance with any reporting requirements applicable to it pursuant to the Central Bank of Luxembourg regulation 2011/8 or the Regulation (EU) No 648/2012 of the European Parliament and of the Council of 4 July 2012 on OTC derivatives, central counterparties (CCPs) and trade repositories (TRs), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.19 Regulatory Matters. Subject to the disclosures in Vidara’s registration statement on Form S-4, including any filings incorporated by reference therein:

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each of Irish Holdco and its Subsidiaries holds all company permits, including (1) all permits, licenses, franchises, approvals, registrations, authorizations and clearances necessary for each of Irish Holdco and its Subsidiaries to conduct the business in which they are engaged, as such business is now conducted and is planned to be conducted, and (2) authorizations of any applicable Governmental Authority that are concerned with the quality, identity, strength, purity, safety, efficacy, labeling, manufacturing, marketing, promotion, distribution, sale, pricing, import or export of Irish Holdco products necessary for the lawful operating of the businesses of Irish Holdco or any of its Subsidiaries as currently conducted or as planned to be conducted (the “Company Regulatory Permits”); (ii) all such Company Regulatory Permits are valid and in full force and effect; and (iii) each of Irish Holdco and its Subsidiaries, to the knowledge of any of Irish Holdco, Horizon and the Borrowers (to the extent business activities are being conducted by third parties), is in compliance with the terms of all Company Regulatory Permits.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the businesses of each of Irish Holdco and its Subsidiaries are being conducted, to the knowledge of any of Irish Holdco and the Borrowers (to the extent business activities are being conducted by third parties), in compliance with all applicable Laws, including (i) the FDCA; (ii) the PHSA; (iii) federal Medicare and Medicaid statutes and related state or local statutes; (iv) provincial formulary and drug pricing statutes; (v) any comparable foreign Laws for any of the foregoing applicable in jurisdictions in which material quantities of any of Irish Holdco products or Irish Holdco product candidates are sold or intended by Irish Holdco to be sold; (vi) federal, state or provincial criminal or civil healthcare Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), criminal False Claims Act (42 U.S.C. §1320a-7b(a)), Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act, and any comparable federal, state, provincial or local healthcare Laws); (vii) state or provincial licensing, disclosure and reporting requirements; and (viii) the rules and regulations promulgated pursuant to all such applicable Laws, each as amended from time to time (collectively, “Company Healthcare Laws”). Since January 1, 2012, neither Irish Holdco nor any of its Subsidiaries has received any written notification or communication from any Governmental Authority of noncompliance by, or liability of Irish Holdco or its Subsidiaries under, any Company Healthcare Laws, except where such noncompliance or liability would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) As of the Closing Date, none of Irish Holdco and its Subsidiaries, to the knowledge of any of Irish Holdco and the Borrowers (to the extent business activities are being conducted by third parties), is party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Authority.

(d) All pre-clinical and clinical investigations in respect of an Irish Holdco product or Irish Holdco product candidate conducted or sponsored by each of Irish Holdco and its Subsidiaries are being conducted in compliance with all applicable Laws administered or issued by the applicable Governmental Authorities, except, in each case, for such noncompliance that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(e) As of the Closing Date, since January 1, 2012, neither Irish Holdco nor any of its Subsidiaries has received any written notice from the FDA or any foreign agency with jurisdiction over the development, marketing, labeling, sale, use, handling and control, safety, efficacy, reliability, or manufacturing of drugs which would reasonably be expected to lead to the denial, material limitation, revocation, or rescission of any of the Company Regulatory Permits or of any application for marketing approval already granted or currently pending before the FDA or such other Governmental Authority.

(f) Since January 1, 2012, all reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other Governmental Authority by Irish Holdco and its Subsidiaries have been so filed, maintained or furnished, except where failure to file, maintain or furnish such reports, documents, claims, permits or notices would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such reports, documents, claims, permits and notices were complete and accurate in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing). Since January 1, 2012, neither Irish Holdco nor any of its Subsidiaries, nor, to the knowledge of any of Irish Holdco and the Borrowers, any officer, employee, agent or distributor of Irish Holdco or any of its Subsidiaries, has made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement, in each such case, related to the business of Irish Holdco or any of its Subsidiaries, that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for the FDA or any other Governmental Authority to invoke any similar policy, except for any act or statement or failure to make a statement that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Neither Irish Holdco nor any of its Subsidiaries, nor, to the knowledge of any of Irish Holdco and the Borrowers, any officer, employee, agent or distributor of Irish Holdco or any of its Subsidiaries, has been debarred or convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law applicable in other jurisdictions in which material quantities of any of Irish Holdco products or Irish Holdco product candidates are sold or intended by Irish Holdco to be sold. Since January 1, 2012, neither Irish Holdco nor any of its Subsidiaries, nor, to the knowledge of any of Irish Holdco and the Borrowers, any officer, employee, agent or distributor of Irish Holdco or any of its Subsidiaries, has been excluded from participation in any federal health care program or convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in any federal health care program under Section 1128 of the Social Security Act of 1935 (42 U.S.C. § 1320a-7), as amended, or any similar Company Healthcare Law or program.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since January 1, 2012, neither Irish Holdco nor any of its Subsidiaries has voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field corrections, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action to wholesalers, distributors, retailers, healthcare professionals or patients relating to an alleged lack of safety, efficacy or regulatory compliance of any Irish Holdco product. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of any of Irish Holdco and the Borrowers, there are no facts which are reasonably likely to cause, and Irish Holdco has not received any written notice from the FDA or any other Governmental Authority regarding (i) the recall, market withdrawal or replacement of any Irish Holdco product sold or intended to be sold by Irish Holdco or any of its Subsidiaries (other than recalls, withdrawals or replacements that are not material to Irish Holdco or its Subsidiaries, taken as a whole), (ii) a material change in the marketing classification or a material adverse change in the labeling of any such Irish Holdco products, (iii) a termination or suspension of the manufacturing, marketing, or distribution of such Irish Holdco products, or (iv) a material negative change in reimbursement status of an Irish Holdco product.

ARTICLE IV

Conditions

Section 4.01 Conditions Precedent to the Effective Date. The effectiveness of the Term Loan Commitments hereunder is subject to the satisfaction of the following condition precedent:

(a) Loan Documents. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of Horizon.

(b) USA Patriot Act. Horizon shall have provided the documentation and other information to the Lenders (to the extent requested by the Lenders at least two Business Days prior to the Effective Date) that are required by regulatory authorities under the applicable “know-your-customer” rules and regulations and anti-money laundering rules and regulations, including the USA Patriot Act.

Section 4.02 Conditions Precedent to the Closing Date. The obligations of the Lenders to extend Loans in respect of the Commitments on the date of the first Borrowing hereunder are subject to the satisfaction of the following conditions precedent:

(a) Execution. The Administrative Agent shall have received (i) a Joinder Agreement, executed and delivered by a duly authorized officer of Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco, the U.S. Borrower and Luxco, (ii) the U.S. Security Agreement, executed and delivered by a duly authorized officer of Irish Holdco, the Borrowers, Horizon and each other Subsidiary Guarantor, (iii) the Irish Debenture, executed and delivered as a deed by a duly authorized attorney of Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco, Irish Finco and each other Subsidiary Guarantor which is incorporated under the laws of the Republic of Ireland, (iv) the Irish Share Charges, executed and delivered as a deed by a duly authorized officer or attorney (as applicable) of the applicable pledger thereof, (v) each Lux Security Document, executed and delivered by a duly authorized officer of Irish Intermediate Holdco, or by a duly authorized officer of Luxco, as applicable, and (vi) the Subsidiary Guaranty, executed and delivered by a duly authorized officer of the Irish Finco, Horizon and Horizon Pharma and each other Subsidiary (other than Irish Intermediate Holdco, Irish New Intermediate Holdco and the Borrowers) required to become a Subsidiary Guarantor. On or prior to the Closing Date, Horizon shall deliver to the Administrative Agent updated versions of the schedules to this Agreement and any other Loan Document, which shall supersede and replace any schedules attached hereto or thereto (or the form thereof) as of the date hereof.

(b) Organizational Documents and Necessary Consents. The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation and all applicable, if any, certificates of incorporation on a change of name or certificates of re-registration or other formation documents, including all amendments thereto, of each Loan Party (other than Luxco) as of the Closing Date, certified (to the extent available in any non-U.S. jurisdiction) as of a recent date by the Secretary of State of the state of its organization (or similar Governmental Authority in any foreign jurisdiction with respect to any such Loan Party organized outside the United States of America) or, in the case of any such Loan Party incorporated in Luxembourg, by a notary public, or in the case of any such Loan Party incorporated under the laws of Ireland, by a director or the secretary of such Loan Party, and (to the extent available in a non-U.S. jurisdiction) a certificate as to the good standing of each such Loan Party as of a recent date, from such Secretary of State (or similar Governmental Authority in any foreign jurisdiction (to the extent available in that foreign jurisdiction) with respect to any Loan Party organized outside the United States of America); (ii) a certificate of the secretary or assistant secretary of each Loan Party (other than Luxco) as of the Closing Date (or of a manager or director, in the case of any such Loan Party incorporated in the Republic of Ireland) dated the Closing Date (or the Effective Date, as applicable) and certifying (A) that attached thereto is a true and complete copy of the by-laws (or similar governing documentation) of such Loan Party as in effect on the Closing Date (or the Effective Date, as applicable) and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or similar governing body of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party, (in the case of each Borrower) the borrowings hereunder, (in the case of each such Loan Party) the granting of the Liens contemplated to be granted by it under the Collateral Documents and (in the case of each Guarantor) the Guaranteeing of the Secured Obligations as contemplated by this Agreement, the Subsidiary Guaranty, the Collateral Agreement and other Loan Documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) if applicable, that the certificate or articles of incorporation or other formation documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above or where a certificate of good standing is not applicable in its jurisdiction of incorporation that attach a true, up to date and correct copy of the certificate or articles of incorporation or other formation documents of each Loan Party duly certified as being true, up to date and correct and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary (or manager or director, if applicable) executing the certificate pursuant to (ii) above.

(c) USA Patriot Act. Each Person which shall become a Loan Party on the Closing Date shall have provided the documentation and other information to the Lenders (to the extent requested by the Lenders at least five days prior to the Closing Date) that are required by regulatory authorities under the applicable “know-your-customer” rules and regulations and anti-money laundering rules and regulations, including the USA Patriot Act; provided that such documentation or other information shall not result in the Loans hereunder being deemed to be illegal or contrary to the internal policies relating to “know-your-customer” rules and regulations and anti-money laundering rules and regulations of the Administrative Agent.

(d) Guarantees; Collateral. (i) The Guaranty with respect to Irish Holdco, each Borrower and each Subsidiary Guarantor (and any confirmation thereof) shall have been executed and be in full force and effect, and (ii) all documents and instruments required to perfect the Collateral Agent’s security interest in (A) all of the issued and outstanding Equity Interests of each Borrower and, subject to the Agreed Security Principles (in the case of the Equity Interests of any Foreign Subsidiary), each Subsidiary Guarantor and (B) subject to the Agreed Security Principles (in the case of any Foreign Subsidiary), substantially all of the assets of Irish Holdco, each Borrower and each Subsidiary Guarantor (in each case, to the extent included in the Collateral) shall have been executed and delivered and, if applicable, be in proper form for filing.

(e) Guarantees; Collateral (Additional Requirements for Luxembourg Entities). The Administrative Agent shall have received, in respect of Luxco, a manager’s certificate in a form satisfactory to the Administrative Agent, dated as of the Closing Date and signed by a manager of Luxco, certifying, inter alia, the following items:

(A) a true, correct, complete and up-to-date copy of its articles of association;

(B) a true, correct, complete and up-to-date copy of the resolutions of the board of managers of Luxco approving, inter alia, its entry into the Loan Documents to which it is a party;

(C) a true, correct, complete and up-to-date copy of an excerpt of the Luxembourg Companies Register dated on the Closing Date or at the earliest one Business Day before the Closing Date;

(D) a true, correct, complete and up-to-date copy of a certified true certificate of non-registration of judgments (certificat de non-inscription d’une décision judiciaire) dated on the Closing Date or at the earliest one Business Day before the Closing Date, issued by the Luxembourg Companies Register;

(E) Luxco complies with, and adheres to, the provisions applicable to it of the Luxembourg Law dated May 31, 1999 concerning the domiciliation of companies, as amended.

(f) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, Collateral Agent, the Lead Arrangers and the Lenders, a written opinion of (i) Cooley LLP, New York counsel for the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent, (ii) McCann FitzGerald Solicitors, Irish counsel for the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent, (iii) Matheson, Irish counsel for the Administrative Agent and Collateral Agent in relation to the validity and enforceability of the Irish Debenture and Irish Share Charges, in form and substance reasonably acceptable to the Administrative Agent and (iv) (a) Arendt & Medernach, Avocats à la Cour, Luxembourg counsel for Horizon in relation to capacity aspects, in form and substance reasonably acceptable to the Administrative Agent and (b) Loyens & Loeff Luxembourg S.à r.l., Luxembourg counsel for the Administrative Agent and the Lenders in relation to enforceability aspects, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent, the Lead Arrangers and the Lenders, and in each case, each of their permitted assigns, and (C) Horizon, the U.S. Borrower, Luxco and each other Loan Party and the Administrative Agent hereby request such counsel to deliver such opinions.

(g) Limited Representations and Warranties. The (i) Specified Acquisition Representations shall be true and correct to the extent required by the definition thereof and (ii) the

Specified Representations shall be true and correct in all material respects (or, if qualified as to “materiality” or “Material Adverse Effect”, in all respects) on and as of the Closing Date, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, if qualified by materiality or “Material Adverse Effect”, in all respects) as of such earlier date.

(h) White Wash Requirements. The Administrative Agent shall have received evidence satisfactory to it that Irish Holdco and each of its Subsidiary Guarantors incorporated under the laws of the Republic of Ireland have complied with the White Wash Requirements in respect of transactions contemplated by the Loan Documents.

(i) Acquisition. Concurrently with the Borrowing of 2014 Term Loans hereunder, the Acquisition shall have been consummated in accordance with the terms and conditions of the Acquisition Documentation, and the Acquisition Agreement shall not have been altered, amended or otherwise changed or supplemented or any provision or condition therein waived, and Horizon thereof shall not have consented to any action which would require the consent of Horizon under the Acquisition Agreement, if such alteration, amendment, change, supplement, waiver or consent would be materially adverse to the interests of the Lenders, in any such case without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld) (it being understood and agreed that any alteration, supplement, amendment, modification, waiver or consent that (i) decreases the purchase price in respect of the Acquisition by 10% or more other than purchase price adjustments pursuant to the express terms of the Acquisition Agreement shall be deemed to be materially adverse to the interests of the Lenders, (ii) increases the purchase price in respect of the Acquisition shall not be deemed to be materially adverse to the interests of the Lenders, so long as such increase is funded solely by the issuance by Irish Holdco of common equity, (iii) modifies the so-called “Xerox” provisions of the Acquisition Agreement providing protection with respect to exclusive jurisdiction, waiver of jury trial, liability caps and third party beneficiary status for the benefit of the Administrative Agent, the Lead Arrangers, the Lenders and their respective Affiliates shall be deemed to be materially adverse to the interests of the Lenders) or (iv) alters the Reorganization or the Reorganization Steps shall not be deemed to be materially adverse to the interests of the Lenders so long as such alteration does not result in any Subsidiary becoming an Excluded Subsidiary (unless such Excluded Subsidiary nonetheless becomes a Subsidiary Guarantor and other than as currently contemplated pursuant to the Reorganization as set forth in the Acquisition Agreement).

(j) No Target Material Adverse Effect. No Target Material Adverse Effect shall have occurred since March 18, 2014.

(k) U.S. searches. The Administrative Agent shall have received completed results of searches reasonably requested by the Administrative Agent (which results shall be reasonably satisfactory to the Administrative Agent), dated on or before the Closing Date, including all effective financing statements filed in (i) the jurisdictions of organization of the U.S. Borrower, the Acquisition Sub, Horizon, Horizon Pharma and each other Domestic Subsidiary of the Target or Horizon that is a Material Subsidiary and (ii) in the District of Columbia for Irish Holdco and each foreign subsidiary that is a Material Subsidiary, in each case, that name such Person as debtor, together with copies of such financing statements.

(l) Irish searches. The Administrative Agent shall have received searches in the Companies Registration Office, the High Court Central Office and the Judgments Office in respect of Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco, Irish IP Subsidiary, Irish Finco, Irish Opco, each other Subsidiary Guarantor that is incorporated under the laws of the Republic of Ireland and each other Subsidiary that is incorporated under the laws of the Republic of Ireland that will be a signatory to a Loan Document.

(m) Solvency Certificate. The Administrative Agent shall have received a certificate of Horizon, signed by an authorized signatory of Horizon, in substantially the form attached hereto as Exhibit C, attesting to the solvency of Irish Holdco and its Subsidiaries (including the Borrowers and their Subsidiaries), taken as a whole, after giving effect to the proposed Transactions on the Closing Date.

(n) Fees. To the extent invoiced at least two Business Days prior to the Closing Date, all costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated by the Engagement Letter or as otherwise agreed by the parties thereto, payable to each Lead Arranger, each Agent and the Lenders, shall have been paid to the extent due.

(o) Refinancing. Substantially concurrently with the initial funding of the Term Loans hereunder, the Intercompany Closing Date Loans shall have been made as contemplated by the Reorganization Steps. After giving effect to the consummation of the Transactions, Irish Holdco and its Subsidiaries shall have no outstanding preferred equity (unless owned by a direct parent thereof which is a Loan Party) or Indebtedness, except for Indebtedness incurred pursuant to (i) the Loan Documents, (ii) the Intercompany Closing Date Loans, intercompany indebtedness outstanding on the date hereof, and other intercompany debt reasonably satisfactory to the Administrative Agent, (iii) indebtedness expressly permitted to remain outstanding after the Closing Date pursuant to the Acquisition Agreement (as in effect on the date thereof) and (iv) the Horizon Convertible Notes and such other existing indebtedness identified to the Lead Arrangers as “surviving debt” prior to the date hereof.

(p) Reorganization Transactions. The Administrative Agent shall have received evidence to its reasonable satisfaction that those Reorganization Steps identified to occur prior to the initial funding hereunder shall have been consummated and arrangements satisfactory to the Administrative Agent shall have been made for the consummation of those steps identified to occur after the initial funding hereunder, in each case, in all material respects in a manner consistent with the Reorganization, after giving effect to any modifications thereto that are not prohibited by Section 4.02(i) and that have been notified to the Administrative Agent and the Lead Arrangers in writing.

(q) Financial Statements. The Administrative Agent shall have received (i) the financial statements described in Section 3.04(a), (ii) unaudited condensed consolidated balance sheets and related statements of comprehensive income (loss) and cash flows of Horizon and the unaudited combined balance sheets and related statements of operations and cash flows of Target and its Subsidiaries and Vidara Therapeutics Inc. for each fiscal quarter ended after the close of its most recent fiscal year and at least 45 days prior to the Closing Date and (iii) the unaudited pro forma combined financial statements (including a consolidated balance sheet and related statements of income) of Irish Holdco and its subsidiaries meeting the requirements of Regulation S-X for registration statements on Form S-1 (with such adjustments, omissions or exceptions as are reasonably acceptable to the Administrative Agent) for the year ended December 31, 2013 and for the interim quarterly periods ended at least 45 days prior to the Closing Date.

(r) A Borrowing Request shall have been delivered in accordance with the terms of Section 2.03.

Notwithstanding anything in this Agreement to the contrary it is understood that, to the extent any security interest in the Collateral (other than (1) any Collateral the security interest in which may be perfected by the filing of a UCC financing statement, (2) with respect to the U.S. Borrower and the Domestic Subsidiaries that are Subsidiary Guarantors by intellectual property filings with the United

States Patent and Trademark Office or the United States Copyright Office or (3) by the delivery of certificates representing the Equity Interests of the U.S. Borrower, the Target and their respective Domestic Subsidiaries) is not perfected or, with respect to (a) any Mortgages, (b) any Collateral, the pledge of which requires a filing in any foreign jurisdiction, and (c) any Irish Security Documents, Lux Security Documents and any other Collateral Documents with respect to any jurisdiction outside the United States that are not provided on the Closing Date after Horizon’s use of commercially reasonable efforts to do so, the perfection or provision of such security interest will not constitute a condition precedent to the availability of the 2014 Term Loans on the Closing Date, but Irish Holdco and the U.S. Borrower agree to grant or perfect such security interest no later than 90 days after the Closing Date (subject to extension by the Administrative Agent in its reasonable discretion and subject to the Agreed Security Principles).

Each Borrowing on the Closing Date shall be deemed to constitute a representation and warranty by Irish Holdco, and the Borrowers on such date as to the satisfaction of the matters specified above in this Section 4.02 (except that no representation shall be deemed made as to whether any item is required to be acceptable or satisfactory to the Administrative Agent is acceptable or satisfactory to it).

Section 4.03 Each Borrowing after the Closing Date. The obligation of each Lender to make a Loan on the occasion of any Borrowing after the Closing Date is subject to the satisfaction of the following conditions:

(a) Except as set forth in Section 2.17(d) with respect to Incremental Term Loans used to finance a Permitted Acquisition, the representations and warranties of Irish Holdco, the Borrowers and their respective Restricted Subsidiaries set forth in this Agreement shall be true and correct in all material respects (or, if qualified as to “materiality” or “Material Adverse Effect”, in all respects) on and as of the date of such Borrowing, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, if qualified by materiality or “Material Adverse Effect”, in all respects) as of such earlier date.

(b) Except as set forth in Section 2.17(d) with respect to Incremental Term Loans used to finance a Permitted Acquisition, at the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

(c) A Borrowing Request shall have been delivered in accordance with the terms of Section 2.03.

Each Borrowing shall be deemed to constitute a representation and warranty by Irish Holdco and the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.03.

ARTICLE V

Affirmative Covenants

From the Closing Date until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, Irish Holdco and each Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements and Other Information. Irish Holdco will furnish to the Administrative Agent, on behalf of each Lender:

(a) within ninety (90) days after the end of each fiscal year of Irish Holdco, an audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows for Irish Holdco and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (if any), with such audited balance sheet and related consolidated financial statements reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, except to the extent solely due to the scheduled occurrence of a Maturity Date within one year from the date of such audit or due to any misrepresentation under, or non-compliance with, or breach of, this Agreement which has been waived or otherwise consented to by the Required Lenders) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Irish Holdco and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Irish Holdco, a consolidated balance sheet and related statements of operations and cash flows for Irish Holdco and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Irish Holdco and its consolidated Subsidiaries (or Irish Holdco and its consolidated Restricted Subsidiaries, as applicable) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Irish Holdco certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(d) concurrently with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, if applicable, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements;

(e) concurrently with the delivery of the certificate of a Financial Officer of Irish Holdco under clause (c) above, updated versions of the schedules to the U.S. Security Agreement and/or any other applicable Collateral Document (provided that if there have been no changes to any such schedules since the previous updating required thereby, Irish Holdco shall indicate that there has been “no change” to the applicable schedule(s));

(f) as soon as available, but in any event not more than ninety (90) days after the end of each fiscal year of Irish Holdco, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of Irish Holdco for each quarter of the fiscal year following such fiscal year in form reasonably satisfactory to the Administrative Agent (without giving effect to any Unrestricted Subsidiaries); and

(g) promptly after any request therefor, such other information regarding the operations, business affairs and financial condition of Irish Holdco or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as may be reasonably requested by the Administrative Agent or by any Lender through the Administrative Agent.

Information required to be delivered pursuant to Sections 5.01(a) and 5.01(b) shall be deemed to have been delivered if such information, or one or more annual, quarterly or other periodic reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov; provided that, for the avoidance of doubt, Irish Holdco shall be required to provide copies of the compliance certificates required by clause (c) of this Section 5.01 to the Administrative Agent. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. In the event any financial statements delivered under clause (a) or (b) above shall be restated, the Borrowers shall deliver, promptly after such restated financial statements become available, revised compliance certificates required by clause (c) of this Section 5.01 with respect to the periods covered thereby that give effect to such restatement, signed by a Financial Officer of Irish Holdco.

Irish Holdco and each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of Irish Holdco and the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Irish Holdco, the Borrowers or their respective Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Irish Holdco and each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders (other than materials made available on the website of the SEC) shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Irish Holdco and each Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Irish Holdco, each Borrower or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

Section 5.02 Notices of Material Events. Irish Holdco and each Borrower will, upon knowledge thereof by a Responsible Officer, furnish to the Administrative Agent prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Irish Holdco, a Borrower or any Subsidiary or Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d) (i) any contribution required to be made with respect to a Non-U.S. Plan has not been timely made; (ii) Irish Holdco or any Subsidiary has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan; or (iii) Irish Holdco or any Subsidiary may incur any material liability pursuant to any Non-U.S. Plan, in each case, to the extent that such event could reasonably be expected to result in a Material Adverse Effect;

(e) any event or discovery of conditions, including, but not limited to a Release or threatened Release of Hazardous Materials, that could reasonably be expected to result in a Material Adverse Effect; and

(f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer of Irish Holdco setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Information required to be delivered pursuant to clause (b) of this Section 5.02 shall be deemed to have been delivered if such information, or one or more annual or quarterly or other periodic reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section 5.02 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

Section 5.03 Existence; Conduct of Business. Irish Holdco and the Borrowers will, and will cause each of their respective Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that (i) the foregoing shall not prohibit any Disposition, merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 6.03 or Section 6.11 and (ii) neither Irish Holdco nor any of its Material Subsidiaries shall be required to preserve any right, license, permit, privilege, franchise, patent, copyright, trademark, trade name or other intellectual property rights which in the reasonable good faith determination of Irish Holdco or such Material Subsidiary are not material to the conduct of the business of Irish Holdco or its Material Subsidiaries.

Section 5.04 Tax Status; Payment of Obligations. Irish Holdco and the Borrowers will, and will cause each of their Restricted Subsidiaries to, pay their material obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Irish Holdco, such Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. No Borrower that is organized in a jurisdiction other than the Republic of Ireland will become tax resident in the Republic of Ireland.

Section 5.05 Maintenance of Properties; Insurance. Irish Holdco and the Borrowers will, and will cause each of the Material Subsidiaries to, (a) keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable carriers (i) insurance in such amounts (with no greater risk retention) and against such risks and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) all insurance required pursuant to the Collateral Documents. Irish Holdco and the Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. Irish Holdco and the Borrowers shall deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the Loan Parties’ tangible personal property and assets and business interruption insurance policies naming the Administrative Agent as lender loss payee, and (y) to all general liability and other liability policies naming the Administrative Agent an additional insured. In the event Irish Holdco, the Borrowers or any of the Material Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.

Section 5.06 Books and Records; Inspection Rights. Irish Holdco and the Borrowers will, and will cause each of the Material Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and applicable law are made of all material financial dealings and transactions in relation to its business and activities. Irish Holdco and the Borrowers will, and will cause each of the Material Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (pursuant to a request made through the Administrative Agent), at reasonable times upon reasonable prior notice (but not more than once annually if no Event of Default shall exist), to visit and inspect its properties, to examine and make extracts from its books and records, including examination of its environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Irish Holdco and each Borrower acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to Irish Holdco and its Material Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders.

Section 5.07 Compliance with Laws and Material Contractual Obligations. (a) Irish Holdco and the Borrowers will, and will cause each of the Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, (iii) complete any investigation, study, sampling and testing and undertake any clean up, removal, remediation or other response necessary to remove and clean up any Release of Hazardous Materials, as required under applicable Environmental Laws; and (iv) respond to any action, suit or proceeding asserting any Environmental Liability against Irish Holdco and its subsidiaries, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) The Borrowers will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrowers, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.08 Use of Proceeds. (a) The U.S. Borrower shall use the proceeds of the 2014 Term Loans (i) to make certain payments to Vidara Holdings and one or more Intercompany Closing Date Loans, in each case in connection with the Transactions and (ii) to the extent any portion of the Term Loans remain available following application of proceeds pursuant to preceding clause (i), for general corporate purposes (including the payment of fees and expenses in connection with the Loan Documents and Transactions).

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, (i) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X; (ii) in violation of Sanctions; (iii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Country or Sanctioned Person; (iv) in any manner that would result in the violation of any Sanctions applicable to any party hereto; or (v) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

Section 5.09 Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances. (a) Within the time periods specified in Section 5.09(f) below after any Person becomes a Restricted Subsidiary that is not an Excluded Subsidiary or any Excluded Subsidiary that is not an Unrestricted Subsidiary ceases to be an Excluded Subsidiary (including by qualifying independently as, or being designated by the Borrowers as a Material Subsidiary) (a “New Loan Party”), Irish Holdco and the Borrowers shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall (subject to the Agreed Security Principles, in the case of any Foreign Subsidiary and, in the case of any Foreign Subsidiary incorporated in Ireland, compliance with the White Wash Requirements, if applicable) cause each such New Loan Party to deliver to the Administrative Agent a supplement to the Subsidiary Guaranty and the U.S. Security Agreement and each other applicable Collateral Document (in each case in the form contemplated thereby and modified as required in order to comply with local laws in accordance with the Agreed Security Principles, if applicable) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, the Subsidiary Guaranty, the U.S. Security Agreement and other applicable Collateral Document, to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions as may be reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent and its counsel.

(b) Subject to the Agreed Security Principles (where applicable) and Section 5.09(f), Irish Holdco and the Borrowers will cause, and will cause each other Loan Party to cause, all of its owned property (whether real, personal, tangible, intangible, or mixed but excluding Excluded Assets) to be subject at all times to perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents on a first priority basis, subject to no other Liens other than Permitted Liens. Without limiting the generality of the foregoing, and subject to the Agreed Security Principles (where applicable) and Section 5.09(f), Irish Holdco and the Borrowers (i) will cause the issued and outstanding Equity Interests of each Subsidiary directly owned by either the Borrowers or any other Loan Party (other than Excluded Assets) to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request and (ii) will, and will cause each other Loan Party to, deliver Mortgages and Mortgage Instruments with respect to real property (excluding Excluded Assets) owned by the Borrowers or such Loan Party to the extent, and within such time period as is, reasonably required by the Administrative Agent; provided that with respect to jurisdictions that impose mortgage recording taxes, the applicable Mortgages and Mortgage Instruments and any other Collateral Documents shall not secure indebtedness in an amount exceeding 105% of the fair market value of the applicable mortgaged property, as reasonably determined in good faith by the Loan Parties and reasonably acceptable to the Administrative Agent.

(c) Without limiting the foregoing, but subject to the Agreed Security Principles and Section 5.09(f), Irish Holdco and the Borrowers will, and will cause each other Loan Party to, execute and deliver, or cause to be executed and delivered, to the Collateral Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.02, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Borrowers; provided that, in connection with any real property subject to this Section 5.09(c), the Borrowers will comply with the National Flood Insurance Reform Act of 1994 and related legislation and regulations to the extent applicable.

(d) Subject to the Agreed Security Principles and Section 5.09(f), if any assets (including any real property or improvements thereto or any interest therein) are acquired by a Loan Party (other than Excluded Assets and assets constituting Collateral that become subject to the Lien in favor of the Administrative Agent upon acquisition thereof), the Borrowers will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, Irish Holdco and the Borrowers will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (b) of this Section 5.09, all at the expense of the Borrowers.

(e) Except with respect to a Subsidiary that is prohibited by applicable law from guaranteeing the Secured Obligations or is an Excluded Subsidiary by virtue of clause (c) of the definition of Excluded Subsidiary (and in respect of which white wash or similar procedures are not available), concurrently with the designation of any Subsidiary as a guarantor under any other Material Indebtedness of the Borrowers after the Closing Date, the Borrowers shall cause each such Subsidiary to deliver to the Administrative Agent a duly executed copy of the Subsidiary Guaranty (or supplement thereto) pursuant to which such Subsidiary agrees to be bound by the terms and provisions of the Subsidiary Guaranty (in the case of a Foreign Subsidiary, modified as required in order to comply with local laws in accordance with the Agreed Security Principles), and such Subsidiary Guaranty (or supplement thereto) shall be accompanied by appropriate officer’s certificates, resolutions, organizational documents and legal opinions of counsel and, in the case of a Foreign Subsidiary incorporated under the laws of the Republic of Ireland, evidence of compliance with the White Wash Requirements (if applicable), as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(f) Notwithstanding anything to the contrary herein or in any other Loan Document, (i) any deliverables delivered pursuant to this Section 5.09 as of the Closing Date shall be subject to the penultimate paragraph of Section 4.02, (ii) with respect to any real property acquired after the Closing Date, the Loan Parties shall have ninety (90) days after the acquisition of the applicable real property (or such later date as may be agreed upon by the Administrative Agent in the exercise of its reasonable discretion with respect thereto) to take the actions required by this Section 5.09, (iii) with respect to any other property or assets acquired after the Closing Date or with respect to any New Loan Party, the Loan Parties shall have forty-five (45) days, or ninety (90) days in the case of the Equity Interests, property or assets of, or actions required to be taken by, any Foreign Subsidiary, after the acquisition thereof or such Person becomes a New Loan Party (or such later date as may be agreed upon by the Administrative Agent in the exercise of its reasonable discretion with respect thereto) to take the actions required by this Section; provided that, in the case of any Equity Interests, property or assets of any Foreign Subsidiary acquired or any Foreign Subsidiary becoming a New Loan Party within ninety (90) days after the Closing Date, the Loan Parties shall have the longer of (A) ninety (90) days after the Closing Date and (B) ninety (90) days after such acquisition or such Person becoming a New Loan Party to take any such actions (or, in each case such later date as may be agreed upon by the Administrative Agent in the exercise of its reasonable discretion with respect thereto), and (iv) no Loan Party shall have any obligation to (A) enter into control agreements with respect to any security interest or lien in any Deposit Account or Securities

Account (in each case, as defined in the UCC) included in the Collateral, (B) perfect any security interest or lien in any intellectual property included in the Collateral in any jurisdiction other than in the United States, except with respect to Foreign Intellectual Property issued or registered by, or applied-for in, a Covered Jurisdiction, (C) to obtain any landlord waivers, estoppels or collateral access letters, and (D) perfect a security interest in any letter of credit rights, other than the filing of a UCC financing statement.

Section 5.10 Designation of Subsidiaries. Irish Holdco may, at any time from and after the Closing Date, designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary, unless such Subsidiary has total consolidated assets of $1,000 or less or (y) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 6.04 and (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary pursuant to this Section 5.10. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the applicable Loan Party therein at the date of designation in an amount equal to the fair market value (as determined in good faith by Irish Holdco) of the applicable Loan Party’s (or any of its Restricted Subsidiaries’) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the applicable Loan Party in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s Investment in such Subsidiary. Notwithstanding the foregoing, neither Irish Intermediate Holdco, Irish New Intermediate Holdco, nor any Borrower, Co-Borrower, Irish Finco, Horizon or Horizon Pharma shall be permitted to be an Unrestricted Subsidiary.

ARTICLE VI

Negative Covenants

From the Closing Date until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, Irish Holdco and each Borrower covenants and agrees with the Lenders that:

Section 6.01 Indebtedness.

(a) Irish Holdco will not, and will not permit any Restricted Subsidiary to, incur, directly or indirectly, any Indebtedness, and Irish Holdco will not issue any Disqualified Equity Interests and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Equity (other than the issuance of Preferred Equity by any Restricted Subsidiary to Irish Holdco or another Restricted Subsidiary that is a Loan Party and, to the extent such issuance constitutes a Permitted Investment hereunder or is otherwise permitted under Section 6.04, the issuance of Preferred Equity by any Restricted Subsidiary that is not a Loan Party to Irish Holdco or another Restricted Subsidiary); provided, however, Irish Holdco will be entitled to incur Indebtedness or issue Disqualified Equity Interests and any Restricted Subsidiary will be entitled to incur Indebtedness or issue Preferred Stock, so long as (i) no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect (including giving effect on a pro forma basis) to such incurrence or issuance, (ii) such Indebtedness is not scheduled to mature prior to the date that is 91 days after the Latest Maturity Date and (ii) after giving effect to such incurrence or issuance on a pro forma basis for the most recently ended Test Period prior to such incurrence or issuance (or, in the event the proceeds thereof are to be used to finance a Limited Condition Acquisition, prior to the date the definitive agreements for such Limited Condition

Acquisition are entered into), the Total Net Leverage Ratio is less than 5.50:1.00; provided, that any such Indebtedness of non-Guarantor Subsidiaries, when combined with all Indebtedness incurred pursuant to Section 6.01(b)(xi) hereof, shall not exceed, in the aggregate, $15,000,000 at any time outstanding;

(b) Notwithstanding Section 6.01(a), Irish Holdco and its Restricted Subsidiaries will be entitled to incur any or all of the following Indebtedness (collectively “Permitted Debt”):

(i) The Secured Obligations (including any Incremental Term Loans) and any Credit Agreement Refinancing Indebtedness;

(ii) Indebtedness owed to and held by Irish Holdco or a Restricted Subsidiary as permitted under Section 6.04; provided, that (i) any subsequent issuance or transfer of any Equity Interest that results in any such Indebtedness being held by a Person other than Irish Holdco or a Restricted Subsidiary and (ii) any subsequent transfer of such Indebtedness (other than to Irish Holdco or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon that was not permitted by this clause (ii);

(iii) Indebtedness of Irish Holdco to any Restricted Subsidiary and of any Restricted Subsidiary to Irish Holdco or any other Restricted Subsidiary (including, without limitation, pursuant to any Intercompany Closing Date Loans and to consummate the Transactions (including, without limitation, the Acquisition and each other transaction contemplated by the Reorganization)); provided that (x) such Indebtedness of any Restricted Subsidiary that is not a Loan Party owed to any Loan Party is a Permitted Investment or is otherwise permitted under Section 6.04, (y) any Indebtedness consisting of any Intercompany Closing Date Loan shall be represented by a promissory note pledged to the Collateral Agent as provided in the definition of Intercompany Closing Date Loan contained herein, and (z) any Indebtedness owing by any Loan Party to a Restricted Subsidiary which is not a Loan Party shall be subordinated in right of payment to the Secured Obligations on a basis, and pursuant to an agreement, reasonably satisfactory to the Administrative Agent;

(iv) Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by Irish Holdco (other than Indebtedness incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Irish Holdco); provided, that on the date of such acquisition and after giving effect thereto on a pro forma basis, either (A) Irish Holdco would be entitled to incur at least $1.00 of additional Indebtedness pursuant to Section 6.01(a) or (B) after giving effect to such acquisition on a pro forma basis, the First Lien Net Leverage Ratio shall be equal to or lower than such ratio as in effect immediately prior to the consummation thereof;

(v) Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to Section 6.01(a), Sections 6.01(b)(iv) or (xvii) or this clause (v);

(vi) Swap Agreements permitted under Section 6.05;

(vii) (A) obligations in respect of worker’s compensation and self-insurance and performance, bid, stay, customs, appeal, replevin and surety bonds and performance and completion guarantees provided by Irish Holdco or any Restricted Subsidiary in the ordinary course of business, and (B) reimbursement and indemnification obligations in respect of letters of credit, banker’s acceptances and other similar instruments issued in respect of obligations specified in clause (A) or to landlords or vendors in the ordinary course of business;

(viii) ACH Indebtedness and Indebtedness owed in respect of business credit card programs and any netting services, overdrafts and related liabilities arising from treasury, depository and cash management services;

(ix) Indebtedness consisting of any Guarantee by Irish Holdco or any Restricted Subsidiary of Indebtedness or other obligations of Irish Holdco or any of its Subsidiaries; provided that the aggregate amount of Indebtedness and other payment obligations (other than in respect of any overdrafts and related liabilities arising in the ordinary course of business from treasury, depository and cash management services or in connection with any ACH Indebtedness) of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall constitute Permitted Investments (without giving effect to clause (11) thereof) or otherwise be permitted under Section 6.04; provided, further, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Loans, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(x) Capital Lease Obligations, Synthetic Lease Obligations and Indebtedness incurred after the Closing Date in respect of purchase money indebtedness and Permitted Refinancing Indebtedness in respect thereof and in an aggregate principal amount on the date of incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (x), does not exceed $10,000,000;

(xi) Other Indebtedness of non-Guarantor Subsidiaries and Foreign Subsidiaries in an aggregate principal amount on the date of incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (xi), does not exceed $10,000,000;

(xii) Indebtedness of Irish Holdco or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums with the providers of such insurance or their affiliates or (ii) take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;

(xiii) Indebtedness incurred in connection with judgments, decrees, attachments or awards that do not constitute an Event of Default;

(xiv) Indebtedness in the form of (i) guarantees of loans and advances to officers, directors, consultants and employees, in an aggregate amount not to exceed $5,000,000 at any one time outstanding, and (ii) reimbursements owed to officers, directors, consultants and employees of Irish Holdco or any of its Subsidiaries or Irish Holdco’s direct or indirect parent companies;

(xv) Indebtedness consisting of obligations to make payments to current or former officers, directors and employees of Irish

Holdco, any of its Subsidiaries or Irish Holdco’s direct or indirect parent companies, their respective estates, spouses or former spouses with respect to the cancellation, purchase or redemption of Equity Interests of Irish Holdco, any of its Subsidiaries, or any of Irish Holdco’s direct or indirect parent companies to the extent permitted under Section 6.04;

(xvi) Indebtedness (i) incurred in connection with a Permitted Receivables Facility that is not recourse to Irish Holdco or any Restricted Subsidiary or (ii) incurred for working capital purposes, in an aggregate principal amount on the date of incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (xvi), does not exceed $50,000,000;

(xvii) the Horizon Convertible Notes (and any Guarantees thereof by Irish Holdco), any other Indebtedness that is, or would have been, outstanding on the date hereof and set forth in Schedule 6.01 assuming the Transactions had occurred, and any refinancing, extensions, renewals or replacements of any such Indebtedness that does not increase the outstanding principal amount thereof (other than with respect to unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Indebtedness);

(xviii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties, surety bonds or performance bonds securing the performance of Irish Holdco or any of its Restricted Subsidiaries pursuant to such agreements, in connection with Permitted Acquisitions, the Acquisition or permitted Dispositions;

(xix) Alternative Incremental Facility Indebtedness and Permitted Refinancing Indebtedness in respect thereof provided that (A) no Default or Event of Default shall have occurred and be continuing on the date of incurrence thereof, both immediately prior to and immediately after giving effect to such incurrence, and (B) as of the end of the most recently ended Test Period prior to the effectiveness of such Alternative Incremental Facility Indebtedness (or, in the case the proceeds thereof are used to finance a Limited Condition Acquisition, prior to the date the definitive agreements for such Limited Condition Acquisition are entered into) on a pro forma basis (after giving effect to the use of proceeds of such Alternative Incremental Facility Indebtedness and any Permitted Acquisition or other acquisition or Investment to be consummated in connection therewith) (x), the First Lien Net Leverage Ratio shall be less than 3.50:1.00 (calculated based on the same assumptions as those set forth in Section 2.17(d)(ii)(A)); and (y) Consolidated EBITDA for such Test Period (both immediately before and immediately after giving effect (including pro forma effect) to such Alternative Incremental Facility Indebtedness, the use of proceeds thereof and any Permitted Acquisition or other acquisition or Investment to be consummated in connection therewith) shall be greater than $70,000,000; and

(xx) Indebtedness in the form of an intercompany note issued in connection with a Permitted Acquisition involving a tender offer followed by a short form merger (i.e. a statutory short form merger that requires no further approvals to consummate); provided that (i) such short form merger is consummated within five Business Days of the incurrence of such Indebtedness and (ii) not later than three Business Days after consummation of the related short form merger, such Indebtedness (x) is extinguished or retired or (y) otherwise constitutes a Permitted Investment.

(c) For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing;

(d) The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of Irish Holdco dated such date prepared in accordance with GAAP.

(e) Irish Holdco will not, and will not permit any Guarantor to, directly or indirectly incur any Indebtedness (including Permitted Debt) that is subordinated or junior in right of payment to any Indebtedness of Irish Holdco or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Obligations or the applicable Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of Irish Holdco or such Guarantor, as the case may be; provided, that (i) unsecured Indebtedness shall not be treated as subordinated or junior to any other Indebtedness merely because it is unsecured and (ii) Indebtedness shall not be treated as subordinated or junior in right of payment to other Indebtedness merely because such Indebtedness has a junior priority with respect to any collateral.

Section 6.02 Liens. Irish Holdco will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Equity Interests of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens.

Section 6.03 Asset Sales. (a) Irish Holdco will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i) Irish Holdco (or its Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or shares of Equity Interests of a Restricted Subsidiary issued or sold or otherwise disposed of; and

(ii) at least 75% of the consideration received in the Asset Sale by Irish Holdco or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (ii), the following consideration shall be deemed to be cash consideration: (A) any securities, notes or other obligations received by Irish Holdco or any Restricted Subsidiary that are converted within 180 days into cash or Cash Equivalents shall be deemed to be cash or Cash Equivalents, (B) any consideration arising from the assumption of liabilities, and (C) any contingent or deferred consideration payable in cash or Cash Equivalents).

(b) Pending the final application of any Net Proceeds, Irish Holdco (or the applicable Restricted Subsidiary) may invest the Net Proceeds in any manner that is not prohibited by this Agreement.

Section 6.04 Restricted Payments, Investments, Loans, Advances, Guarantees and Acquisitions. (a) Irish Holdco will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly make any Restricted Payment, unless:

(i) at the time of such Restricted Payment no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(ii) immediately after giving effect to such Restricted Payment, on a pro forma basis as if such Restricted Payment had been made at the beginning of the applicable Test Period, the First Lien Net Leverage Ratio shall not exceed 3.50:1.00;

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Irish Holdco and its Restricted Subsidiaries since the Closing Date (including Restricted Payments permitted by Section 6.04(b)(i), but excluding all other Restricted Payments permitted by Section 6.04(b)), is less than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income of Irish Holdco for the period (taken as one accounting period) from the first day of the first fiscal quarter following the fiscal quarter in which the Closing Date occurs to the end of Irish Holdco’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B) other than to the extent Restricted Payments have been made with respect to such Net Proceeds pursuant to Sections 6.04(b)(ii) or 6.04(b)(iv), 100% of the aggregate Net Proceeds received by Irish Holdco since the Closing Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Equity Interests) of Irish Holdco or from the issue or sale of convertible or exchangeable Disqualified Equity Interests of Irish Holdco or Convertible Debt Securities of Irish Holdco, in each case that have been converted into or exchanged for Equity Interests of Irish Holdco (other than Disqualified Equity Interests and Equity Interests and convertible or exchangeable Disqualified Equity Interests or debt securities sold to a Subsidiary of Irish Holdco); plus

(C) 100% of the aggregate amount received in cash and the fair market value of property (other than cash) and marketable securities received by Irish Holdco or a Restricted Subsidiary after the Closing Date by means of (i) the sale or other disposition (other than to Irish Holdco or a Restricted Subsidiary) of Restricted Investments made by Irish Holdco or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from Irish Holdco or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments of Irish Holdco or its Restricted Subsidiaries, (ii) the sale (other than to Irish Holdco or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary and (iii) payments of interest, distributions or dividends in respect of Restricted Investments, in each case to the extent that such amounts were not otherwise included in the Consolidated Net Income of Irish Holdco for such period; plus

(D) to the extent that any Restricted Investment that was made after the Closing Date is made in an entity that subsequently becomes a Restricted Subsidiary, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(E) to the extent that any Unrestricted Subsidiary designated as such after the Closing Date is redesignated as a Restricted Subsidiary after the Closing Date, the lesser of (i) the fair market value of the Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) the aggregate amount of the Restricted Investments in such Subsidiary to the extent such Restricted Investments reduced the amount available under this clause (iii) and were not previously repaid or otherwise reduced; plus

(F) the aggregate amount of Subordinated Indebtedness repaid, defeased or satisfied and/or discharged.

(b) Section 6.04(a) will not prohibit:

(i) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Agreement;

(ii) the making of any Restricted Payment in exchange for, or out of or with the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of Irish Holdco) of, Equity Interests of Irish Holdco (other than Disqualified Equity Interests) or from the substantially concurrent contribution of common equity capital to Irish Holdco; provided, that the amount of any such Net Proceeds that are utilized for any such Restricted Payment will not be considered to be Net Proceeds of Equity Interests for purposes of Section 6.04(a)(iii)(B) or Section 6.04(b)(iv);

(iii) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness with the Net Proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Irish Holdco, any Restricted Subsidiary or Irish Holdco’s direct or indirect parent companies held by any current or former officer, director, manager, employee or consultant of Irish Holdco or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5,000,000 in any calendar year (with any unused amount in any calendar year being carried forward and available in the next succeeding year); provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:

(A) the Net Proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of Irish Holdco and, to the extent contributed to Irish Holdco as common equity capital, the Net Proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of any of Irish Holdco’s direct or indirect parent companies, in each case to any current or former officer, director, manager, employee or consultant of Irish Holdco, any of its Restricted Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date; provided that the amount of any such Net Proceeds that are utilized for any such Restricted Payment will not be considered to be Net Proceeds of Equity Interests for purposes of Section 6.04(a)(iii)(B) or Section 6.04(b)(ii); plus

(B) the cash proceeds of key man life insurance policies received by Irish Holdco or its Restricted Subsidiaries after the Closing Date; and

in addition, cancellation of Indebtedness owing to Irish Holdco from any current or former officer, director or employee (or any permitted transferees thereof) of Irish Holdco or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of Irish Holdco or Irish Holdco’s direct or indirect parent companies from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 6.04 or any other provisions of this Agreement;

(v) the repurchase of Equity Interests of Irish Holdco or Irish Holdco’s direct or indirect parent companies (i) deemed to occur upon the exercise of options, warrants or other convertible securities upon the net exercise thereof or otherwise to the extent such Equity Interests represent a portion of the exercise price of those options, warrants or other convertible securities, (ii) upon the exercise of stock options in an equal or lesser amount to the amount exercised in order to reduce the dilutive effects of such exercise (or a Restricted Payment to any of Irish Holdco’s direct or indirect parent companies in an amount sufficient to enable such company to repurchase any such Equity Interests) and (iii) deemed to occur upon the withholding of a portion of Equity Interests granted or awarded to any current or former officer, director, manager, employee or consultant to pay for taxes payable by such Person in connection with such grant or award (or the vesting thereof);

(vi) payments of cash, dividends, distributions, advances or other Restricted Payments by Irish Holdco or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or other securities convertible into or exercisable for Equity Interests of any such Person or (ii) the conversion or exchange of Equity Interests of any such Person (or a Restricted Payment to Irish Holdco’s direct or indirect parent company in an amount sufficient to enable such company to make any such payments);

(vii) payments of intercompany subordinated Indebtedness, the incurrence of which was permitted under Section 6.01;

(viii) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to Sections 6.03 and 6.10; provided, that, prior to consummating, or concurrently with, any such repurchase, the U.S. Borrower or the applicable Co-Borrower, as the case may be, has made any Change of Control Offer or Prepayment Event required by this Agreement and has prepaid all Obligations required to be repaid in connection with such offers;

(ix) payments or distributions made in Equity Interests (other than Disqualified Equity Interests) of Irish Holdco or any of its direct or indirect parent companies;

(x) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $10,000,000 since the Closing Date;

(xi) the unwinding, settlement or other termination of Permitted Equity Derivatives that do not give rise to any cash payment obligations;

(xii) the declaration and payment of dividends to holders of any class or series of Disqualified Equity Interests issued or incurred in compliance with Section 6.01;

(xiii) payments or distributions to dissenting stockholders pursuant to applicable law in connection with any merger or consolidation with, or other acquisition of, another Person;

(xiv) the purchase by Irish Holdco or any Restricted Subsidiary of any remaining outstanding Equity Interests of any Subsidiary acquired in connection with a Permitted Investment structured as a tender offer pursuant to which not less than a majority of such Subsidiary’s Equity Interests was acquired; and

(xv) Restricted Payments in connection with the Transactions, including the repurchase of Equity Interests of Irish Holdco contemplated by the Acquisition Agreement and the Reorganization and any compensation payable to, and indemnification of, any current or former officer, director, manager, employee or stockholders of Irish Holdco, any of its Subsidiaries and any of Irish Holdco’s direct or indirect parent companies in respect of taxes owed by such Persons as a result of the Reorganization and the other Transactions.

The amount of all Restricted Payments (or transfer or issuance that would constitute Restricted Payments but for the exclusions from the definition thereof) and Permitted Investments (other than cash) will be the fair market value on the date of the transfer or issuance of the asset(s) or securities proposed to be transferred or issued by Irish Holdco or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment (or transfer or issuance that would constitute a Restricted Payment but for the exclusions from the definition thereof) or Permitted Investment.

For purposes of covenant compliance with this Section 6.04, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such

Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

Section 6.05 Swap Agreements. Irish Holdco and each Borrower will not, and will not permit any of their respective Restricted Subsidiaries to, enter into any Swap Agreement, except Permitted Equity Derivatives and Swap Agreements in respect of Permitted Hedging Obligations.

Section 6.06 Transactions with Affiliates.

(a) Irish Holdco will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, or advance with or guarantee for the benefit of, any Affiliate of Irish Holdco (each, an “Affiliate Transaction”), unless:

(i) the Affiliate Transaction is on terms that are not materially less favorable to Irish Holdco or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Irish Holdco or such Restricted Subsidiary with an unrelated Person;

(ii) with respect to any such Affiliate Transaction involving aggregate payments or consideration in excess of $25,000,000, Irish Holdco delivers to the Administrative Agent, a resolution adopted by the majority of the Board of Directors of Irish Holdco approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction has been approved by a majority of the Board of Directors of Irish Holdco and complies with Section 6.06(a)(i); and

(iii) Irish Holdco or such Restricted Subsidiary to the extent Irish Holdco or a Restricted Subsidiary incorporated under the laws of the Republic of Ireland is a party to such Affiliate Transaction, as applicable, shall have taken any action that is necessary to comply with its obligations under the Companies Act in order to enable it to enter into and perform its obligations under such Affiliate Transaction, including, without limitation, anything which is required to be done to comply with the provisions of sections 29, 31 and 60 of the Companies Act.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to Section 6.06(a):

(i) the Transactions including the entry into any Reorganization Documents after the date hereof;

(ii) any employment or consulting agreement, incentive agreement, employee benefit plan, severance agreement, officer or director indemnification agreement or any similar arrangement entered into by Irish Holdco or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Board of Directors of Irish Holdco (or if prior to the Transactions, by the Board of Directors of Horizon or the applicable governing body of Vidara Holdings and payments pursuant thereto;

(iii) transactions between or among Irish Holdco and/or its Restricted Subsidiaries;

(iv) transactions with any Person that is an Affiliate of Irish Holdco solely because Irish Holdco owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person; provided, that any Person that is jointly controlled by Irish Holdco, any of its Restricted Subsidiaries, and/or their respective officers, directors or employees shall for purposes of this clause (iv) be deemed to be “solely controlled” by Irish Holdco;

(v) transactions between or among Irish Holdco and/or any Restricted Subsidiary and any entity that becomes a Restricted Subsidiary as a result of such transaction;

(vi) payment of reasonable fees or other reasonable compensation to, provision of customary benefits or indemnification agreements to, and the reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of Irish Holdco, any of its Restricted Subsidiaries or any of Irish Holdco’s direct or indirect parent companies;

(vii) any issuance of Equity Interests (other than Disqualified Equity Interests) of Irish Holdco;

(viii) Restricted Payments (or transfers or issuances that would constitute Restricted Payments but for the exclusions from the definition thereof) that do not violate Section 6.04 hereof and Permitted Investments;

(ix) loans or advances to employees of Irish Holdco, any of its Restricted Subsidiaries or any of Irish Holdco’s direct or indirect parent companies in the ordinary course of business of Irish Holdco or its Restricted Subsidiaries not to exceed $5,000,000 in the aggregate at any one time outstanding;

(x) transactions in which Irish Holdco or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction meets the requirements of Section 6.06(a)(i);

(xi) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms hereof which are fair to Irish Holdco and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of Irish Holdco or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Board of Directors of Irish Holdco or the senior management thereof in good faith);

(xii) transactions in the ordinary course with (i) Unrestricted Subsidiaries or (ii) joint ventures in which Irish Holdco or a Restricted Subsidiary of Irish Holdco holds or acquires an ownership interest (whether by way of Equity Interests or otherwise) so long as the terms of any such transactions are no less favorable to Irish Holdco or any Restricted Subsidiary participating in such joint ventures than they are to other joint venture partners;

(xiii) the granting of registration and other customary rights in connection with the issuance of Equity Interests by Irish Holdco;

(xiv) the provision of services to directors or officers of Irish Holdco, any of its Restricted Subsidiaries or any of Irish Holdco’s direct or indirect parent companies of the nature provided by Irish Holdco or any of its Restricted Subsidiaries to customers in the ordinary course of business; and

(xv) transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of Irish Holdco, its Subsidiaries or Irish Holdco’s direct or indirect parent companies.

Section 6.07 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) Irish Holdco will not, and will not permit any of its Restricted Subsidiaries, to create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions on its Equity Interests to Irish Holdco or any of its Restricted Subsidiaries or pay any indebtedness owed to Irish Holdco or any of its Restricted Subsidiaries;

(ii) make loans or advances to Irish Holdco or any of its Restricted Subsidiaries;

(iii) sell, lease or transfer any of its properties or assets to Irish Holdco or any of its Restricted Subsidiaries; or

(iv) create, incur or permit to exist any Lien upon any of its property or assets.

(b) The restrictions in Section 6.07(a) will not apply to encumbrances or restrictions existing under or by reason of:

(i) agreements in effect at or entered into on the Closing Date set forth on Schedule 6.07 and any amendments or modifications thereof that do not materially expand the scope of any such restriction or condition;

(ii) this Agreement, the Loans and the Guarantees;

(iii) agreements governing other Indebtedness permitted to be incurred under Section 6.01, provided, that, (x) except with respect to any such incurrence of Indebtedness under this Agreement, in the judgment of Irish Holdco, such incurrence will not materially impair Irish Holdco’s ability to make payments under the Obligations when due (as determined in good faith by senior management or the Board of Directors of Irish Holdco) and (y) such restrictions and conditions are customary for such Indebtedness and are no more restrictive, taken as a whole, than the comparable restrictions and conditions set forth in this Agreement as determined in good faith by senior management or the Board of Directors of Irish Holdco;

(iv) applicable law, rule, regulation or order;

(v) customary non-assignment provisions in contracts, leases and licenses otherwise permitted under this Agreement;

(vi) Capital Lease Obligations, any agreement governing purchase money indebtedness, security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such Capital Lease Obligations, purchase money indebtedness, security agreements or mortgages;

(vii) any agreement in connection with the sale or disposition of all or substantially all the Equity Interests or assets of a Restricted Subsidiary that imposes such encumbrance or restriction pending the closing of such sale or disposition;

(viii) customary restrictions and conditions contained in any agreement relating to any Disposition permitted by Section 6.03 pending the consummation of such Disposition;

(ix) Permitted Refinancing Indebtedness; provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(x) Liens permitted to be incurred under Section 6.02 that limit the right of the debtor to dispose of the assets subject to such Liens;

(xi) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements;

(xii) prohibitions, restrictions or conditions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xiii) any agreement or instrument of, or affecting, any Restricted Subsidiary or its Equity Interests existing on or prior to the date on which such Restricted Subsidiary was acquired by Irish Holdco or other Restricted Subsidiary (other than any such agreement or instrument entered into in contemplation of such Restricted Subsidiary acquired by Irish Holdco or other Restricted Subsidiary);

(xiv) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property, and other agreements, in each case, entered into in the ordinary course of business;

(xv) customary non-assignment provisions in leases or licenses governing leasehold or license interests to the extent such provisions restrict the transfer of the lease or the property leased or licensed thereunder; and

(xvi) any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement or arrangement referred to in clauses (i) through (xv) above of this Section 6.07(b); provided, that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is not materially more restrictive, as determined in good faith by Irish Holdco, with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.08 Amendments to Subordinated Indebtedness. None of Irish Holdco or the Borrowers will, or will permit any Restricted Subsidiary to, amend, modify or waive any of its rights under any agreement or instrument governing or evidencing any Subordinated Indebtedness to the extent such amendment, modification or waiver could reasonably be expected to be adverse in any material respect to the Lenders (it being understood and agreed that any increase in the interest rates or extension of the maturity dates or repayment under any Intercompany Closing Date Loan or any other Indebtedness among Irish Holdco and its Subsidiaries shall not be deemed to be adverse in any material respect to the Lenders).

Section 6.09 Sale and Leaseback Transactions. None of Irish Holdco, the Borrowers or any Restricted Subsidiary will enter into any Sale and Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted by Section 6.03, (b) any Capital Lease Obligations and Synthetic Lease Obligations arising in connection therewith are permitted by Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations and Synthetic Lease Obligations) are permitted by Section 6.02.

Section 6.10 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, each Lender will have the right to require the U.S. Borrower to repurchase all or any part of the Loans held by such Lender pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth herein. In the Change of Control Offer, the U.S. Borrower will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of Loans repurchased, plus accrued and unpaid interest on the Loans repurchased to, but not including, the date of purchase (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control, the U.S. Borrower will mail a notice to each Lender describing the transaction or transactions that constitute the Change of Control and stating:

(i) that the Change of Control Offer is being made pursuant to this Section 6.10 and that all Loans will be accepted for repurchase;

(ii) the purchase price and the repurchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii) that any Loans not accepted for repurchase by the U.S. Borrower will continue to accrue interest;

(iv) that, unless the U.S. Borrower defaults in the payment of the Change of Control Payment, any Loans accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(v) that Lenders electing to have any Loans repurchased pursuant to a Change of Control Offer shall notify the Administrative Agent in writing at the address specified in this Agreement prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi) that Lenders will be entitled to withdraw their election if the Administrative Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Lender, the principal amount of Loans delivered for repurchase, and a statement that such Lender is withdrawing his election to have the Loans repurchased; and

(c) On the Change of Control Payment Date, the U.S. Borrower will, to the extent lawful:

(i) accept for payment all Loans properly tendered pursuant to the Change of Control Offer; and

(ii) pay the Change of Control Payment in respect of all Loans being repaid in accordance with Section 2.15.

Notwithstanding anything to the contrary in this Section 6.10, the Borrowers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 6.10 and purchases all Loans properly offered for repurchase and not withdrawn under the Change of Control Offer.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(d) The provisions under this Agreement relative to the U.S. Borrower’s obligation to make a Change of Control Offer may be waived or modified with the consent of the Required Lenders.

Section 6.11 Merger, Consolidation or Sale of Assets. No Loan Party shall: (1) consolidate with or merge with or into another Person; or (2) directly or indirectly, sell, assign, transfer, convey, lease or otherwise dispose of (including by virtue of a merger, consolidation, amalgamation, liquidation or otherwise), all or substantially all of its assets and the assets of its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, in each case, unless:

(a) either:

(i) a Loan Party is the surviving corporation; or

(ii) the Person formed by or surviving any such consolidation or merger (if other than a Loan Party) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg or, other than in the case of the U.S. Borrower or any Co-Borrower not organized under the laws of Ireland, Ireland or, in the case of a merger or consolidation of a Loan Party (other than Irish Holdco, the U.S. Borrower or a Co-Borrower) with or into another Person, the jurisdiction of such Loan Party;

(b) the Person formed by or surviving any such consolidation or merger (if other than a Loan Party) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (if other than a Loan Party) assumes all the obligations of the Loan Party under this Agreement pursuant to agreements reasonably satisfactory to the Administrative Agent;

(c) immediately after such transaction (or, in the case of a Limited Condition Acquisition, as of the date the definitive agreements for such Limited Condition Acquisition are entered into), no Default or Event of Default exists; and

(d) with respect to Irish Holdco only, Irish Holdco or the Person formed by or surviving any such consolidation or merger with Irish Holdco (if other than Irish Holdco), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made would, on the date of such transaction (or, in the case of a Limited Condition Acquisition, on the date the definitive agreements for such Limited Condition Acquisition are entered into) after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Test Period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the First Lien Net Leverage Ratio test set forth in Section 6.01(a); or (ii) have had a First Lien Net Leverage Ratio lower than or equal to the actual First Lien Net Leverage Ratio for such Test Period.

This Section 6.11 will not apply to any Disposition of a Loan Party (other than Irish Holdco, the U.S. Borrower or Co-Borrower that is then a borrower or co-borrower of Loans hereunder) in compliance with Section 6.03. Sections 6.11(c) and 6.11(d) will not apply to any merger or consolidation of any Loan Party with or into an Affiliate solely for the purpose of reincorporating Irish Holdco in another jurisdiction.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Irish Holdco or a Loan Party in a transaction that is subject to, and that complies with the provisions of, this Section 6.11 hereof, the successor Person formed by such consolidation or into or with which Irish Holdco or such Loan Party is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Agreement referring to the “Irish Holdco” or such Loan Party shall refer instead to the successor Person and not to Irish Holdco or such Loan Party, as applicable), and may exercise every right and power of Irish Holdco or such Loan Party under this Agreement with the same effect as if such successor Person had been named as Irish Holdco or as such Loan Party herein; provided, that the predecessor Irish Holdco or such other Loan Party shall not be released from its obligations under the Guaranty or this Agreement except in the case of a sale of all or substantially all of Irish Holdco’s or such Loan Party’s assets in a transaction that is subject to, and that complies with the provisions of, this Section 6.11 hereof (in which case the predecessor Irish Holdco or Loan Party shall be released from its obligations under the Guaranty or this Agreement, as applicable).

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur on or after the Closing Date:

(a) a Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) a Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of Irish Holdco, a Borrower or any other Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any certificate, financial statement or other instrument furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of Irish Holdco and the Borrowers and prior to the Closing Date, Horizon), 5.08, 5.09 or in Article VI;

(e) Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to Irish Holdco (which notice will be given at the request of any Lender);

(f) Irish Holdco or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any cure or grace period;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits, after the expiration of any applicable grace period provided in the applicable agreement or instrument under which such Indebtedness was created, the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any redemption, repurchase, conversion or settlement with respect to any Convertible Debt Security pursuant to its terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default, or (iii) any early payment requirement or unwinding or termination with respect to any Swap Agreement (other than any such payment requirement or termination resulting from a default by Irish Holdco or any Restricted Subsidiary).

(h) an involuntary case or application or proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, winding-up, dissolution, examinership, compromise, arrangement or other relief in respect of Irish Holdco, a Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect or (ii) the appointment of a receiver, receiver and manager, trustee, custodian, sequestrator, conservator, examiner, liquidator or similar official for Irish Holdco, a Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such case or application or proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Irish Holdco, a Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, winding-up, dissolution, examinership, compromise, arrangement or other relief under any Federal, state or foreign bankruptcy, insolvency, examinership, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article VII, (iii) apply for or consent to the appointment of a receiver, receiver and manager, trustee, custodian, sequestrator, conservator or similar official for, Irish Holdco, a Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) Irish Holdco, a Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $40,000,000 (or the equivalent amount in any other currency) shall be rendered against Irish Holdco or any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of, Irish Holdco or any Restricted Subsidiary to enforce any such judgment; provided that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment or order that is covered by a valid and binding policy of insurance in favor of, Irish Holdco, a Borrower or such Restricted Subsidiary (but only if the applicable insurer shall have been advised of such judgment and of the intent of Irish Holdco, a Borrower or such Restricted Subsidiary to make a claim in respect of any amount payable by it in connection therewith and such insurer shall not have disputed coverage);

(l) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) (i) a contribution required to be made with respect to a Non-U.S. Plan has not been timely made, or Irish Holdco or any Subsidiary has incurred liabilities pursuant to one or more Non-U.S. Plans; or that Irish Holdco or any Subsidiary has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan; (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) such lien, security interest, failure or liability, individually, and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have a Material Adverse Effect;

(n) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or Irish Holdco, a Borrower or any other Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(o) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any material portion of the Collateral purported to be covered thereby,

except as permitted by the terms of any Loan Document or the Agreed Security Principles, or as a result of the gross negligence or willful misconduct of the Administrative Agent so long as not resulting from the breach or non-compliance with any Loan Document by any Loan Party;

then, and in every such event (other than an event with respect to Irish Holdco or any Borrower described in clause (h) or (i) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and, at the request of the Required Lenders, shall, by notice to the Borrowers, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to Irish Holdco or any Borrower described in clause (h) or (i) of this Article VII, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and each Guarantor. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

The Agents

Each of the Lenders hereby irrevocably appoints Citibank, N.A. as its administrative agent and authorizes Citibank, N.A. to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto, and Citibank, N.A. hereby accepts such appointment.

Citibank, N.A. or an Affiliate or designee thereof shall also act as the Collateral Agent under the Loan Documents (for purposes of this Article VIII and Sections 9.03 and 2.14, the Administrative Agent and the Collateral Agent shall be collectively referred to as the “Agents”), and each of the Lenders hereby irrevocably appoints and authorizes Citibank, N.A. (and Citibank, N.A. hereby accepts such appointment) and each such Affiliate and designee to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to this Article VIII for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.03), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents as if set forth in full herein with respect thereto.

The banks serving as the Agents hereunder shall have the same rights and powers in their capacity as Lenders as any other Lender and may exercise the same as though they were not an Agent, and such banks and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Irish Holdco or any Subsidiary or other Affiliate thereof as if they were not an Agent hereunder.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the respective Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Irish Holdco or any of its Subsidiaries that is communicated to or obtained by any bank serving as an Agent or any of its Affiliates in any capacity. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or elsewhere in the Loan Documents) or in the absence of its own gross negligence or willful misconduct. The Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the respective Agent by Irish Holdco, a Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by them to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to them orally or by telephone and believed by them to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco or the Borrowers), independent accountants and other experts selected by them, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

The Agents may perform any and all their duties and exercise their rights and powers by or through any one or more sub-agents appointed by the respective Agent. The Agents and any such sub-agent may perform any and all their duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right (with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrowers shall be required if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right (with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed); provided that no consent of the Borrowers shall be required if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Collateral Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

None of the Lenders, if any, identified in this Agreement as a Lead Arranger, a Co-Documentation Agent or a Co-Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as a Lead Arranger, Co-Documentation Agent and/or Co-Syndication Agent, as applicable, as it makes with respect to the Agents in the preceding paragraph.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender. The Agents shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

In their respective capacities, the Agents are “representatives” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Agents to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Agents) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agents for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Agents are hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Collateral Agent on behalf of the Secured Parties. The Lenders hereby authorize the Collateral Agent to release or, as applicable, subordinate any Lien granted to or held by the Collateral Agent upon any Collateral and to enter into non-disturbance or similar agreements, in each case, in connection with any Indebtedness incurred pursuant to Section 6.01(b)(xvi)(ii) and any other Indebtedness described in Section 9.13, in connection with dispositions of assets permitted under Section 6.02 or, other than with respect to lien release, in connection with licensing or sub-licensing transactions permitted under Sections 6.02 and 6.03, all as described further therein. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate particular types or items of Collateral and enter into non-disturbance or similar agreements pursuant hereto.

The Administrative Agent and the Collateral Agent are authorized to enter into any Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, and extensions, restructuring, renewals, replacements of, such agreements) in connection with the incurrence by any Loan Party of any Permitted Junior Secured Refinancing Debt, Permitted Pari Passu Secured Refinancing Debt or Permitted Refinancing Indebtedness with respect thereto, or any other Indebtedness permitted by the terms of this Agreement to be secured by the Collateral on a pari passu or junior priority secured basis, in each case in order to permit such Indebtedness to be secured by a valid, perfected Lien (with such priority as may be designated by Irish Holdco or relevant Restricted Subsidiary, to the extent such priority is permitted by the Loan Documents), and the parties hereto acknowledge that each Intercreditor Agreement is (if entered into) binding upon them. Each Lender (a) understands, acknowledges and agrees that Liens may be created on the Collateral pursuant to the documentation relating to any Indebtedness incurred as permitted by this Agreement which is (in accordance with the terms hereof) to be secured thereby, on a pari passu, or junior, secured basis to the Liens securing the Secured Obligations, which Liens securing any such other Indebtedness shall be subject to the terms and conditions of the relevant Intercreditor Agreement executed and delivered as required hereby, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the respective Intercreditor Agreement (if entered into) and (c) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into any Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements) in connection with the incurrence by any Loan Party of any secured Indebtedness as contemplated above, in order to permit such Indebtedness to be secured by a valid, perfected Lien (with such priority as may be designated by the Borrowers or relevant Restricted Subsidiary, to the extent such priority is permitted by the Loan Documents), and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof.

ARTICLE IX

Miscellaneous

Section 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i) if to Horizon, or from and after the Closing Date, to any Loan Party, to Horizon or, from and after the Closing Date, the U.S. Borrower at: 520 Lake Cook Road, Suite 520, Deerfield, IL 60015, Attention: Timothy P. Walbert, Telecopy No.: (847) 572-1372; Telephone No.: (847)572-1372);

(ii) if to the Administrative Agent, to it at Citibank, N.A., 1615 Brett Road, Building III, New Castle, DE 19720, Attention: Loan Administration (Email global.loans.support@citi.com; Telephone No. (302) 894-6010) or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto; and

(iii) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Administrative Agent or the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties or any Lead Arranger (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Any party hereto may change its address, email address or telephone number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Irish Holdco, Horizon, the Borrowers or their respective subsidiaries and its or their securities for purposes of United States Federal or state securities laws.

Section 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 2.17 with respect to an Incremental Amendment, Section 2.19 with respect to an Extension Amendment and Section 2.21 with respect to a Refinancing Amendment, neither this Agreement, any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by (A) prior to the Closing Date, Horizon and the Required Lenders or Horizon and the Administrative Agent with the consent of the Required Lenders and (B) from and after the Closing Date, the applicable Borrower and the Required Lenders or by the applicable Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of the Borrowers to pay interest or fees at the applicable default rate set forth in Section 2.10(c), (iii) postpone the scheduled date of payment of the principal amount of any Loan (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.08, in each case which shall only require the approval of the Required Lenders), or any interest thereon (other than interest payable at the applicable default rate of interest set forth in Section 2.10(c)), or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly and adversely affected thereby, (v) change any of the provisions of this Section 9.02 or the definitions of “Required Lenders” or “Majority in Interest” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.17 or Section 2.21 to be parties to an Incremental Amendment or a Refinancing Amendment, as applicable, Incremental Loans and Other Refinancing Loans may be included in the determination of Required Lenders on substantially the same basis as the Term Loans are included on the Closing Date), (vi) release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty without the written consent of each Lender, (vii) except as provided in Section 9.13 or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class without the written consent of Lenders representing a Majority in Interest of each adversely affected Class; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be.

(c) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Amendment and any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders, and for purposes of the relevant provisions of Section 2.15(b).

(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity (which is reasonably satisfactory to the Borrowers and the Administrative Agent) shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by each Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.12 and 2.14, (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.13 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender and (3) any amounts owing to such Lender pursuant to Section 2.09(b). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

(e) Notwithstanding anything to the contrary herein, (i) if following the date hereof, the Administrative Agent and any Loan Party shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and Horizon (if prior to the Closing Date) or the Administrative Agent and the applicable Loan Parties (from and after the Closing Date) shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof and (ii) guarantees, collateral security agreements, pledge agreements and related documents (if any) executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and/or waived with the consent of the Administrative Agent at the request of the U.S. Borrower without the input or need to obtain the consent of any other Lenders if such amendment or waiver is delivered in order (x) to comply with local law or advice of local counsel, (y) to cure ambiguities, omissions or defects or (z) to cause such guarantees, collateral security agreements, pledge agreement or other documents to be consistent with this Agreement and the other Loan Documents.

Section 9.03 Expenses; Indemnity; Damage Waiver. (a) Prior to the Closing Date, Horizon shall, and hereby agrees to pay and, from and after the Closing Date, Irish Holdco and the Borrowers shall (and hereby jointly and severally agree to) pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Lead Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and, (ii) all documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel (other than in-house counsel) for the Administrative Agent, the Collateral Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section 9.03, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. Notwithstanding the foregoing, in no event shall Horizon, Irish Holdco or the Borrowers be required to reimburse the Lenders for more than one counsel to the Agents (and up to one local counsel in each applicable jurisdiction and regulatory counsel) and one counsel for all of the other Lenders (and up to one local counsel in each applicable jurisdiction and regulatory counsel), unless a Lender or its counsel determines that it would create actual or potential conflicts of interest to not have individual counsel, in which case each Lender may have its own counsel which shall be reimbursed in accordance with the foregoing; provided, that same shall be limited to (A) one counsel to the Administrative Agent and for the Lenders (taken together as a single group or client), (B) if necessary, one local counsel required in any relevant local jurisdiction and applicable special regulatory counsel and (C) if representation of the Administrative Agent and/or all Lenders in such matter by a single counsel would be inappropriate based on the advice of legal counsel due to the existence of an actual or potential conflict of interest, one additional counsel for the Administrative Agent and for each Lender subject to such conflict.

(b) Horizon shall and from and after the Closing Date, Irish Holdco and the Borrowers shall, and jointly and severally agree to, indemnify the Administrative Agent, the Collateral Agent, the Lead Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Irish Holdco or any of its Subsidiaries, or any Environmental Liability related in any way to Irish Holdco or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether (x) any Indemnitee is a party thereto or (y) such matter is initiated by a third party or by Irish Holdco or any of its affiliates; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, (y) result from a claim brought by any Loan Party against any Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document (it being understood and agreed that the failure by any Lender to fund any portion of its 2014 Term Loan Commitment hereunder when the conditions set forth in Section 4.02 have been satisfied and/or waived in accordance with this Agreement shall be deemed a material breach, and (z) result from disputes solely among Indemnitees not involving any act or omission of any Loan Party or any of their respective Related Parties (other than a dispute against the Agents or the Lead Arrangers in their capacities as such). Without limiting the provisions of Section 2.14(c), this Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. from a non-Tax claim.

(c) To the extent that Irish Holdco, Horizon or any Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Collateral Agent under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that any Borrower’s failure to pay any such amount shall not relieve such Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such.

(d) To the extent permitted by applicable law, neither Irish Holdco, Horizon nor any Borrower shall assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) other than damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section 9.03 shall be payable not later than fifteen (15) days after written demand therefor.

Section 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) neither Irish Holdco, Horizon nor either of the Borrowers may assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Irish Holdco, Horizon or any of the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except to an Eligible Transferee. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than (x) Irish Holdco and its Affiliates, except to the extent permitted in Section 2.20 and (y) any Person that is not an Eligible Transferee) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A) For assignments prior to the Closing Date, Horizon (such consent not to be unreasonably withheld);

(B) For assignments from and after the Closing Date, any applicable Borrower (such consent not to be unreasonably withheld); provided that any such Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof; provided, further, that no consent of the applicable Borrowers shall be required for (x) any assignment by any Agent, Lead Arranger (or any affiliate thereof) of Term Loans or related commitments pursuant to the primary syndication of such Term Loans and related commitments or (y) an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing, any other assignee; and

(C) the Administrative Agent (such consent not to be unreasonably withheld); provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the applicable Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the applicable Borrower and the Administrative Agent otherwise consent; provided that no such consent of the applicable Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders, and which fee may be waived at the discretion of the Administrative Agent;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Irish Holdco and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E) without the prior written consent of the Administrative Agent, no assignment shall be made to a prospective assignee that bears a relationship to the applicable Borrowers as described in Section 108(e)(4) of the Code; and

(F) if, at the time of any assignment, the respective assignee would be entitled to greater increased cost payments pursuant to Section 2.12 than those that apply to the respective assignor, then the respective assignee shall not be entitled to charge the Borrowers for any such increased costs which would otherwise be owed to it pursuant to Section 2.12, but in each case only to the extent in excess of those that would have applied to the respective assignor at the time of such assignment.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices located in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and interest on the

Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes, notwithstanding notice to the contrary. The Register shall be available for inspection by each Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the applicable Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (excluding (x) Irish Holdco and its Affiliates and (y) any Person that is not an Eligible Transferee) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) Irish Holdco, Horizon, the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) without the prior written consent of the Administrative Agent, no participation shall be sold to a prospective participant that bears a relationship to the applicable Borrowers described in Section 108(e)(4) of the Code. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section 9.04, each of the Borrowers agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations therein including the requirements under Section 2.14(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.15(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with any applicable Borrower’s prior written consent or such right to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 2.14 unless the applicable Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of such Borrower, to comply with Section 2.14(e), Section 2.14(h) and Section 2.16 as though it were a Lender (it being understood that the documentation required under Section 2.14(e) shall be delivered to the participating Lender and the documentation required under Section 2.14(h) and the documentation required for the purposes of satisfying the procedural formalities referred to in paragraph (5) of the definition of Irish Qualifying Lender (if required) shall be delivered to the Administrative Agent and the applicable Borrower). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and/or Irish law to the extent necessary to claim exemption from applicable Irish tax. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) In the case of any assignment or transfer by a Lender to a new Lender, or any participation by such Lender in favor of a Participant, of all or any part of such Lender’s rights and obligations under this Agreement or any of the other Loan Documents, such Lender and the new Lender or Participant (as applicable) hereby agree that, for the purposes of Article 1278 and/or Article 1281 of the Luxembourg Civil Code (to the extent applicable), any assignment, amendment and/or transfer of any kind permitted under, and made in accordance with the provisions of, this Agreement or any agreement referred to herein to which Luxco is a party (including any Collateral Document), any security created or guarantee given under or in connection with this Agreement or any other Loan Document shall be preserved and shall continue in full force and effect for the benefit of such new Lender or Participant (as applicable).

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid (except for Unliquidated Obligations) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon the delivery by the Agents, the Lenders and Horizon of executed counterparts of the signature page to this Agreement. For the avoidance of doubt, upon the effectiveness of this Agreement, the 2014 Term Loan Commitments shall become enforceable by Horizon. Each of Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco and the Borrowers shall become parties to this Agreement after the effectiveness thereof by delivery of an executed joinder agreement substantially in the form of Exhibit D or in such other form reasonably acceptable to such Person and the Administrative Agent (each a “Joinder Agreement”) on or prior to the Closing Date. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or any Subsidiary Guarantor against any of and all of the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured; provided that any recovery by any Lender or any Affiliate pursuant to its setoff rights under this Section 9.08 is subject to the provisions of Section 2.15(c). The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process; Foreign Process Agent. (a) This Agreement and each other Loan Document (except, as to any other Loan Document, as expressly set forth therein) shall be construed in accordance with and governed by the law of the State of New York; provided, however, that (i) the interpretation of the definition of “Target Material Adverse Effect” and whether there shall have occurred a “Target Material Adverse Effect”, (ii) whether the Acquisition has been consummated in accordance with the terms and conditions of the Acquisition Agreement, and (iii) whether the representations and warranties made by Vidara Holdings and its subsidiaries in the Acquisition Agreement are true and correct and whether as a result of any failure thereof Horizon has the right to terminate its obligations under the Acquisition Agreement (or the right not to consummate the Acquisition pursuant to the Acquisition Agreement) shall be determined in accordance with the laws of the State of Delaware without regards to conflicts of laws principles that would result in the application of the laws of another jurisdiction.

(b) Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco, Horizon and each of the Borrowers hereby irrevocably and unconditionally submit, for themselves and their property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco, Horizon and each of the Borrowers hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Each of Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco and Luxco hereby irrevocably and unconditionally appoints the U.S. Borrower and its successors hereunder (the “Process Agent”), as its agent to receive on behalf of Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco and Luxco and their respective property all writs, claims, process and summonses in any action or proceeding brought against it in the State of New York. Such service may be made by mailing or delivering a copy of such process to Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco or Luxco (as applicable) in care of the Process Agent at the address specified above for the Process Agent, and Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco and Luxco irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco or Luxco or failure of Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco or Luxco to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent or Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco or Luxco, or of any judgment based thereon. Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco and Luxco each covenant and agree that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the delegation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. Irish Holdco, Irish Intermediate Holdco, Irish New Intermediate Holdco and Luxco hereto further covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction relating to Irish Holdco or its Restricted Subsidiaries and their obligations, (g) on a confidential basis to (i) any rating agency in connection with rating Irish Holdco or its Subsidiaries or the facilities evidenced by this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities evidenced by this Agreement, (h) with the prior written consent of Horizon (if prior to the Closing Date) or Irish Holdco (if on or after the Closing Date) or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 by the disclosing party or its Affiliates or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than Irish Holdco, Horizon or the Borrowers. For the purposes of this Section 9.12, “Information” means all information received from Irish Holdco, Horizon or the Borrowers relating to Irish Holdco, Horizon, the Borrowers or their respective businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to disclosure by Irish Holdco, Horizon or the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13 Release of Liens and Guarantees. (a) A Subsidiary Guarantor (that is not a Borrower) shall automatically be released from its obligations under the Loan Documents upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise.

(b) Upon the termination of all the Commitments and payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations for which no claim has been made), the security interests in the Collateral created by the Collateral Documents shall be automatically released.

(c) Upon (i) any Disposition (other than any lease or license) by any Loan Party (other than to Irish Holdco or any Restricted Subsidiary) of any Collateral in a transaction permitted under this Agreement, (ii) any Disposition in connection with any exercise of remedies of the Administrative Agent, the Collateral Agent and the Lenders pursuant to Article VII, (iii) any Disposition by any Loan Party of any Permitted Receivables Facility Assets in connection with a Permitted Receivables Facility or (iv) the effectiveness of any written consent to the release of the security interest created under any Collateral Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Collateral Documents shall be automatically released.

(d) In addition, upon the request of any holder of obligations secured by such Lien or, in the case of a license or sub-license, the applicable licensee or sub-licensee, the Collateral Agent shall, at the reasonable request of the U.S. Borrower, (A) subordinate any Lien on any Collateral to the holder of any Liens on such Collateral permitted under clauses (2)(i), (2)(ii) (provided that such Collateral to be subordinated shall be limited to accounts, inventory, payment intangibles and the proceeds thereof), (7) (insofar as such Liens are replacements or substitutes for Liens permitted by clause (4) or (5)), (9), (10), (11), (21), (22), and (25) of the definition of Permitted Liens, and (B) enter into subordination, non-disturbance and similar agreements in connection with the licensing of intellectual property and other general intangibles permitted under this Agreement to the extent reasonably requested by a licensee thereof.

(e) In connection with any termination, release or subordination, or in connection with any Indebtedness incurred pursuant to Section 6.01(b)(xvi)(ii) or in connection with any licensing or sub-licensing transactions permitted pursuant to Sections 6.02 and 6.03, the entry into non-disturbance or similar agreement, in each case, pursuant to this Section 9.13, the Collateral Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination, release or subordination, or reasonably required in order to reflect such non-disturbance or similar agreement, in accordance with Section 9.02; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s reasonable opinion, would expose the Collateral Agent to liability or create any obligation or, without limiting the foregoing, in the case of a termination or release, entail any consequence other than the release of such Liens without recourse or warranty, and (ii) any such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of Irish Holdco or any Subsidiary in respect of) all interests retained by Irish Holdco or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery of documents pursuant to this Section 9.13 shall be without recourse to or warranty by the Collateral Agent.

Section 9.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA Patriot Act.

Section 9.15 Appointment for Perfection. Each Lender hereby appoints the Collateral Agent and each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent, the Collateral Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected by possession. Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

Section 9.16 No Fiduciary Relationship. Each of Irish Holdco and Horizon, on behalf of itself and its Subsidiaries, agrees that, in connection with all aspects of the transactions contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) and any communications in connection therewith: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between Irish Holdco and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Irish Holdco, Horizon, the Borrowers or any of their respective Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to Irish Holdco, Horizon, the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Irish Holdco, Horizon and their respective Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to Irish Holdco, Horizon, the Borrowers or their respective Affiliates. To the fullest extent permitted by law, Irish Holdco, Horizon and the Borrowers hereby waive and release any claims that they may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.17 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

ARTICLE X

Irish Holdco, Irish Intermediate Holdco and Borrower Guaranty

Section 10.01 Irish Holdco, Irish Intermediate Holdco and Borrower Guaranty. (a) Each of Irish Holdco, Irish Intermediate Holdco and each Borrower hereby jointly and severally guarantees to each Secured Party as hereinafter provided, as primary obligor and not as surety, the payment of the Secured Obligations in full in cash when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. Irish Holdco, Irish Intermediate Holdco and each Borrower hereby further jointly and severally agrees that if any of the Secured Obligations are not paid in full in cash when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), Irish Holdco, Irish Intermediate Holdco and each Borrower will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Secured Obligations, the same will be promptly paid in full in cash when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance under applicable law after giving full effect to such Guarantor’s contribution rights but before taking into account any liabilities of such Guarantor under any other guarantee of such Guarantor other than any other guarantee of any obligations that are secured on a pari passu basis with the Obligations.

Section 10.02 Obligations Unconditional. (a) The obligations of Irish Holdco, Irish Intermediate Holdco and each Borrower under Section 10.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Secured Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full in cash of the Secured Obligations, other than Unliquidated Obligations for which no claim has been made), it being the intent of this Section 10.02 that the obligations of Irish Holdco, Irish Intermediate Holdco and each Borrower hereunder shall be absolute and unconditional under any and all circumstances. Each of Irish Holdco, Irish Intermediate Holdco and each Borrower agree that they shall have no right of subrogation, indemnity, reimbursement or contribution against a Borrower or any other Guarantor for amounts paid under this Article X until such time as the Secured Obligations (other than Unliquidated Obligations for which no claim has been made) have been paid in full in cash and the Commitments have expired or terminated.

(b) Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of Irish Holdco, Irish Intermediate Holdco or any Borrower hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to Irish Holdco, Irish Intermediate Holdco or any Borrower, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Secured Obligations shall be done or omitted;

(iii) the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Secured Obligations shall be waived or any other guarantee of any of the Secured Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien granted to, or in favor of, the Administrative Agent, the Collateral Agent or any other holder of the Secured Obligations as security for any of the Secured Obligations shall fail to attach or be perfected; or

(v) any of the Secured Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of Irish Holdco or Irish Intermediate Holdco) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of Irish Holdco or Irish Intermediate Holdco).

(c) With respect to its obligations hereunder, each of Irish Holdco, Irish Intermediate Holdco and each Borrower hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Collateral Agent or any other holder of the Secured Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or other documents relating to the Secured Obligations, or against any other Person under any other guarantee of, or security for, any of the Secured Obligations.

Section 10.03 Reinstatement. The obligations of Irish Holdco, Irish Intermediate Holdco and each Borrower under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings under any Debtor Relief Law, and each of Irish Holdco, Irish Intermediate Holdco and each Borrower agree that they will jointly and severally indemnify the Administrative Agent and each holder of the Secured Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Secured Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any proceedings under any debtor relief law.

Section 10.04 Certain Additional Waivers. Each of Irish Holdco, Irish Intermediate Holdco and each Borrower further agree that they shall have no right of recourse to security for the Secured

Obligations, except through the exercise of rights of subrogation pursuant to Section 10.02 and through the exercise of rights of contribution pursuant to Section 10.06.

Section 10.05 Remedies. Each of Irish Holdco, Irish Intermediate Holdco and each Borrower agree that, to the fullest extent permitted by law, as between Irish Holdco, Irish Intermediate Holdco and each Borrower, on the one hand, and the Administrative Agent, the Collateral Agent and the other holders of the Secured Obligations, on the other hand, the Secured Obligations may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII) for purposes of Section 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Secured Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Secured Obligations being deemed to have become automatically due and payable), the Secured Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by Irish Holdco, Irish Intermediate Holdco and each Borrower for purposes of Section 10.01. Each of Irish Holdco, Irish Intermediate Holdco and each Borrower acknowledge and agree that their respective obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Secured Obligations may exercise their remedies thereunder in accordance with the terms thereof.

Section 10.06 Rights of Contribution. Each of Irish Holdco, Irish Intermediate Holdco and the Borrowers agree that, in connection with payments made hereunder, Irish Holdco, Irish Intermediate Holdco, the Borrowers and each other Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Secured Obligations (other than Unliquidated Obligations for which no claim has been made) have been paid in full in cash and the Commitments have terminated.

Section 10.07 Guarantee of Payment; Continuing Guarantee. The guarantee given by Irish Holdco, Irish Intermediate Holdco and each Borrower in this Article X is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Secured Obligations whenever arising.

Section 10.08 Guarantee Limitations. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Documents, the guarantee obligations of each of Luxco and any other Guarantor established in Luxembourg (a “Luxembourg Guarantor”) in respect of the obligations of Irish Holdco or any of its Subsidiaries which is not a direct or indirect subsidiary of such relevant Luxembourg Guarantor shall be limited at any time to an aggregate amount not exceeding 95% of the greater of:

(a) the Luxembourg Guarantor’s own funds (capitaux propres), as referred to in article 34 of the Luxembourg Law dated 19 December 2002 concerning the trade and companies register and the accounting and annual accounts of undertakings, as amended (the “2002 Law”), increased by the amount of any debts owed to a company of the same group of the Luxembourg Guarantor, as shown in (x) the latest interim financial statements available (if any), at the date of demand of payment under this Agreement or, if not available, (y) the latest annual financial statements (comptes annuels) available at the date of demand of payment under this Agreement; and

(b) the Luxembourg Guarantor’s own funds (capitaux propres), as referred to in article 34 of the 2002 Law, increased by the amount of any debts owed to a company of the same group of the Guarantor, at the date of entry into this Agreement.

The limitation set forth under items (i) and (ii) above shall not apply to any amounts borrowed under this Agreement and made available, in any form whatsoever, to the Luxembourg Guarantor or any of its direct or indirect subsidiaries.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or other authorized signatories as of the day and year first above written.

HORIZON PHARMA, INC.

By:	/s/ Robert J. De Vaere
Name:	Robert J. De Vaere
Title:	Executive VP, CFO

Credit Agreement

CITIBANK, N.A. individually, as Administrative Agent, Collateral Agent and Lender

By:	/s/ Barbara Matas
Name:	Barbara Matas
Title:	Vice President

Credit Agreement

COWEN STRUCTURED HOLDINGS INC.,
as Lender

By:	/s/ Owen Littman
Name:	Owen Littman
Title:	Authorized Signatory

By:	/s/ Stephen Lasuta
Name:	Stephen Lasuta
Title:	Authorized Signatory

Credit Agreement

SCHEDULE 1.01A

AGREED SECURITY PRINCIPLES

Unless otherwise defined herein, capitalized terms used herein and defined in the Agreement to which this Schedule 1.01A is attached are used herein as therein defined.

(A)	Considerations

1.	In determining what Liens will be granted by Foreign Loan Parties or in respect of Foreign Assets to secure the Secured Obligations the following matters will be taken into account. Liens shall not be created or perfected to the extent that they would:

(a)	result in any breach of corporate benefit, financial assistance, related or connected person transaction, fraudulent preference, thin capitalisation laws, capital maintenance rules or the laws or regulations (or analogous restrictions) of any applicable jurisdiction or any similar principles which may limit the ability of any Foreign Loan Party to provide a guarantee or security or may require that that the guarantee or security be limited by an amount or otherwise;

(b)	result in any (x) material risk to the officers of the relevant grantor of Liens of contravention of their fiduciary duties and/or (y) risk to the officers of the relevant grantor of Liens of civil or criminal liability (in each case, other than arising from fraud, gross negligence or wilful misconduct of the relevant officer);

(c)	result in costs that are disproportionate to the benefit obtained by the beneficiaries of the Liens by reference to the costs of creating or perfecting the lien versus the value of the assets being secured;

(d)	impose an undue administration burden on, or material inconvenience to the ordinary course of operations of, the provider of the Lien, in each case which is disproportionate to the benefit obtained by the beneficiary of the Lien; or

(e)	create Liens over any assets subject to third party arrangements which are permitted by the Loan Documents to the extent (and for so long as) such arrangements prevent those assets from being charged.

2.	These Agreed Security Principles embody recognition by all parties that there may be certain legal, regulatory and practical difficulties (including those in paragraph 1 above) in obtaining security from all Foreign Loan Parties or Foreign Assets in every jurisdiction in which Foreign Loan Parties or Foreign Assets are located, in particular:

(a)	perfection of liens, when required, and other legal formalities will be completed as soon as practicable and, in any event, within the time periods specified in the Loan Documents or (if earlier or to the extent no such time periods are specified in the Loan Documents) within the time periods specified by applicable law in order to ensure due perfection. Perfection of security will not be required if it would have a material adverse effect on the ability of the relevant Foreign Loan Party to conduct its operations and business in the ordinary course as otherwise permitted by the Loan Documents;

(b)	the maximum granted or secured amount may be limited to minimise stamp duty, notarisation, registration or other applicable fees, taxes and duties where the benefit of increasing the granted or secured amount is disproportionate to the level of such fees, taxes and duties; or

(c)	where a class of assets to be secured includes material and immaterial assets, if the costs of granting security over the immaterial assets is disproportionate to the benefit of such security, security will be granted over the material assets only.

For the avoidance of doubt, in these Agreed Security Principles, “cost” includes, but is not limited to, income tax cost, registration taxes payable on the creation or enforcement or for the continuance of any Liens, stamp duties, the cost of maintaining capital for regulatory purposes, out-of-pocket expenses, and other fees and expenses directly incurred by the relevant grantor of Liens or any of its direct or indirect owners, subsidiaries or Affiliates.

(B)	Obligations to be Guaranteed and Secured

1.	Subject to paragraph (A) above and to paragraph (B)2 below, the obligations to be secured are the Secured Obligations. The Liens are to be granted in favor of the Administrative Agent or Collateral Agent on behalf of each Secured Party (or equivalent local procedure and unless otherwise necessary in any jurisdictions). Subject to paragraph (B)2 below, the obligations to be guaranteed by Foreign Loan Parties are the Secured Obligations.

For ease of reference, the definitions of the “Secured Obligations” and “Secured Parties” set forth in the Agreement should, where relevant and to the extent legally possible, be incorporated into each Collateral Document (with the capitalised terms used in them having the meaning given to them in this Agreement).

2.	The Secured Obligations may be limited pursuant to the terms of the relevant Collateral Document and the Secured Obligations may be limited pursuant to the terms of the Subsidiary Guaranty:

2.1	to avoid any breach of corporate benefit, financial assistance, fraudulent preference, related or connected person transaction, thin capitalisation rules or the laws or regulations (or analogous restrictions) of any applicable jurisdiction; and

2.2	to avoid any (x) material risk to officers of the relevant party that is granting Liens in contravention of their fiduciary duties and/or (y) risk to the officers of the relevant grantor of Liens of civil or criminal or personal liability (in each case, other than arising from fraud, gross negligence or wilful misconduct of the relevant officer).

(C)	General

1.	Where appropriate, defined terms in the Collateral Documents should mirror those in this Agreement and the U.S. Security Agreement, as applicable.

2.	The parties to this Agreement agree to negotiate the form of each Collateral Document in good faith. The form of guarantee is the Subsidiary Guaranty and, with respect to any Foreign Loan Party, shall be subject to any limitations as set out in the joinder, supplement or other Guaranty applicable to such Foreign Loan Party as may be required in order to comply with local laws and practice in accordance with these Agreed Security Principles.

3.	The Liens granted by any Foreign Loan Party in favor of the Administrative Agent or Collateral Agent on behalf of each Secured Party shall, to the extent possible under local law, be enforceable upon the acceleration of any of the Obligations under the Agreement pursuant to Article VII thereof (an “Enforcement Event”).

(D)	Covenants/Representations and Warranties

Any representations, warranties or covenant which are required to be included in any Collateral Document shall reflect (to the extent to which the subject matter of such representation, warranty and covenant is the same as the corresponding representation, warranty and undertaking in this Agreement) the commercial deal set out in this Agreement and the U.S. Security Agreement (except to the extent that the Administrative Agent’s or Collateral Agent’s, as applicable, local counsel advise it necessary to include any further provisions (or deviate from those contained in this Agreement or the U.S. Security Agreement) in order to protect or preserve the Liens granted to the Administrative Agent or Collateral Agent on behalf of each Secured Party). Accordingly, the Collateral Documents shall not include, repeat or extend clauses set out in the Agreement including the representations or undertakings in respect of insurance, maintenance of assets, information, indemnities or the payment of costs or impose additional negative covenants, in each case, unless applicable local counsel advise it necessary in order to ensure the validity of any Collateral Document or the perfection of any Lien granted thereunder.

(E)	Liens over Land and Buildings

1.	Subject to (A) and (B) above, any mortgage over (x) real estate owned by a Foreign Loan Party with a fair market value of more than $5,000,000 or (y) real estate leased by a Foreign Loan Party that is material to the business of such Loan Party and subject to a lease with an unexpired term in excess of 90 years will, in each case, charge land and interests in land and buildings, except where granting the Lien would contravene any legal or contractual prohibition, in which case, the proposed grantor of such Lien will use commercially reasonable efforts to remove the prohibition or obtain any required consent prior to the date the relevant Collateral Document is required to be granted.

2.	There will be no obligations to investigate title, provide surveys or other insurance or environmental due diligence other than to the extent customary under relevant local practice.

(F)	Liens over Equity Interests

1.	Subject to (A), (B) and (C) above, equitable share charges (or the equivalent in local jurisdictions) will be made over Equity Interests in Foreign Loan Parties that are Material Subsidiaries in accordance with Section 5.09.

2.	Subject to (A), (B) and (C) above, any equitable share charges (or the equivalent in local jurisdictions) over Equity Interests in Loan Parties will be granted pursuant to which the Administrative Agent or Collateral Agent on behalf of each Secured Party will be entitled, subject to local laws, to transfer the Equity Interests and satisfy themselves out of the proceeds of such sale upon enforcement of the Lien.

3.

Subject to (A), (B) and (C) above, to the extent permitted under local law, share pledges should contain provisions to ensure that, unless an Enforcement Event has occurred and is continuing, the grantor of the Lien is entitled to receive dividends and exercise voting rights in any shareholders’ meeting of the relevant company (except if exercise would be materially adverse to the validity or enforceability of the Lien created or would materially impair the value of the shares charged) and if an Enforcement Event has occurred and is continuing the voting and dividend receipt rights may only be exercised by the Administrative Agent or Collateral Agent, as applicable, on behalf of each Secured Party, it being understood that if such Enforcement Event is subsequently remedied or waived, the right to receive dividends and the voting rights in any shareholders’ meeting of the relevant company shall return to the grantor of the Lien.

4.	Liens over Equity Interests will, where possible, automatically charge further Equity Interests issued or otherwise contemplate a procedure for the extension (at the cost of the relevant Loan Party) of Liens over newly-issued shares.

5.	Liens will not be created over minority shareholdings or Equity Interests in joint ventures where the consent of a third party is required before the relevant Loan Party can create a Lien over the same unless such consent has been obtained.

6.	Liens will not be created on Equity Interests so long as same constitute Margin Stock.

(G)	Liens over Receivables of Foreign Loan Parties

1.	Except where an Enforcement Event has occurred and is continuing, unless necessary to ensure the creation of valid and/or perfected security, (and notwithstanding that the Lien may be expressed as a first fixed charge) the proceeds of Receivables shall not be paid into a nominated account unless the relevant Foreign Loan Party is able freely to withdraw such money and the Foreign Loan Party shall be free to deal with those receivables in the course of its business.

2.	Each relevant Foreign Loan Party shall not be required to notify third party debtors to any contracts that have been assigned and/or charged under a Collateral Document unless (i) so required by the Administrative Agent or Collateral Agent if an Enforcement Event has occurred and is continuing or (ii) otherwise customary under relevant local practice and is not materially prejudicial to the business relationship of such Foreign Loan Party. The Administrative Agent or Collateral Agent, as applicable, shall however be entitled to give such notice if an Enforcement Event has occurred and is continuing.

3.	No Lien will be granted under local law over any Receivables to the extent (and for so long as) such Receivable cannot be secured under the terms of the relevant contract.

(H)	Insurances

1.	Subject to (A), (B) and (C) above, proceeds of material insurance policies owned by each relevant Foreign Loan Party (excluding third party liability insurance policies) are to be assigned by way of security or pledged to the Administrative Agent or Collateral Agent, as applicable, on behalf of each Secured Party. Proceeds of insurance shall be collected and retained by the relevant Foreign Loan Party (without the further consent of the Secured Parties) (i) unless such insurance proceeds must be applied to mandatory prepayment in accordance with Section 2.08(b)(i) of this Agreement or (ii) unless an Enforcement Event has occurred and is continuing.

2.	If required by local law to create or perfect the security, notice of the security will be served on the insurance provider within 10 Business Days of the security being granted and, to the extent so required, the Foreign Loan Party shall use its reasonable endeavours to obtain an acknowledgement of that notice within 30 Business Days of service. If a Foreign Loan Party has used its reasonable endeavours but has not been able to obtain acknowledgement its obligations to obtain acknowledgement shall cease on the expiry of that 30 Business Days period.

(I)	Material Contracts And Claims

1.	No Foreign Loan Party shall be required to notify the counterparties to any contracts that have been charged/assigned under a Collateral Document that such contract has been so charged/assigned unless (i) required by the Administrative Agent or Collateral Agent, as applicable, if an Enforcement Event has occurred and is continuing or (ii) otherwise customary under relevant local practice and is not materially prejudicial to the business relationship of such Foreign Loan Party. Liens should not be created over contracts, leases or licenses which prohibit assignment or the creation of such Liens or which require the consent of third parties for the creation of such Liens or such assignment unless the contracts are material and such consent has been obtained.

2.	Proceeds of material contracts and claims shall be collected and retained by the relevant Foreign Loan Party (without the further consent of the Secured Parties) (i) unless such proceeds must be applied to mandatory prepayment in accordance with Section 2.08(b)(i) of this Agreement or (ii) unless an Enforcement Event has occurred and is continuing.

(J)	Liens Over Foreign Intellectual Property

1.	Subject to (A) and (B) above, Liens over all registered Foreign Intellectual Property (other than any applications for trademarks or service marks filed in the United States Patent and Trademark Office (“PTO”), or any successor office thereto pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d)) owned by each relevant Loan Party are to be given, and registration is to be made in all relevant registries of a Covered Jurisdiction in which the grantor of the Liens is resident or carries on material business (in each case to the extent such Foreign Intellectual Property is registered in such jurisdiction) unless the granting of such Liens would contravene any legal or contractual prohibition. Where any relevant Loan Party has the right to the use of any Foreign Intellectual Property through contractual arrangements to which it is a party, a Lien over such contract and/or any rights arising thereunder shall be given in favor of the Administrative Agent or Collateral Agent on behalf of each Secured Party, except to the extent (and for so long as) the giving over of such Liens would contravene any legal or contractual prohibition. Notwithstanding anything to the contrary herein, Liens should not be created over intellectual property or any contractual relationships described above (or any rights arising thereunder) where such Lien or assignment is prohibited or the consent of third parties would be required for the creation of such Lien or such assignment unless such consent has been obtained. Liens over intellectual property will only be required to be perfected in the United States of America, except with respect to Foreign Intellectual Property issued or registered by, or applied-for in a Covered Jurisdiction. “Covered Jurisdiction” means the jurisdiction of organization of the applicable Grantor, the United States, the United Kingdom, European Patent Office, Germany and any other EU jurisdiction to the extent revenues derived from such jurisdiction exceed 5% or more of the aggregate revenues of Irish Holdco and its Subsidiaries (after giving effect to the Transactions).

2.	If a Foreign Loan Party grants a Lien over any of its intellectual property, it will be free to deal with those assets in the course of its business (including without limitation, allowing any intellectual property to lapse or become abandoned if, in the reasonable good faith judgment of Irish Holdco, it is no longer useful, valuable, or material to the conduct of the business of Irish

Holdco and its Subsidiaries, taken as a whole) until an Enforcement Event has occurred and is continuing.

(K)	Liens Over Bank Accounts

1.	If customary for the applicable jurisdiction, where any Foreign Loan Party is granting a Lien over a bank account it shall, at the request of the Collateral Agent, notify the relevant bank of, and shall use commercially reasonable efforts to procure that the relevant bank acknowledges the creation of that Lien. Such Foreign Loan Party shall be free to deal with those accounts in the course of its business until an Event of Default has occurred and is continuing.

2.	If required by local law to perfect the security and/or to give effect to the making thereof, notice of the security will be served on the account bank within 5 Business Days of the security being granted and, to the extent so required, the Foreign Loan Party shall use its reasonable endeavours to obtain an acknowledgement of that notice within 30 Business Days of service. If the Foreign Loan Party has used its reasonable endeavours but has not been able to obtain acknowledgement, its obligation to obtain acknowledgement shall cease on the expiry of that 30 Business Day period. Irrespective of whether notice of the security is required for perfection, if the service of notice would prevent the Foreign Loan Party from using a bank account in the course of its business, no notice of security shall be served until an Event of Default has occurred and is continuing.

3.	Any security over bank accounts shall be subject to any prior security interests in favour of the account bank which are created either by law or in the standard terms and conditions of the account bank. The notice of security shall request these are waived by the account bank but the Foreign Loan Party shall not be required to change its banking arrangements if these security interests are not waived or only partially waived.

4.	Notwithstanding the foregoing, the provisions of this Section (K) shall not apply to Excluded Accounts. For the avoidance of doubt, no control agreements shall be required with respect to the perfection of any security interest or Lien in any Deposit Accounts or Securities Accounts (in each case, as defined in the UCC).

(L)	Other Assets

1.	Liens shall be given over any other material assets of any relevant Foreign Loan Party from time to time, according to the principles set out herein. Such Foreign Loan Party shall be free to deal with those assets in the course of its business until an Enforcement Event has occurred and is continuing.

2.	To the extent any Loan Party owns any Foreign Assets that are located in a jurisdiction other than a Covered Jurisdiction, no action under the laws of such jurisdiction shall be required to grant or perfect Liens in such Foreign Assets.

(M)	Perfection of Liens

1.	Where customary, a Collateral Document may contain a power of attorney allowing the Administrative Agent or the Collateral Agent, as applicable, to perform on behalf of the grantor of the Lien, its obligations under such Collateral Document only if an Enforcement Event has occurred and is continuing.

2.	Subject to (A) and (B) above, where obligatory or customary under the relevant local law all registrations and filings necessary in relation to the Collateral Documents and/or the Liens evidenced or created thereby are to be undertaken within applicable time limits, by the appropriate local counsel (based on local law and custom), unless otherwise agreed.

3.	Subject to (A) and (B) above, where obligatory or customary, documents of title relating to the assets charged will be required to be delivered to the Administrative Agent or the Collateral Agent, as applicable.

4.	Except as explicitly provided herein, notice, acknowledgement or consent to be obtained from a third party will only be required where the efficacy of the Lien requires it or where it is practicable and reasonable having regard to the costs involved, the commercial impact on the Foreign Loan Party in question and the likelihood of obtaining the acknowledgement and, when possible without prejudicing the validity of the Lien concerned, such perfecting procedures shall be delayed until an Enforcement Event has occurred and is continuing.

(N)	Liens

Notwithstanding anything to the contrary contained in this agreement, no provision contained herein shall prejudice the right of the Loan Parties to benefit from the permitted exceptions set out in Section 6.02 of this Agreement regarding the granting of Liens over assets.

(O)	Proceeds

The Collateral Documents will state that the proceeds of enforcement of such Collateral Document will be applied as specified in Section 2.15(b) of this Agreement.

(P)	Regulatory consent

The enforcement of security over shares and the exercise by the Administrative Agent or the Collateral Agent, as applicable, of voting rights in respect of such shares may be subject to regulatory consent. Accordingly, enforcement of any security over any shares subject to such a restriction, and the exercise by the Administrative Agent or the Collateral Agent, as applicable, of the voting rights in respect of any such shares, will be expressed to be conditional upon obtaining any consents required by law or regulation.

Schedule 2.01 – Term Loan Commitments

LENDER	2014 TERM LOAN COMMITMENT
Citibank, N.A.	$160,000,000
Cowen Structured Holdings, Inc.	$140,000,000
AGGREGATE COMMITMENTS	$300,000,000

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Assignment Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees[, letters of credit and swingline loans]1 included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]2]

3.	Borrowers:	HORIZON PHARMA HOLDINGS (USA), INC. AND HORIZON PHARMA FINANCE S.À R.L

[1]	To be included only in an assignment of any Incremental Revolving Loans.
[2]	Select as applicable.

4.	Administrative Agent	Citibank, N.A. as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement, dated as of June 17, 2014 among HORIZON PHARMA, INC, as initial signatory, the LENDERS from time to time party thereto, CITIBANK, N.A., as Administrative Agent and Collateral Agent, and from and after the Closing Date, VIDARA THERAPEUTICS INTERNATIONAL LTD., LUTEUS CAPITAL LIMITED, HORIZON PHARMA FINANCE S.À R.L. and HAMILTON HOLDINGS (USA), INC.

6.	Assigned Interest:

Class Assigned[3]	Aggregate Amount of Commitment/Loans for all Lenders of such Class	Amount of Commitment/Loans of such Class Assigned	Percentage Assigned of Commitment/Loans of such Class[4]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

Assignment Effective Date:            , 20    [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[3]	Fill in the appropriate terminology for the Classes of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Term Loan Commitment”, “2014 Term Loans,” etc.).
[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Consented to and Accepted:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Consented to:

[ ][5]

By:
Title:

[5]	To be added only if the consent of the applicable Borrower is required by the terms of the Credit Agreement.

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, (iv) it is not a Defaulting Lender and (v) it has complied with Section 9.04 of the Credit Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Irish Holdco, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Irish Holdco, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 or 4.02 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Assignment Effective Date and to the Assignee for amounts which have accrued from and after the Assignment Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

AUCTION PROCEDURES

This Exhibit B is intended to summarize certain basic terms of the modified Dutch auction (an “Auction”) procedures pursuant to and in accordance with the terms and conditions of Section 2.20 of that certain Agreement of which this Exhibit B is a part (as amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Credit Agreement”). It is not intended to be a definitive statement of all of the terms and conditions of an Auction, the definitive terms and conditions for which shall be set forth in the applicable offering document. None of the Administrative Agent, the Auction Manager, or any of their respective affiliates or any officers, directors, employees, agents or attorneys-in-fact of such Persons (together with the Administrative Agent and its affiliates, the “Agent-Related Person”) makes any recommendation pursuant to any offering document as to whether or not any Lender should sell its Term Loans to any of the Borrowers pursuant to any offering documents, nor shall the decision by the Administrative Agent, the Auction Manager or any other Agent-Related Person (or any of their affiliates) in its respective capacity as a Lender to sell its Term Loans to any of the Borrowers be deemed to constitute such a recommendation. Each Lender should make its own decision on whether to sell any of its Term Loans and, if it decides to do so, the principal amount of and price to be sought for such Term Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning each Auction and the relevant offering documents. Capitalized terms not otherwise defined in this Exhibit B have the meanings assigned to them in the Credit Agreement.

ANY PURCHASE OF TERM LOANS MADE UNDER SUCH AUCTIONS SHALL NOT BE SUBJECT TO THE CALL PROTECTION PROVISIONS IN SECTION 2.09(b) OF THE CREDIT AGREEMENT.

1. Notice Procedures. In connection with each Auction, the applicable Borrower will provide notification to the Auction Manager (for distribution to the Term Lenders of the applicable Class of Term Loans (each, an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount (calculated on the face amount thereof) of Term Loans of each applicable Class that the applicable Borrower offers to purchase in such Auction (the “Auction Amount”) which shall be no less than $10,000,000 (unless another amount is agreed to by the Administrative Agent in its reasonable discretion); (ii) the range of discounts to par (the “Discount Range”) expressed as a range of prices per $1,000 (in increments of $5), at which the applicable Borrower would be willing to purchase Term Loans of each applicable Class in such Auction; and (iii) the date on which such Auction will conclude, on which date Return Bids (as defined below) will be due by 1:00 p.m. (New York time) (as such date and time may be extended by the Auction Manager, such time the “Expiration Time”). Such Expiration Time may be extended for a period not exceeding three (3) Business Days upon notice by the applicable Borrower to the Auction Manager received not less than 24 hours before the original Expiration Time; provided that only two extensions per offer shall be permitted (unless otherwise approved by the Auction Manager prior to the date of the applicable Expiration Time). An Auction shall be regarded as a “failed auction” in the event that either (x) the applicable Borrower withdraws such Auction in accordance with the terms hereof or (y) the Expiration Time occurs with no Qualifying Bids (as defined below) having been received. In the event of a failed auction, the applicable Borrower shall not be permitted to deliver a new Auction Notice prior to the date occurring three (3) Business Days after such withdrawal or Expiration Time, as the case may be. Notwithstanding anything to the contrary contained herein, the applicable Borrower shall not initiate any Auction by delivering an Auction Notice to the Auction Manager until after the conclusion (whether successful or failed) of the previous Auction (if any), whether such conclusion occurs by withdrawal of such previous Auction or the occurrence of the Expiration Time of such previous Auction.

2. Reply Procedures. In connection with any Auction, each Term Lender of each applicable Class wishing to participate in such Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation, in the form included in the respective offering document (each, a “Return Bid”) which shall specify (i) a discount to par that must be expressed as a price per $1,000 (in increments of $5) in principal amount of Term Loans of each applicable Class (the “Reply Price”) within the Discount Range and (ii) the principal amount of Term Loans of each applicable Class, in an amount not less than $1,000,000 or an integral multiple of $1,000 in excess thereof, that such Lender offers for sale at its Reply Price (the “Reply Amount”). A Term Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the Term Loans of each applicable Class held by such Term Lender. Term Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three (3) component bids, each of which may result in a separate Qualifying Bid and each of which will not be contingent on any other component bid submitted by such Term Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Term Lender must execute and deliver, to be held by the Auction Manager, an assignment and acceptance in the form included in the offering document (each, an “Auction Assignment and Assumption”). The applicable Borrower will not purchase any Term Loans of any applicable Class at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price.

3. Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the applicable Borrower, will calculate the lowest purchase price (the “Applicable Threshold Price”) for such Auction within the Discount Range for such Auction that will allow the applicable Borrower to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Term Loans for which the applicable Borrower has received Qualifying Bids). The applicable Borrower shall purchase Term Loans of each applicable Class from each Term Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All Term Loans included in Qualifying Bids (including multiple component Qualifying Bids contained in a single Return Bid) received at a Reply Price lower than the Applicable Threshold Price will be purchased at such applicable Reply Prices and shall not be subject to proration.

4. Proration Procedures. All Term Loans of each applicable Class offered in Return Bids (or, if applicable, any component thereof) constituting Qualifying Bids at the Applicable Threshold Price will be purchased at the Applicable Threshold Price; provided that if the aggregate principal amount (calculated on the face amount thereof) of all Term Loans of any applicable Class for which Qualifying Bids have been submitted in any given Auction at the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term Loans of such Class to be purchased at prices below the Applicable Threshold Price), the applicable Borrower shall purchase the Term Loans of such Class for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount equal to the amount necessary to complete the purchase of the Auction Amount. No Return Bids or any component thereof will be accepted above the Applicable Threshold Price.

5. Notification Procedures. The Auction Manager will calculate the Applicable Threshold Price and post the Applicable Threshold Price and proration factor onto an internet or intranet site (including an IntraLinks, SyndTrak or other electronic workspace) in accordance with the Auction Manager’s standard dissemination practices by 4:00 p.m. New York time on the same Business Day as the date the Return Bids were due (as such due date may be extended in accordance with this Exhibit B). The Auction Manager will insert the principal amount of Term Loans of each applicable Class to be assigned and the applicable settlement date into each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. Upon the request of the submitting Lender, the Auction Manager will promptly return any Auction Assignment and Assumption received in connection with a Return Bid that is not a Qualifying Bid.

6. Auction Assignment and Assumption. Each Auction Notice and Auction Assignment and Assumption shall contain the following representations, warranties and covenants by the applicable Borrower:

The conditions set forth in Section 2.20(a) of the Credit Agreement have each been satisfied on and as of the date hereof, except to the extent that such conditions refer to conditions that must be satisfied as of a future date, in which case the applicable Borrower must terminate any Auction if it fails to satisfy one of more of the conditions which are required to be met at the time which otherwise would have been the time of purchase of Term Loans of any applicable Class pursuant to an Auction.

7. Additional Procedures. Once initiated by an Auction Notice, the applicable Borrower may withdraw an Auction only in the event that, (i) as of such time, no Qualifying Bid has been received by the Auction Manager or (ii) the applicable Borrower has failed to meet a condition set forth in Section 2.20 of the Credit Agreement. Furthermore, in connection with any Auction, upon submission by a Lender of a Return Bid, such Lender will not have any withdrawal rights. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled by a Lender. However, an Auction may become void if the conditions to the purchase of Term Loans of any applicable Class by the applicable Borrower required by the terms and conditions of Section 2.20 of the Credit Agreement are not met. The purchase price in respect of each Qualifying Bid for which purchase by the applicable Borrower is required in accordance with the foregoing provisions shall be paid directly by the applicable Borrower to the respective assigning Lender on a settlement date as determined jointly by the applicable Borrower and the Auction Manager (which shall be not later than ten (10) Business Days after the date Return Bids are due). The applicable Borrower shall execute each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. All questions as to the form of documents and validity and eligibility of Term Loans of each applicable Class that are the subject of an Auction will be determined by the Auction Manager, in consultation with the applicable Borrower, and their determination will be final and binding so long as such determination is not inconsistent with the terms of Section 2.20 of the Credit Agreement or this Exhibit B. The Auction Manager’s interpretation of the terms and conditions of the offering document, in consultation with the applicable Borrower, will be final and binding so long as such interpretation is not inconsistent with the terms of Section 2.20 of the Credit Agreement or this Exhibit B. None of the Administrative Agent, the Auction Manager, any other Agent-Related Person or any of their respective affiliates assumes any responsibility for the accuracy or completeness of the information concerning the applicable Borrower, the Loan Parties, or any of their affiliates (whether contained in an offering document or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information. This Exhibit B shall not require the applicable Borrower to initiate any Auction.

EXHIBIT C

IRISH HOLDCO AND ITS SUBSIDIARIES

SOLVENCY CERTIFICATE

[DATE]

This Solvency Certificate (this “Certificate”) is furnished to the Administrative Agent and the Lenders pursuant to Section 4.02(l) of that certain Credit Agreement, dated as of June 17, 2014, among HORIZON PHARMA, INC., a Delaware corporation (“Horizon”), the LENDERS from time to time party thereto and CITIBANK, N.A., as Administrative Agent and Collateral Agent, and from and after the Closing Date, VIDARA THERAPEUTICS INTERNATIONAL LTD., LUTEUS CAPITAL LIMITED, HORIZON PHARMA FINANCE S.À R.L., a société à responsabilité limitée (private limited liability company) incorporated under the laws of Luxembourg, having its registered office at 19, rue de Bitbourg, L-1273 Luxembourg, and registered with the Luxembourg Register of Commerce and Companies under number B 186.460, and HAMILTON HOLDINGS (USA), INC. (the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

I, [                    ], [authorized signatory] of Horizon (after giving effect to the Transactions), in that capacity only and not in my individual capacity (and without personal liability), DO HEREBY CERTIFY on behalf of Horizon that as of the date hereof, immediately after the consummation of the Transactions and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans:

1. The fair value of the property and assets of Irish Holdco and its Subsidiaries, on a consolidated basis, exceeds their consolidated debts and liabilities, subordinated, contingent or otherwise.

2. The present fair saleable value of the property and assets of Irish Holdco and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured.

3. Irish Holdco and its Subsidiaries, on a consolidated basis, have not incurred any debts and liabilities, subordinated, contingent or otherwise, that they do not believe they will be able to pay as such debts and liabilities become absolute and matured.

4. Irish Holdco its Subsidiaries, on a consolidated basis, do not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

5. In reaching the conclusions set forth in this Certificate, the undersigned has (i) reviewed the Credit Agreement, (ii) reviewed the financial statements (including the pro forma financial statements) referred to in Section 4.02(p) of the Credit Agreement (the “Financial Statements”) and (iii) made such other investigations and inquiries as the undersigned deems appropriate. The undersigned is familiar with the financial performance and business of Irish Holdco and its Subsidiaries.

6. Luxco is not subject to bankruptcy (faillite), voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), suspension of payments (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganization or similar legal provisions affecting the rights of creditors generally in Luxembourg or abroad, or any analogous procedure in any jurisdiction, nor subject to any proceedings under the Council Regulation 1346/2000/EC of 29 May 2000 on insolvency proceedings.

7. No corporate action, legal proceedings or other procedure or step has been taken by Luxco nor has been notified to it in relation to bankruptcy (faillite), voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), suspension of payments (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganization or similar legal provisions affecting the rights of creditors generally in Luxembourg or abroad, or any analogous procedure in any jurisdiction, nor subject to any proceedings under the Council Regulation 1346/2000/EC of 29 May 2000 on insolvency proceedings.

8. Luxco is not, on the date hereof and will not, as a result of the execution of the Loan Documents to which it is a party, be in a state of cessation of payments (cessation de payments) and lose its creditworthiness (ébranlement de crédit).

9. No application has been made by Luxco for a voluntary or judicial winding-up or liquidation.

10. For purposes of this certificate, the terms below shall have the following definitions:

10.1 “fair value”

The amount at which the assets (both tangible and intangible), in their entirety, of Irish Holdco and of each Borrower and their respective Restricted Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

10.2 “present fair salable value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of Irish Holdco and of each Borrower and their respective Restricted Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

10.3 “stated liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of Irish Holdco and of each Borrower and their respective Restricted Subsidiaries taken as a whole, determined in accordance with GAAP consistently applied.

10.4 “contingent liabilities”

The estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of Irish Holdco and of each Borrower and their respective Restricted Subsidiaries taken as a whole (but exclusive of such contingent liabilities to the extent reflected in stated liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of Irish Holdco and of each Borrower.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

HORIZON PHARMA, INC.

By:

Name:
Title:

EXHIBIT D

[Form of]

JOINDER AGREEMENT

Reference is hereby made to the Credit Agreement dated as of June 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among HORIZON PHARMA, INC., a Delaware corporation (“Horizon”) and the LENDERS from time to time party thereto and CITIBANK, N.A., as Administrative Agent and Collateral Agent (the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to Sections 4.02(a)(i) and 9.06 of the Credit Agreement, the undersigned (each, a “Closing Date Loan Party”) is required to become a Loan Party under the Credit Agreement on or prior to the Closing Date by executing a joinder agreement (“Joinder Agreement”). Each Closing Date Loan Party is executing this Joinder Agreement to the Credit Agreement as consideration for the Loans being made under the Credit Agreement.

NOW, THEREFORE, the Administrative Agent, Collateral Agent and each Closing Date Loan Party hereby agree as follows:

1. Loan Party. In accordance with Sections 4.02(a)(i) and 9.06 of the Credit Agreement, this Joinder Agreement may be attached to the Credit Agreement, and each Closing Date Loan Party by its signature below becomes, a Loan Party under the Credit Agreement, Guarantor and, to the extent provided therein, a Borrower on the Closing Date, in each case, under the Credit Agreement with the same force and effect as if originally named therein as a Loan Party, Guarantor and, to the extent provided in the Credit Agreement, a Borrower on the Effective Date. If the Closing Date does not occur by the 2014 Term Loan Commitment Expiration Date, each Closing Date Loan Party shall cease to be a party to the Credit Agreement in the capacities referred to above and this agreement shall cease to have any effect.

2. Representations and Warranties. Each Closing Date Loan Party hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as a Loan Party, Guarantor and Borrower thereunder and (b) as of the Closing Date, represents and warrants that the representations and warranties made by it as a Loan Party thereunder are true and correct in all material respects (or, if qualified as to “materiality” or “Material Adverse Effect”, in all respects) on and as of the date hereof, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, if qualified by materiality or “Material Adverse Effect”, in all respects) as of such earlier date. Each reference to a Loan Party, Guarantor and Borrower (as applicable) in the Credit Agreement shall be deemed to include the applicable Closing Date Loan Party. Pursuant to Section 4.02(a) of the Credit Agreement, each Closing Date Loan Party hereby attaches thereto supplements to each of the schedules to the Credit Agreement applicable to it.

3. Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

5. No Waiver. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

6. Notices. All notices, requests and demands to or upon any Closing Date Loan Party, any Agent or any Lender shall be governed by the terms of Section 9.01 of the Credit Agreement.

7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[CLOSING DATE LOAN PARTIES]

By:
Name:
Title:

CITIBANK, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT E

SUBSIDIARY GUARANTY

Reference is hereby made to the Credit Agreement dated as of June 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among HORIZON PHARMA, INC., a Delaware corporation (“Horizon”), the LENDERS from time to time party thereto and CITIBANK, N.A., as Administrative Agent and Collateral Agent, and from and after the time they become parties to the Credit Agreement, VIDARA THERAPEUTICS INTERNATIONAL LTD. (“Irish Holdco”), LUTEUS CAPITAL LIMITED (“Irish Intermediate Holdco”), HORIZON PHARMA FINANCE S.À R.L. (“Luxco”) and HAMILTON HOLDINGS (USA), INC. (the “U.S. Borrower”) (the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Section 1. Subsidiary Guaranty. (a) Each of the undersigned (the “Subsidiary Guarantors”) hereby jointly and severally guarantees to each Secured Party as hereinafter provided, as primary obligor and not as surety, the payment of the Secured Obligations in full in cash when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Subsidiary Guarantors hereby further jointly and severally agree that if any of the Secured Obligations are not paid in full in cash when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), each Subsidiary Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Secured Obligations, the same will be promptly paid in full in cash when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b) Each Subsidiary Guarantor, and by its acceptance of this Subsidiary Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Subsidiary Guaranty and the Obligations of each Subsidiary Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Subsidiary Guaranty and the Obligations of each Subsidiary Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Subsidiary Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Subsidiary Guarantor under this Subsidiary Guaranty not constituting a fraudulent transfer or conveyance under applicable law after giving full effect to such Subsidiary Guarantor’s contribution rights but before taking into account any liabilities of such Subsidiary Guarantor under any other guarantee of such Subsidiary Guarantor other than any other guarantee of any obligations that are secured on a pari passu basis with the Obligations.

Section 2. Representations and Warranties.

(a) Organization; Powers. The undersigned Subsidiary Guarantor is duly organized or incorporated, as the case may be, and validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in and (to the extent the concept is applicable in such jurisdiction) is in good standing in, every jurisdiction where such qualification is required.

(b) Authorization; Enforceability. The execution and delivery of this Subsidiary Guaranty are within each undersigned Subsidiary Guarantor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions and, if required, actions by all necessary corporate or other organizational actions and, if required, actions by shareholders, members or equity holders. This Subsidiary Guaranty constitutes a legal, valid and binding obligation of each undersigned Subsidiary Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganizational, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) Conflicting Laws and Contracts. From and after the Closing Date, neither the execution and delivery by each Subsidiary Guarantor of this Subsidiary Guaranty, nor compliance with the terms and provisions hereof will (i) violate any applicable law or regulation (except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) or the charter, by-laws or other organizational documents of such Subsidiary Guarantor or any order of any Governmental Authority, (ii) violate in any material respect or result in a default under any indenture, material agreement or other material instrument binding upon such Grantor or its assets, or give rise to a right thereunder to require any payment to be made by such Grantor, or (iii) result in the creation or imposition of any Lien on any asset of such Grantor, other than Liens created under this Subsidiary Guaranty or the other Loan Documents.

Section 3. Covenants. From and after the Closing Date, each Subsidiary Guarantor covenants and agrees that, until the Maturity Date has occurred, such Guarantor will perform and observe all of the terms, covenants and agreements set forth in the Loan Documents on its part to be performed or observed or that Irish Holdco or the Borrowers have agreed to cause such Guarantor to perform or observe and will cause each of its Subsidiaries to perform and observe all of the terms, covenants and agreements set forth in the Loan Documents that Irish Holdco or the Borrowers have agreed to cause such Subsidiaries to perform or observe.

Section 4. Obligations Unconditional. (a) The obligations of the Subsidiary Guarantors under this Subsidiary Guaranty are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Secured Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full in cash of the Secured Obligations, other than Unliquidated Obligations for which no claim has been made), it being the intent of this Section 4 that the obligations of each Subsidiary Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Each of the Subsidiary Guarantors agrees that they shall have no right of subrogation, indemnity, reimbursement or contribution against a Borrower or any other Subsidiary Guarantor for amounts paid under this Subsidiary Guaranty until such time as the Secured Obligations (other than Unliquidated Obligations for which no claim has been made) have been paid in full in cash and the Commitments have expired or terminated.

(b) Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Secured Obligations shall be done or omitted;

(iii) the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Secured Obligations shall be waived or any other guarantee of any of the Secured Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien granted to, or in favor of, the Administrative Agent, the Collateral Agent or any other holder of the Secured Obligations as security for any of the Secured Obligations shall fail to attach or be perfected; or

(v) any of the Secured Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of Irish Holdco or Irish Intermediate Holdco) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of Irish Holdco or Irish Intermediate Holdco).

(c) With respect to its obligations hereunder, each of the Subsidiary Guarantors hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Collateral Agent or any other holder of the Secured Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or other documents relating to the Secured Obligations, or against any other Person under any other guarantee of, or security for, any of the Secured Obligations.

Section 5. Reinstatement. The obligations of the Subsidiary Guarantors under this Subsidiary Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings under any Debtor Relief Law, and each of the Subsidiary Guarantors agrees that they will jointly and severally indemnify the Administrative Agent and each holder of the Secured Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Secured Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any proceedings under any debtor relief law.

Section 6. Certain Additional Waivers. Each of the Subsidiary Guarantors further agrees that they shall have no right of recourse to security for the Secured Obligations, except through the exercise of rights of subrogation pursuant to Section 4 of this Subsidiary Guaranty and through the exercise of rights of contribution pursuant to Section 8 hereof.

Section 7. Remedies. Each of the Subsidiary Guarantors agrees that, to the fullest extent permitted by law, as between the Subsidiary Guarantors, on the one hand, and the Administrative Agent, the Collateral Agent and the other holders of the Secured Obligations, on the other hand, the Secured Obligations may be declared to be forthwith due and payable as provided in Article VII of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII thereof) for purposes of Section 1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Secured Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Secured Obligations being deemed to have become automatically due and payable), the Secured Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 1. Each of the Subsidiary Guarantors acknowledges and agrees that their respective obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Secured Obligations may exercise their remedies thereunder in accordance with the terms thereof.

Section 8. Rights of Contribution. Each of the Subsidiary Guarantors agrees that, in connection with payments made hereunder, each Subsidiary Guarantor shall have contribution rights against the other Subsidiary Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Subsidiary Guarantors under the Loan Documents and no Subsidiary Guarantor shall exercise such rights of contribution until all Secured Obligations (other than Unliquidated Obligations for which no claim has been made) have been paid in full in cash and the Commitments have terminated.

Section 9. Guarantee of Payment; Continuing Guarantee. The guarantee given by the Subsidiary Guarantors in this Subsidiary Guaranty is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Secured Obligations whenever arising.

Section 10. Guarantee Limitations. Notwithstanding anything to the contrary contained in the Credit Agreement or in any other Loan Documents, the guarantee obligations of any Subsidiary Guarantor established in Luxembourg (a “Luxembourg Guarantor”) in respect of the obligations of Irish Holdco or any of its Subsidiaries which is not a direct or indirect subsidiary of such relevant Luxembourg Guarantor shall be limited at any time to an aggregate amount not exceeding 95% of the greater of:

(a) the Luxembourg Guarantor’s own funds (capitaux propres), as referred to in article 34 of the Luxembourg Law dated 19 December 2002 concerning the trade and companies register and the accounting and annual accounts of undertakings, as amended (the “2002 Law”), increased by the amount of any debts owed to a company of the same group of the Luxembourg Guarantor, as shown in (x) the latest interim financial statements available (if any), at the date of demand of payment under the Credit Agreement or, if not available, (y) the latest annual financial statements (comptes annuels) available at the date of demand of payment under this Agreement; and

(b) the Luxembourg Guarantor’s own funds (capitaux propres), as referred to in article 34 of the 2002 Law, increased by the amount of any debts owed to a company of the same group of the Subsidiary Guarantor, at the date of entry into this Subsidiary Guaranty.

The limitation set forth under items (i) and (ii) above shall not apply to any amounts borrowed under the Credit Agreement and made available, in any form whatsoever, to the Luxembourg Guarantor or any of its direct or indirect subsidiaries.

Section 11. Additional Subsidiaries. Pursuant to Section 5.09 of the Credit Agreement, a Subsidiary of Irish Holdco that was not a Subsidiary Guarantor on the Closing Date may be required to enter into this Subsidiary Guaranty as a Subsidiary Guarantor thereafter. A Subsidiary of Irish Holdco that is not so required to enter into this Subsidiary Guaranty as a Subsidiary Guarantor may elect to enter into this Subsidiary Guaranty as a Subsidiary Guarantor. Upon execution and delivery by the Collateral Agent and the applicable Subsidiary of an instrument in the form of Annex I hereto (which may be modified as required to comply with local laws in accordance with the Agreed Security Principles, if applicable), such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein (subject to any such modifications in accordance with the Agreed Security Principles). The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Subsidiary Guaranty.

Section 12. Effectiveness. This Subsidiary Guaranty becomes effective upon its execution and delivery provided that any guarantee provided for herein shall not apply to the Secured Obligations until such time as the first Secured Obligations come into existence and once the Closing Date has occurred. If the Closing Date does not occur by the 2014 Term Loan Commitment Expiration Date, the obligations of the Subsidiary Guarantors hereunder shall cease to have effect.

Section 13. Severability. Any provision of this Subsidiary Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14. Counterparts. This Subsidiary Guaranty may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Subsidiary Guaranty by facsimile or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually executed counterpart of this Subsidiary Guaranty.

Section 15. Notices. All notices, requests and demands to or upon any Subsidiary Guarantor, any Agent or any Lender shall be governed by the terms of Section 9.01 of the Credit Agreement.

Section 16. Governing Law; Jurisdiction; Consent to Service of Process; Foreign Process Agent. (a) This Subsidiary Guaranty and each other Loan Document (except, as to any other Loan Document, as expressly set forth therein) shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the Subsidiary Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Subsidiary Guaranty or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Subsidiary Guaranty or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Each of the Subsidiary Guarantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Subsidiary Guaranty or any other Loan Document in any court referred to in paragraph (b) of this Section 16. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Subsidiary Guaranty irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Subsidiary Guaranty or any other Loan Document will affect the right of any party to this Subsidiary Guaranty to serve process in any other manner permitted by law.

(e) Each of the Subsidiary Guarantors hereby irrevocably and unconditionally appoints the U.S. Borrower and its successors hereunder (the “Process Agent”), as its agent to receive on behalf of the Subsidiary Guarantors and their respective property all writs, claims, process and summonses in any action or proceeding brought against it in the State of New York. Such service may be made by mailing or delivering a copy of such process to the Subsidiary Guarantor in care of the Process Agent at the address specified in Section 9.01 of the Credit Agreement for the Process Agent, and each Subsidiary Guarantor irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to a Subsidiary Guarantor or failure of a Subsidiary Guarantor to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent or the Subsidiary Guarantor, or of any judgment based thereon. Each of the Subsidiary Guarantors covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the delegation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. Each Subsidiary Guarantor hereto further covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Section 17. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SUBSIDIARY GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

Section 18. Taxes. Each Subsidiary Guarantor agrees that Section 2.14 of the Credit Agreement shall, to the fullest extent permitted by law, apply to payments made by it under this Subsidiary Guaranty.

Annex I to

Subsidiary Guarantee

[Form of]

SUBSIDIARY GUARANTY SUPPLEMENT

Reference is hereby made to the Credit Agreement dated as of June 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among HORIZON PHARMA, INC., a Delaware corporation (“Horizon”), the LENDERS from time to time party thereto and CITIBANK, N.A., as Administrative Agent and Collateral Agent, and from and after the Closing Date, VIDARA THERAPEUTICS INTERNATIONAL LTD. (“Irish Holdco”), LUTEUS CAPITAL LIMITED (“Irish Intermediate Holdco”), HORIZON PHARMA FINANCE S.À R.L. (“Luxco”) and HAMILTON HOLDINGS (USA), INC. (the “U.S. Borrower”) (the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to Section 9 of the Subsidiary Guaranty, the undersigned (each, a “New Guarantor”) is becoming a Guarantor under the Credit Agreement by executing a subsidiary guaranty supplement (“Subsidiary Guaranty Supplement”). Each New Guarantor is executing this Subsidiary Guaranty Supplement to the Subsidiary Guaranty in order to induce the Lenders to make additional Loans and/or as consideration for the Loans previously made.

NOW, THEREFORE, the Administrative Agent, Collateral Agent and each New Guarantor hereby agree as follows:

1. Guarantee. In accordance with Section 9 of the Subsidiary Guaranty, this Subsidiary Guaranty Supplement may be attached to the Subsidiary Guaranty, and each New Guarantor by its signature below becomes a Guarantor under the Subsidiary Guaranty with the same force and effect as if originally named therein as a Guarantor on the Effective Date.

2. Representations and Warranties. Each New Guarantor hereby (a) agrees to all the terms and provisions of the Subsidiary Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects (or, if qualified as to “materiality” or “Material Adverse Effect”, in all respects) on and as of the date hereof, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, if qualified by materiality or “Material Adverse Effect”, in all respects) as of such earlier date. Each reference to a Guarantor in the Credit Agreement or the Subsidiary Guaranty shall be deemed to include the New Guarantor.

3. Severability. Any provision of this Subsidiary Guaranty Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions

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hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4. Counterparts. This Subsidiary Guaranty Supplement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Subsidiary Guaranty Supplement by facsimile or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually executed counterpart of this Subsidiary Guaranty Supplement.

5. No Waiver. Except as expressly supplemented hereby, the Subsidiary Guaranty shall remain in full force and effect.

6. Notices. All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender shall be governed by the terms of Section 9.01 of the Credit Agreement.

7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Subsidiary Guaranty Supplement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[NEW GUARANTORS]

By:
Name:
Title:

CITIBANK, N.A., as
Administrative Agent and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

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[supplements to schedules]

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EXHIBIT F

U.S. SECURITY AGREEMENT

[Included under separate cover]

F-1

EXHIBIT G-1

U.S. TAX COMPLIANCE CERTIFICATE

Form of U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among HORIZON PHARMA, INC., a Delaware corporation (“Horizon”), the LENDERS from time to time party thereto and CITIBANK, N.A., as Administrative Agent and Collateral Agent for the Lenders, and from and after the Closing Date, VIDARA THERAPEUTICS INTERNATIONAL LTD. (“Irish Holdco”), LUTEUS CAPITAL LIMITED (“Irish Intermediate Holdco”), HORIZON PHARMA FINANCE S.À R.L. (“Luxco”) and HAMILTON HOLDINGS (USA), INC. (the “U.S. Borrower”) (the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of the U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the U.S. Borrower with a correct and complete certificate of its non-United States person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the U.S. Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the U.S. Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in any of the two calendar years preceding such payments. For the avoidance of doubt, such a certificate described in (2) of the preceding sentence shall be updated and provided by the undersigned to the Administrative Agent and the U.S. Borrower prior to the next applicable payment date following a change described in (1) of the preceding sentence.

[Signature Page Follows]

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[NAME OF LENDER]

By:
Name:
Title:
Date:

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EXHIBIT G-2

U.S. TAX COMPLIANCE CERTIFICATE

Form of U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among HORIZON PHARMA, INC., a Delaware corporation (“Horizon”), the LENDERS from time to time party thereto and CITIBANK, N.A., as Administrative Agent and Collateral Agent for the Lenders, and from and after the Closing Date, VIDARA THERAPEUTICS INTERNATIONAL LTD. (“Irish Holdco”), LUTEUS CAPITAL LIMITED (“Irish Intermediate Holdco”), HORIZON PHARMA FINANCE S.À R.L. (“Luxco”) and HAMILTON HOLDINGS (USA), INC. (the “U.S. Borrower”) (the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of the U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a correct and complete certificate of its non-United States person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in any of the two calendar years preceding such payments. For the avoidance of doubt, such a certificate described in (2) of the preceding sentence shall be updated and provided by the undersigned to its participating Lender prior to the next applicable payment date following a change described in (1) of the preceding sentence.

[Signature Page Follows]

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[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:

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EXHIBIT G-3

U.S. TAX COMPLIANCE CERTIFICATE

Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among HORIZON PHARMA, INC., a Delaware corporation (“Horizon”), the LENDERS from time to time party thereto and CITIBANK, N.A., as Administrative Agent and Collateral Agent for the Lenders, and from and after the Closing Date, VIDARA THERAPEUTICS INTERNATIONAL LTD. (“Irish Holdco”), LUTEUS CAPITAL LIMITED (“Irish Intermediate Holdco”), HORIZON PHARMA FINANCE S.À R.L. (“Luxco”) and HAMILTON HOLDINGS (USA), INC. (the “U.S. Borrower”) (the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of the U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a correct and complete IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in any of the two calendar years preceding such payments. For the avoidance of doubt, such a certificate described in (2) of the preceding sentence shall be updated and provided by the undersigned to its participating Lender prior to the next applicable payment date following a change described in (1) of the preceding sentence.

[Signature Page Follows]

G-3-1

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:

G-3-2

EXHIBIT G-4

U.S. TAX COMPLIANCE CERTIFICATE

Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among HORIZON PHARMA, INC., a Delaware corporation (“Horizon”), the LENDERS from time to time party thereto and CITIBANK, N.A., as Administrative Agent and Collateral Agent for the Lenders, and from and after the Closing Date, VIDARA THERAPEUTICS INTERNATIONAL LTD. (“Irish Holdco”), LUTEUS CAPITAL LIMITED (“Irish Intermediate Holdco”), HORIZON PHARMA FINANCE S.À R.L. (“Luxco”) and HAMILTON HOLDINGS (USA), INC. (the “U.S. Borrower”) (the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of the U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the U.S. Borrower with a correct and complete IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the U.S. Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the U.S. Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in any of the two calendar years preceding such payments. For the avoidance of doubt, such a certificate described in (2) of the preceding sentence shall be updated and

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provided by the undersigned to the Administrative Agent and the U.S. Borrower prior to the next applicable payment date following a change described in (1) of the preceding sentence.

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[NAME OF LENDER]

By:
Name:
Title:
Date:

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EXHIBIT H

Irish Qualifying Lender Confirmation

To: The Co-Borrowers tax resident in Ireland

Name of Lender/Participant:

Address of Lender/Participant:

A.	Each Lender/Participant hereby represents, warrants and covenants, solely in respect of a Loan advanced to a Co-Borrower that is tax resident in Ireland, to such Co-Borrower that it is:

(i)	an Irish Qualifying Lender under paragraph (4) of the definition, and it is tax resident in (tax residence to be determined under the laws of that territory;

(ii)	an Irish Qualifying Lender under any of paragraphs (1, 2, 3, 6, 7, 8 or 9);

(iii)	an Irish Treaty Lender; or

(iv)	it is not an Irish Qualifying Lender.

PLEASE DELETE (i), (ii), (iii) OR (iv) ABOVE AS APPROPRIATE AND IF DELETING (ii), (iii) or (iv), PLEASE INSERT THE JURISDICTION WHERE INDICATED AT (i) ABOVE

B.	the information provided on this Irish Qualifying Lender Confirmation is correct;

C.	it will notify the Administrative Agent or the Borrower immediately upon becoming aware that any of the information provided on this Irish Qualifying Lender Confirmation is no longer correct and provide an updated Irish Qualifying Lender Confirmation forthwith; and

D.	upon receipt of reasonable written request from a Borrower it will provide an updated Irish Qualifying Lender Confirmation.

SIGNED:

CAPACITY:

DATE:

EACH LENDER AND PARTICIPANT ACKNOWLEDGES THAT IF IT IS NOT AN IRISH QUALIFYING LENDER IT WILL NOT BE GROSSED UP FOR ANY IRISH WITHHOLDING TAX APPLICABLE UNDER RELEVANT LAW AS OF THE DATE SUCH LENDER OR PARTICIPANT BECOMES A PARTY WITH RESPECT TO THIS LOAN.

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